As filed with the Securities and Exchange Commission on June 16, 2022

Registration No. 333-263805

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No.  2 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Hempacco Co., Inc.
(Exact name of registrant as specified in its charter)

Nevada	2111	83-4231457
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

9925 Airway Road,

San Diego, CA, 92154

(619) 779-0715

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Sandro Piancone

Chief Executive Officer

9925 Airway Road,

San Diego, CA, 92154

(619) 779-0715

(Names, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lance Brunson, Esq. Callie Tempest Jones, Esq. Brunson Chandler & Jones, PLLC Walker Center 175 S. Main Street, Suite 1410 Salt Lake City, UT 84111 (801) 303-5737	Louis A. Bevilacqua, Esq. Bevilacqua PLLC 1050 Connecticut Avenue, NW, Suite 500 Washington, DC 20036 (202) 869-0888

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED  JUNE 16, 2022

PRELIMINARY PROSPECTUS

Hempacco Co., Inc.

3,000,000

Shares of Common Stock

This is an initial public offering of our common stock. We are offering  3,000,000 shares of our common stock , assuming an initial public offering price of $5.00 per share (which is the midpoint of the estimated range of the initial public offering price shown on the cover page of this prospectus). We currently estimate that the initial public offering price will be between $4.00 and $6.00 per share of common stock. The actual number of shares we will offer will be determined based on the actual public offering price.

Currently, there is no public market for our common stock. We have applied to list our common stock on the Nasdaq Capital Market, under the symbol "HPCO." We cannot guarantee that our common stock will be approved for listing on the Nasdaq Capital Market and if our application is not approved, this offering cannot be completed.

After completion of this offering, public investors in the offering will own approximately 13.1% of our outstanding shares of common stock, other investors will own approximately 6.6% of our outstanding shares of common stock, and approximately 80.3% of our outstanding common stock will be owned by Green Globe International, Inc., a Delaware corporation.  Accordingly, we are a “controlled company” under Nasdaq corporate governance rules and are eligible for certain exemptions from these rules, though we do not intend to rely on any such exemptions.  See “Risk Factors – We will be a ‘controlled company’ within the meaning of the listing rules of Nasdaq and, as a result, can rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies” on page 25 for more information.

Investing in our common stock involves a high degree of risk. See the section of this prospectus entitled "Risk Factors" beginning on page 15 for a discussion of information that should be considered in connection with an investment in our common stock.

Neither the United States Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	PER SHARE	TOTAL (4)
Initial public offering price(1)	$	$
Underwriting discounts and commissions(2)	$	$
Proceeds, before expenses, to us(3)	$	$

(1)	Initial public offering price per share is assumed as $5.00 per share, which is the midpoint of the range set forth on the cover page of this prospectus.

(2)

We have agreed to pay the underwriter a discount equal to (i) 7% of the gross proceeds of the offering. We have agreed to sell to the Representative, on the applicable closing date of this offering, warrants in an amount equal to 7% of the aggregate number of shares of common stock sold by us in this offering (the "Representative's Warrants") (not including over-allotment shares). For a description of other terms of the Representative's Warrants and a description of the other compensation to be received by the Underwriter, see "Underwriting" beginning on page 79.

(3)	Excludes fees and expenses payable to the Underwriter. The total amount of Underwriter's expenses related to this offering is set forth in the section entitled "Underwriting."

(4)	Assumes that the Underwriter does not exercise any portion of their over-allotment option.

We expect our total cash expenses for this offering (including cash expenses payable to our Underwriter for its out-of-pocket expenses) to be approximately $415,126 , exclusive of the above discounts. In addition, we will pay additional items of value in connection with this offering that are viewed by the Financial Industry Regulatory Authority, or FINRA, as underwriting compensation. These payments will further reduce proceeds available to us before expenses. See "Underwriting" beginning on page 79.

This offering is being conducted on a firm commitment basis. The underwriter, Boustead Securities, LLC (the "Underwriter"), is obligated to take and pay for all of the shares of common stock if any such shares of common stock are taken. We have granted the Underwriter an option for a period of 45 days after the closing of this offering to purchase up to 15% of the total number of our shares of common stock to be offered by us pursuant to this offering (excluding shares of common stock subject to this option), solely for the purpose of covering over-allotments, at the initial public offering price less the underwriting discounts and commissions. If the underwriters exercise their option in full, the total underwriting discounts and commissions payable will be $1,207,500 based on an assumed offering price of $5.00 per ordinary share, and the total gross proceeds to us, before underwriting discounts and commissions expenses, will be $17,250,000 . If we complete this offering, net proceeds will be delivered to us on the applicable closing date.

The Underwriter expects to deliver the shares of common stock against payment as set forth under "Underwriting", on or about [ ], 2022.

BOUSTEAD SECURITIES, LLC

Prospectus dated  June 16, 2022.

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Please read this prospectus carefully. It describes our business, financial condition, results of operations and prospects, among other things. We are responsible for the information contained in this prospectus and in any free-writing prospectus we have authorized. Neither we nor the underwriters have authorized anyone to provide you with different information, and neither we nor the underwriters take responsibility for any other information others may give you. Neither we nor the underwriters are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date on the front of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities. You should not assume that the information contained in this prospectus is accurate as of any date other than its date.

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

We use various trademarks, trade names and service marks in our business, including "Disrupting Tobacco," "HempBox," "Hempbar," "The Real Stuff," "Solito," and "Cali Vibes D8." For convenience, we may not include the SM, ® or ™ symbols, but such omission is not meant to indicate that we would not protect our intellectual property rights to the fullest extent allowed by law. Any other trademarks, trade names or service marks referred to in this prospectus are the property of their respective owners.

INDUSTRY AND MARKET DATA

This prospectus includes industry data and forecasts that we obtained from industry publications and surveys including but not limited to certain publications of Hemp Industry Daily - Sector Snapshot - Smokable Hemp, as well as public filings and internal company sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of the included information. Statements as to our ranking, market position and market estimates are based on third-party forecasts, management's estimates and assumptions about our markets and our internal research. We have not independently verified such third-party information, nor have we ascertained the underlying economic assumptions relied upon in those sources, and we cannot assure you of the accuracy or completeness of such information contained in this prospectus. Such data involve risks and uncertainties and is subject to change based on various factors, including those discussed under "Risk Factors" and "Cautionary Statement Regarding Forward-Looking Statements."

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 PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. You should carefully read the entire prospectus, including the risks associated with an investment in our company discussed in the "Risk Factors" section of this prospectus, before making an investment decision. Some of the statements in this prospectus are forward-looking statements. See the section titled "Cautionary Statement Regarding Forward-Looking Statements."

In this prospectus, "we," "us," "our," "our company" and similar references refer to Hempacco Co., Inc., a Nevada corporation formerly known as The Hempacco Co., Inc.

OUR COMPANY

Overview

We are focused on Disrupting Tobacco™ by manufacturing and selling nicotine-free and tobacco-free alternatives to traditional cigarettes. We utilize a proprietary, patented spraying technology for terpene infusion and patent-pending flavored filter infusion technology to manufacture hemp and herb-based smokable alternatives.

We have conducted research and development in the smokables space and are engaged in the manufacturing and sale of smokable hemp and herb products, including The Real Stuff™ Hemp Smokables. Our operational segments include private label manufacturing and sales, intellectual property licensing, and the development and sales of inhouse brands using patented counter displays. Our inhouse brands are currently sold in over 200 retail locations located in the San Diego, California, area, our private label customers include well-known and established companies in the cannabis and tobacco-alternatives industries, and we currently own approximately 600 kiosk vending machines which we plan to refurbish and use to distribute our products in a wider fashion under our HempBox Vending brand.

Our hemp cigarette production facility, located in San Diego, California, has the capacity to produce up to 30 million cigarettes monthly. From our facility, we can ship small-to-large quantities of product—from single displays of product to targeted retail locations to truckloads of product to private label customers—with in-house processing, packing, and shipping capabilities.

We believe that our manufacturing technologies will be a critical component of our success. We plan to continue to invest in research and development, and we currently have one approved patent and one patent pending with respect to our critical manufacturing processes. Our approved patent is an exclusivity patent to spray hemp with terpenes for flavoring or to add cannabidiol, which we refer to as CBD, or cannabigerol, which we refer to as CBG, and our pending patent relates to our flavored filter infusion technology. We also have several ready-to-file patent applications with respect to hemp manufacturing, hemp processing, design patents for hemp machines and merchandisers, and customized manufacturing equipment.

We believe that we are positioned to rapidly grow our customer and product footprint through increasing marketing efforts, reaching agreements with master distributors who will sell to a broad network of retail establishments, and aggressively targeting additional distributors throughout the United States. We plan to drive and increase customer traffic with internet marketing to or with the clients that carry our products.

Our Products

We have launched the production and sale of our own in-house brand of hemp-based cigarettes, The Real Stuff Smokables, in three presentations: the twenty pack, the ten pack, and the Solito™ single pack, all of which are sold in our patented counter displays in convenience stores through master distributors.

We have also entered into several joint ventures to launch multiple new smokables brands: Cali Vibes D8, a joint venture focused on Delta 8 smokable products; Hemp Hop Smokables, a joint venture with rapper Rick Ross and Rap Snack's CEO James Lindsay; a joint venture with StickIt Ltd., an Israeli corporation, to manufacture cannabinoid sticks for insertion into other cigarettes; and a joint venture to launch Cheech & Chong-branded hemp smokables.

We have launched a brand of flavored hemp rolling papers, and we also manufacture private label hemp rolling papers for third parties. We are currently manufacturing hemp rolling papers for HBI International, one of the leading smoking paper producers in the world, and in the fall of 2021, we received our largest purchase order to date for approximately $9.2 million from HBI International's Skunk and Juicy brand to manufacture hemp rolling papers for it.

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Our products include the following:

Competitive Strengths

We believe our manufacturing technologies, manufacturing facility manufacturing capacity, and management with extensive industry experience are strengths that set us apart from our competitors.  Our manufacturing facility can quickly scale up production volumes, our management team has extensive experience in the cigarette and food and beverage industries, and because of our manufacturing technologies, which allow us to spray hemp with terpenes for flavoring or to add CBD or CBG, and add flavoring via our filter infusion technology, we believe our smokables products offer consistent and unique flavor and odor profiles to consumers, which we believe sets our products apart from competing products, which may lack flavor and odor consistency or smell like marijuana when smoked.

Growth Strategy

We seek to become the leader in sales and distribution of alternative smokable products. We aim to offer our products and affiliate products in over 100,000 convenience and liquor stores in the United States, and we also intend to build international sales and distribution channels for our products and affiliate products. Our goal is to build a portfolio of non-tobacco smokables brands, become the United States market leader in the space, and subsequently build exclusive master distribution relationships in other countries. We plan to do this in four ways:

●	We intend to focus on growing our fast-moving consumer goods brands, such as our "The Real Stuff" smokables and "Hempbar," our line of "liquor flavored" infused hemp smokables for sale in liquor stores and bars.
●	We plan to build a portfolio of patents and technologies, which should allow us to protect and grow our competitive position in the industry.
●	We intend to expand our manufacturing capabilities.
●	We plan to increase sales by focusing on master distributor relationships, e-commerce sales, and distribution of our brands, and joint venture brands.

Our Corporate History and Structure

We were incorporated in the State of Nevada on April 1, 2019, as "The Hempacco Co., Inc.," and on April 23, 2021, changed our name to "Hempacco Co., Inc." As further described below, on May 21, 2021, we were acquired by Green Globe International, Inc., a Delaware corporation, and became a wholly owned subsidiary of it, and as of immediately prior to this offering, we are a majority-owned subsidiary of Green Globe International, Inc., with Green Globe International, Inc. owning approximately 92.4% of our capital stock.

In February 2021, we negotiated the acquisition from an unrelated third party of 100 shares of super-voting Series A Preferred Stock (the “Control Block”) of Green Globe International, Inc., a Delaware corporation (“Green Globe”), for a purchase price of $50,000, with the understanding that the officers and directors of Green Globe at the time would resign and our officers and directors and nominees would be appointed as the officers and directors of Green Globe upon payment of the $50,000 acquisition purchase price. The Control Block was entitled to approximately 80% of the voting rights of the capital stock of Green Globe, and there were approximately 3,700,640,356 shares of Green Globe common stock outstanding at the time. Green Globe had not filed any quarterly or annual reports with OTCMarkets.com since May 16, 2019, and we viewed Green Globe as insolvent because, at that time, its liabilities exceeded its assets , it had no current assets and had a working capital deficit,  it was not  generating revenues , and it was not generating any cash flows from operations, investing activities, or financing activities . Subsequent reports filed by Green Globe with OTCMarkets.com indicated that it was a shell company (i.e., a company with no or nominal non-cash assets and no or nominal operations) at that time. We also determined that upon acquiring control of Green Globe, we would cancel the Control Block and have Green Globe acquire Hempacco in a share exchange transaction by issuing 70,312,160,174 shares of Green Globe common stock in exchange for all outstanding shares of Hempacco, such that (i) Hempacco would become a wholly-owned subsidiary of Green Globe, (ii) Hempacco’s shareholders immediately prior to acquiring Hempacco would receive 95% of the common stock of Green Globe (70,312,160,174 shares out of 74,012,800,530 that would be outstanding following the share exchange), and (iii) Green Globe’s common shareholders immediately prior to acquiring Hempacco would retain 5% of Green Globe’s common stock (3,700,640,356 shares out of 74,012,800,530 shares that would be outstanding following the share exchange). We also determined at the time that we did not want to effect the share exchange with Green Globe until we had resolved as many of our outstanding liabilities as practicable. We did not obtain any fairness opinion or other valu ation of either Green Globe or Hempacco at the time, and the 70,312,160,174 share number (the number of shares of Green Globe we determined would be issued to Hempacco’s shareholders in the share exchange transaction) was arbitrarily determined by us without reference to any particular valuatio n or book value.

On or about March 22, 2021, we paid the $50,000 purchase price for the Control Block and acquired it, the officers and directors of Green Globe resigned, and our officers, our sole director at the time, and two other director nominees selected by us were appointed as the officers and directors of Green Globe as follows: (i) our CEO and sole director, Sandro Piancone, was appointed as CEO and director of Green Globe; (ii) Neville Pearson, our Chief Financial Officer, was appointed as the Chief Financial Officer, Secretary and Treasurer of Green Globe; (iii) Jorge Olson, our Chief Marketing Officer, was appointed as the Chief Marketing Officer of Green Globe; and (iv) Jerry Halamuda and Dr. Stuart Titus, who at the time had no positions with us, were appointed as directors of Green Globe at our direction.

As of March 22, 2021, we had outstanding approximately 8,478,000 shares of common stock and 8,000,000 Series A Preferred Shares. Between March 22, 2021, and May 21, 2021, we negotiated with counterparties owed funds by us, including the related parties described below, with the goal of resolving as much of our outstanding obligations as possible prior to effecting the share exchange with Green Globe. We then issued 9,917,532 shares of our common stock, and then closed the share exchange with Green Globe on May 21, 2021, with all 18,395,532 shares of our outstanding common stock transferred to Green Globe in consideration of Green Globe’s issuance of an aggregate of 70,312,160,174 shares to our shareholders. The 9,917,532 shares of common stock we issued on May 21, 2021, are described below. Between March 22, 2021, and May 21, 2021, Mr. Piancone was our CEO and sole director, he was the CEO and one of the directors of Green Globe, he was the officer and control person of several of the related party entities described below, and he functionally controlled both us and Green Globe.

On October 22, 2019, we had entered into a Kiosk Acquisition Agreement with Mexico Franchise Opportunity Fund LP ("MFOF") (a related party entity of which approximately 31% is owned by our founder and CEO, Sandro Piancone, and approximately 25% is owned by our founder and CMO, Jorge Olson) to purchase 600 vending kiosks for total consideration of $3,638,357, payable by the issuance of 8,000,000 shares of our Series A Preferred Shares to MFOF. On May 21, 2021, we issued 8,757,479 shares of common stock to MFOF upon conversion of the 8,000,000 shares of Series A Preferred Shares into common stock at $1.00 per share, and payment of 757,479 shares of common stock for accrued dividends of $757,479, due on the preferred shares, at $1.00 per share.

On May 21, 2021, we issued 357,006 shares of common stock to eight third-party lenders shares for conversion of debt owed to the lenders at $1.00 per share, with 336,500 of such shares issued upon conversion of principal of $336,500, and 20,506 of such shares issued upon conversion of accrued interest of $20,506.

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On May 21, 2021, we issued 127,016 shares of common stock to Mr. Halamuda (now considered a related party as he was appointed as a member of our Board of Directors in July 2021) for conversion of debt owed to Mr. Halamuda at $1.00 per share, with 125,000 of such shares issued upon conversion of principal of $125,000, and 2,016 of such shares issued upon conversion of accrued interest of $2,016.

On May 21, 2021, we issued 51,030 shares of common stock to a lender (Dr. Stuart Titus, now considered a related party as he was appointed as our Chairman of the Board of Directors in July 2021) for conversion of debt owed to Dr. Titus at $1.00 per share, with 50,000 of such shares issued upon conversion of principal of $50,000, and 1,030 of such shares issued upon conversion of accrued interest of $1,030.

On May 21, 2021, we issued 170,000 shares of common stock to an entity (Strategic Global Partners, Inc.) controlled by our founder and CEO, Mr. Piancone, in satisfaction of $170,000 of accrued fees for management services owed to the entity by us.

On May 21, 2021, we issued 185,000 shares of common stock to an entity (Cube17, Inc.) controlled by our founder and CMO, Mr. Olson, in satisfaction of $185,000 of accrued fees for management services owed to the entity by us.

On May 21, 2021, we issued 170,000 shares of common stock to an entity (Primus Logistics) controlled by our founder and CEO, Mr. Piancone, for rent of our manufacturing and office facility from January 1, 2020, to May 31, 2021, valued at $171,500.

On May 21, 2021, we issued 100,000 shares of common stock to a third party for information technology, software development, and kiosk technical services provided by them to us valued at $100,000.

Impact of the COVID-19 Pandemic

In December 2019, a novel coronavirus disease ("COVID-19") was reported to have surfaced in Wuhan, China, and on March 11, 2020, the World Health Organization characterized COVID-19 as a pandemic. The pandemic, which has continued to spread, and the related adverse public health developments, including orders to shelter-in-place, travel restrictions, and mandated business closures, have adversely affected workforces, organizations, customers, economies, and financial markets globally, leading to an economic downturn and increased market volatility. It has also disrupted the normal operations of many businesses, including ours.

Our operations have been impacted by a range of external factors related to the pandemic that are not within our control. For example, many cities, counties, states, and even countries have imposed or may impose a wide range of restrictions on the physical movement of our employees, partners and customers to limit the spread of the pandemic, including physical distancing, travel bans and restrictions, closure of non-essential business, quarantines, work-from-home directives, shelter-in-place orders, and limitations on public gatherings. These measures have caused, and are continuing to cause, business slowdowns or shutdowns in affected areas, both regionally and worldwide. In 2020, we temporarily scaled down sales efforts at trade shows and with customers and potential customers in in-person meetings, and we were forced to source ingredients for some of the components of our products from alternative suppliers. These changes disrupted our business, and similar changes in the future may disrupt the way we operate our business. In addition, our management team has, and will likely continue, to spend significant time, attention and resources monitoring the pandemic and seeking to minimize the risk of the virus and manage its effects on our business.

The duration and extent of the impact from the pandemic depends on future developments that cannot be accurately predicted at this time, such as the severity and transmission rate of the virus, the extent and effectiveness of containment actions and the disruption caused by such actions, the effectiveness of vaccines and other treatments for COVID-19, and the impact of these and other factors on our employees, customers, partners and vendors. If we are not able to respond to and manage the impact of such events effectively, our business will be harmed.

To the extent the pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in the "Risk Factors" section.

Corporate Information

We are currently incorporated and in good standing in the State of Nevada. Our principal executive offices are located at 9925 Airway Road, San Diego, California, 92154, and our telephone number is (619) 779-07152. We maintain a website at https://hempaccoinc.com/. Information available on our website is not incorporated by reference in and is not deemed a part of this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our common stock.

Nasdaq Listing

We intend to list our common stock on Nasdaq. There is no assurance that our listing application will be approved by Nasdaq. The approval of our listing on Nasdaq is a condition of closing. If our application to Nasdaq is not approved or we otherwise determine that we will not be able to secure the listing of the common stock on Nasdaq, we will not complete the offering.

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THE OFFERING

Shares being offered:	3,000,000 shares of common stock (or 3,450,000 shares if the underwriter exercises the over-allotment option in full).

Offering price:

We currently estimate that the initial public offering price will be between $4.00 and $6.00 per share. For purposes of this prospectus, the assumed initial public offering price per share is $5, the mid-point of the anticipated price range. The actual offering price per share will be as determined between the Underwriter and us based on market conditions at the time of pricing and the actual number of shares we will offer will be determined based on the actual public offering price. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final offering price.

Shares outstanding immediately before the offering	19,903,532 shares of common stock

Shares outstanding after the offering:	22,903,532 shares of common stock (or 23,353,532 shares if the underwriters exercise the over-allotment option in full).

Over-allotment option:

We have granted to the underwriters a 45-day option to purchase from us up to an additional 15% of the shares sold in the offering (450,000 additional shares) at the initial public offering price, less the underwriting discounts and commissions.

Representative's warrants:

We have agreed to issue to the representative of the underwriter (the "Representative") warrants to purchase a number of shares of common stock equal in the aggregate to 7% of the total number of shares issued in this offering. The Representative's warrants will be exercisable at a per share exercise price equal to 150% of the public offering price per share of common stock sold in this offering. The Representative’s warrants will be exercised at any time, and from time to time, in whole or in part, commencing from the closing of the offering and expiring five (5) years from the effectiveness of the offering. The registration statement of which this prospectus forms a part also registers the issuance of the shares of common stock issuable upon exercise of the Representative's warrants. See the "Underwriting" section for more information.

Use of proceeds:

We expect to receive net proceeds of approximately $13,384,874 from this offering (or approximately $15,454,874 if the underwriters exercise their over-allotment option in full), assuming an initial public offering price of $5.00 per share (which is the midpoint of the estimated range of the initial public offering price shown on the cover page of this prospectus) and no exercise of the underwriters' over-allotment option, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. We plan to use the net proceeds of this offering for sales, marketing and advertising initiatives; acquisitions of companies and technologies aligned and synergistic with our manufacturing technologies and growth objectives; expansion and upgrades to our existing manufacturing facility; research and development; hiring sales and other employees; expenses associated with becoming a public company; and general corporate and working capital purposes. See "Use of Proceeds" section for more information on the use of proceeds.

Risk factors:

Investing in our common stock involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the "Risk Factors" section beginning on page 15 before deciding to invest in our common stock.

Lock-up

We, all of our directors and officers and our majority shareholder have agreed with the underwriters, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our common stock or securities convertible into or exercisable or exchangeable for our common stock for a period of twelve months after the closing of this offering, and all of our other shareholders have agreed, subject to certain exceptions, not to sell, transfer or dispose of our common stock for a period of six months after the closing of this offering. See "Underwriting" for more information.

Proposed trading market and symbol

We have applied to list our common stock on the Nasdaq Capital Market under the symbol "HPCO." We believe that upon the completion of this offering, we will meet the standards for listing on Nasdaq. The closing of this offering is contingent upon the successful listing of our common stock on the Nasdaq Capital Market.

The number of shares of common stock outstanding immediately following this offering is based on 19,903,532 shares outstanding as of June 16, 2022.

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SUMMARY FINANCIAL INFORMATION

The following tables summarize certain financial data regarding our business and should be read in conjunction with our financial statements and related notes contained elsewhere in this prospectus and the information under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Our summary financial data as of December 31, 2021 and 2020, are derived from our audited financial statements included elsewhere in this prospectus. Our summary financial data as of March 31, 2022 and 2021, are derived from our unaudited financial statements included elsewhere in this prospectus. All financial statements included in this prospectus are prepared and presented in accordance with generally accepted accounting principles in the United States ("GAAP"). The summary financial information is only a summary and should be read in conjunction with the historical financial statements and related notes contained elsewhere herein. The financial statements contained elsewhere fully represent our financial condition and operations; however, they are not indicative of our future performance.

Although our audited financial statements for the years ended December 31, 2021 and 2020, were prepared under the assumption that we would continue our operations as a going concern, the report of our independent registered public accounting firm that accompanies our financial statements for the years ended December 31, 2021 and 2020, contains a going concern qualification in which such firm expressed substantial doubt about our ability to continue as a going concern, based on our financial statements and results at that time, including our net loss of $1,856,425 during the year ended December 31, 2021, our accumulated deficit of $3,459,214 as of December 31, 2021, and our working capital deficit of $2,050,626 as of December 31, 2021.

	Three Months Ended March 31,		Years Ended December 31,
	2022	2021	2021	2020
	(unaudited)	(unaudited)
Statements of Operations Data
Revenue	$971,166	$137,316	$1,187,273	$345,989
Cost of Goods Sold	799,006	103,545	850,901	899,699
Gross Profit (Loss) from Operations	172,160	33,771	336,372	(553,710)
Operating Expenses	628,682	327,383	1,995,705	751,279
Operating Loss	(456,522)	(293,612)	(1,659,333)	(1,304,989)
Other Income / (Expense)	(17,057)	(40,827)	(211,342)	(160,455)
Net Loss	(473,579)	(334,439)	(1,870,675)	(1,465,444)
Net Loss Attributable to Non-Controlling Interests	233	-	14,250	-
Net Loss Attributable to Hempacco Co., Inc.	(473,346)	(334,439)	(1,856,425)	(1,465,444)
Dividend Issued to Preferred Stockholders	-	-	(757,479)	-
Net Loss Attributable to Common Stockholders	(473,346)	(334,439)	(2,613,904)	(1,465,444)

	As of March 31,	As of December 31
	2022	2021	2020
	(unaudited)
Balance Sheet Data
Cash and Cash Equivalents	$7,048	$933,469	$500
Total Current Assets	1,920,220	2,117,638	101,462
Total Assets	7,682,503	7,570,523	5,657,894
Total Current Liabilities	4,358,677	4,168,264	2,931,761
Total Liabilities	4,867,047	4,702,863	3,435,326
Accumulated Deficit	(3,932,560)	(3,459,214)	(1,602,789)
Total Stockholder's Equity	2,829,939	2,881,910	2,222,568
Non-Controlling Interests	(14,483)	(14,250)	-
Total Equity for Hempacco Co., Inc.	2,815,456	2,867,660	2,222,568
Total Liabilities and Stockholder's Equity	7,682,503	7,570,523	5,657,894

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SUMMARY OF RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks summarized below. These risks are discussed more fully in the "Risk Factors" section immediately following this Prospectus Summary. These risks include, but are not limited to, the following:

•	Since inception, we have experienced operating losses and negative cash flows from operating activities and anticipate that we will continue to incur operating losses in the near future.

•	If we are not able to successfully execute on our future operating plans, our financial condition and results of operation may be materially adversely affected, and we may not be able to continue as a going concern.

•	We may be unable to effectively manage future growth. We will need additional financing in the future, which may not be available when needed or may be costly and dilutive.

•	If we are unable to continue as a going concern, our securities will have little or no value.

•	We have a limited operating history, and we may not be able to successfully operate our business or execute our business plan.

•	We may incur significant debt to finance our operations.

•	We compete in an industry that is brand-conscious, so brand name recognition and acceptance of our products are critical to our success.

•	Our brand and image are keys to our business and any inability to maintain a positive brand image could have a material adverse effect on our results of operations.

•	Competition from traditional and large, well-financed tobacco or nicotine cigarette manufacturers or distributors may adversely affect our distribution relationships and may hinder development of our existing markets, as well as prevent us from expanding our markets.

•	We compete in an industry characterized by rapid changes in consumer preferences and public perception, so our ability to continue developing new products to satisfy our consumers' changing preferences will determine our long-term success.

•	We may be unable to respond effectively to technological changes in our industry, which could reduce the demand for our products.

•	We may experience a reduced demand for some of our products due to health concerns and legislative initiatives against smokables products.

•	Legislative or regulatory changes that affect our products, including new taxes, could reduce demand for products or increase our costs.

•	Our ability to develop, commercialize and distribute hemp smokables products and comply with laws and regulations governing cannabis, hemp or related products will affect our operational results.

•	International expansion efforts would likely significantly increase our operational expenses.

•	Our reliance on distributors, retailers and brokers could affect our ability to efficiently and profitably distribute and market our products, maintain our existing markets and expand our business into other geographic markets.

•	We incur significant time and expense in attracting and maintaining key distributors, and loss of distributors or retails accounts would harm our business.

•	We rely on suppliers, manufacturers and contractors, and events adversely affecting them would adversely affect us.

·	We have a single customer that accounts for a substantial portion of our revenues, and our business would be harmed were we to lose this customer.

•	Wholesale price volatility may adversely affect operations.

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•	The Company may sustain losses that cannot be recovered through insurance or other preventative measures.

•	The Company may be subject to product liability claims and other claims of our customers and partners.

•	If we encounter product recalls or other product quality issues, our business may suffer.

•	It is difficult to predict the timing and amount of our sales, and as a result our sales forecasts are uncertain.

•	If we do not adequately manage our inventory levels, our operating results could be adversely affected.

•	Increases in costs or shortages of raw materials could harm our business and financial results.

•	Increases in costs of energy and increased regulations may have an adverse impact on our gross margin.

•	Disruption within our supply chain, contract manufacturing or distribution channels could have an adverse effect on our business, financial condition and results of operations.

•	If we are unable to attract and retain key personnel, our efficiency and operations would be adversely affected; in addition, staff turnover causes uncertainties and could harm our business.

•	If we lose the services of our Chief Executive Officer, our future operations could be impaired until such time as a qualified replacement can be found.

•	If we fail to protect our trademarks and trade secrets, we may be unable to successfully market our products and compete effectively.

•	Disruptions to our information technology systems due to cyber-attacks or our failure to upgrade and adjust our information technology systems, may materially impair our operations, hinder our growth and materially and adversely affect our business and results of operations.

•	Our business is subject to many regulations and noncompliance is costly.

•	Significant additional labeling or warning requirements may inhibit sales of affected products.

•	Our industry may become subject to expanded regulation and increased enforcement by the Food and Drug Administration (FDA) and the Federal Trade Commission (FTC)

•	Our business and operations would be adversely impacted in the event of a failure or interruption of our information technology infrastructure or as a result of a cybersecurity attack.

•	Our results of operations may fluctuate from quarter to quarter for many reasons, including seasonality.

•	Global economic, political, social and other conditions, including the COVID-19 pandemic, may continue to adversely impact our business and results of operations.

•	We may not be able to satisfy listing requirements of Nasdaq or obtain or maintain a listing of our common stock on Nasdaq.

•	Prior to this offering, we were majority-owned by Green Globe International, Inc. ("GGII"), and a small group of Company officers and directors hold a majority of the control of GGII.

•

As a result, those officers and directors are able to control the election of members of GGII’s Board of Directors, as well as the election of members of our Board of Directors, and they are able to generally exercise control over our affairs.

•	Our executive officers and the majority of our directors are also officers and directors of GGII, and conflicts of interest may arise as a result.

•

We will be a “controlled company” within the meaning of the listing rules of Nasdaq and, as a result, can rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this prospectus, before purchasing our securities. We have listed below (not necessarily in order of importance or probability of occurrence) what we believe to be the most significant risk factors applicable to us, but they do not constitute all of the risks that may be applicable to us. Any of the following factors could harm our business, financial condition, results of operations or prospects, and could result in a partial or complete loss of your investment. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section titled "Cautionary Statement Regarding Forward-Looking Statements".

We may not be successful in preventing the material adverse effects that any of the following risks and uncertainties may cause. These potential risks and uncertainties may not be a complete list of the risks and uncertainties facing us. There may be additional risks and uncertainties that we are presently unaware of, or presently consider immaterial, that may become material in the future and have a material adverse effect on us. You could lose all or a significant portion of your investment due to any of these risks and uncertainties.

Risks Related to our Financial Condition and Capital Requirements

Since inception, we have experienced operating losses and negative cash flows from operating activities and anticipate that we will continue to incur operating losses in the near future.

We have experienced operating losses to date and negative cash flows from operating activities. We expect to continue to incur significant expenses related to our expanding operations and to generate operating losses in the near future. The size of our losses will depend, in part, on the rate of future expenditures and our ability to generate revenues. We incurred a net loss of $473,579 for the three months ended March 31, 2022, a net loss of $1,870,675 for the year ended December 31, 2021, and our accumulated deficit increased to $3,932,560 as of March 31, 2022.

We may encounter unforeseen expenses, difficulties, complications, delays, and other unknown factors that may adversely affect our financial condition. Our prior losses and expected future losses have had, and will continue to have, an adverse effect on our financial condition. If our products do not achieve sufficient market acceptance and our revenues do not increase significantly, we may never become profitable. Even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods. Our failure to become and remain profitable would decrease the value of our company and could impair our ability to raise capital, expand our business, diversify our product offerings or continue our operations. A decline in the value of our company could cause you to lose all or part of your investment.

If we are not able to successfully execute on our future operating plans, our financial condition and results of operation may be materially adversely affected, and we may not be able to continue as a going concern.

It is critical that we meet our sales goals and increase sales going forward as our operating plan already reflects prior significant cost containment measures and may make it difficult to achieve top-line growth if further significant reductions become necessary. If we do not meet our sales goals, our available cash and working capital will decrease and our financial condition will be negatively impacted.

We may be unable to effectively manage future growth.

We may be subject to growth-related risks, including capacity constraints and pressure on our internal systems and controls. Our ability to manage growth effectively will require us to continue to implement and improve our operational and financial systems and to expand, train and manage our employee base. Rapid growth of our business may significantly strain our management, operations and technical resources. If we are successful in obtaining large orders for its products, we will be required to deliver large volumes of products to our customers on a timely basis and at a reasonable cost. We may not obtain large-scale orders for our products and if we do, we may not be able to satisfy large-scale production requirements on a timely and cost-effective basis. Our inability to deal with this growth may have a material adverse effect on our business, financial condition, results of operations and prospects.

We will need additional financing in the future, which may not be available when needed or may be costly and dilutive.

We will require additional financing to support our working capital needs in the future. The amount of additional capital we may require, the timing of our capital needs and the availability of financing to fund those needs will depend on a number of factors, including our strategic initiatives and operating plans, the performance of our business and the market conditions for debt or equity financing. Additionally, the amount of capital required will depend on our ability to meet our sales goals and otherwise successfully execute our operating plan. We believe it is imperative that we meet these sales objectives in order to lessen our reliance on external financing in the future. We intend to continually monitor and adjust our operating plan as necessary to respond to developments in our business, our markets and the broader economy. Although we believe various debt and equity financing alternatives will be available to us to support our working capital needs, financing arrangements on acceptable terms may not be available to us when needed. Additionally, these alternatives may require significant cash payments for interest and other costs or could be highly dilutive to our existing shareholders. Any such financing alternatives may not provide us with sufficient funds to meet our long-term capital requirements. If necessary, we may explore strategic transactions that we consider to be in the best interest of the Company and our shareholders, which may include, without limitation, public or private offerings of debt or equity securities, a rights offering, and other strategic alternatives; however, these options may not ultimately be available or feasible when needed.

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If we are unable to continue as a going concern, our securities will have little or no value.

Although our financial statements have been prepared under the assumption that we would continue our operations as a going concern, there is substantial doubt about our ability to continue as a going concern, based on our financial statements and results of operations at that time. Specifically, as noted above, we have experienced losses from operations and negative cash flows from operating activities due primarily to relatively high general and administrative expenses associated with launching our business, as well as an inventory obsolescence allowance expense. An inventory obsolescence allowance was created as a precautionary measure with regard to a large quantity of hemp biomass that is currently being used in production of our products, which we expect will be consumed within 6 to 12 months. All or a portion the allowance is expected to be credited back as other income as the biomass is used, but there is no guarantee that the biomass will be used, and that the allowance will be credited back as other income.

Although our audited financial statements for the years ended December 31, 2021 and 2020, were prepared under the assumption that we would continue our operations as a going concern, the report of our independent registered public accounting firm that accompanies our financial statements for the years ended December 31, 2021 and 2020, contains a going concern qualification in which such firm expressed substantial doubt about our ability to continue as a going concern, based on our financial statements and results at that time, including our net loss of $1,870,675 during the year ended December 31, 2021, our accumulated deficit of $3,459,214 as of December 31, 2021, and our working capital deficit of $2,050,626 as of December 31, 2021.

We expect to continue to incur significant expenses and operating losses for the foreseeable future. These prior losses and expected future losses have had, and will continue to have, an adverse effect on our financial condition. In addition, as noted above, continued operations and our ability to continue as a going concern may be dependent on our ability to obtain additional financing in the near future and thereafter, and there are no assurances that such financing will be available to us at all or will be available in sufficient amounts or on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. If we are unable to generate additional funds in the future through sales of our products, financings or from other sources or transactions, we will exhaust our resources and will be unable to continue operations. If we cannot continue as a going concern, our shareholders would likely lose most or all of their investment in us.

We have a limited operating history, and we may not be able to successfully operate our business or execute our business plan.

The Company was formed on April 1, 2019, and it is still in its development stage. We are therefore subject to many of the risks common to early-stage enterprises, including under-capitalization, cash shortages, limitations with respect to personnel, financial, and other resources and lack of revenues. Given our limited operating history, it is hard to evaluate our proposed business and prospects. Our proposed business operations will be subject to numerous risks, uncertainties, expenses and difficulties associated with early- stage enterprises. There is no assurance that we will be successful in achieving a return on shareholders' investment, and the likelihood of success must be considered in light of the early stage of our hemp smokables operations.

We may incur significant debt to finance our operations.

There is no assurance that we will not incur debt in the future, that we will have sufficient funds to repay our indebtedness, or that we will not default on our debt, jeopardizing our business viability. Furthermore, we may not be able to borrow or raise additional capital in the future to meet the Company's needs or to otherwise provide the capital necessary to conduct our business.

Risk Factors Relating to Our Business and Industry

We compete in an industry that is brand-conscious, so brand name recognition and acceptance of our products are critical to our success.

Our business is substantially dependent upon awareness and market acceptance of our products and brands by our target market: trendy, young consumers looking for a distinctive product tonality and/or the perceived benefits of hemp, CBD and CBG in their smokables as compared to nicotine or tobacco-based smokables. In addition, our business depends on acceptance by our independent distributors and retailers of our brands that have the potential to provide incremental sales growth. If we are not successful in the growth of our brand and product offerings, we may not achieve and maintain satisfactory levels of acceptance by independent distributors and retail consumers. In addition, we may not be able to effectively execute our marketing strategies in light of the various closures and cancellations caused by the COVID-19 pandemic. Any failure of our brands to maintain or increase acceptance or market penetration would likely have a material adverse effect on our revenues and financial results.

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Our brand and image are keys to our business and any inability to maintain a positive brand image could have a material adverse effect on our results of operations.

Our success depends on our ability to maintain brand image for our existing products and effectively build up brand image for new products and brand extensions. We cannot predict whether our advertising, marketing and promotional programs will have the desired impact on our products' branding and on consumer preferences. In addition, negative public relations and product quality issues, including negative perceptions regarding the hemp industry, whether real or imagined, could tarnish our reputation and image of the affected brands and could cause consumers to choose other products. Our brand image can also be adversely affected by unfavorable reports, studies and articles, litigation, or regulatory or other governmental action, whether involving our products or those of our competitors.

Competition from traditional and large, well-financed tobacco or nicotine cigarette manufacturers or distributors may adversely affect our distribution relationships and may hinder development of our existing markets, as well as prevent us from expanding our markets.

The smokables industry is highly competitive. We compete with other smokables companies, including with "Big Tobacco" manufacturers and distributors, not only for consumer acceptance but also for shelf space in retail outlets and for marketing focus by our distributors, many of whom also distribute other smokables brands. Our products compete with both tobacco-based and hemp-based smokables, many of which are marketed by companies with substantially greater financial resources than ours. Some of these competitors are placing severe pressure on independent distributors not to carry competitive hemp brands such as ours. We also compete with regional hemp smokables producers and "private label" smokables suppliers.

Our direct competitors in the smokables industry include large domestic and international traditional tobacco companies and distributors as well as regional or niche smokables companies. These national and international competitors have advantages such as lower production costs, larger marketing budgets, greater financial and other resources and more developed and extensive distribution networks than ours. We may not be able to grow our volumes or maintain our selling prices, whether in existing markets or as we enter new markets.

Increased competitor consolidations, market-place competition, particularly among branded hemp smokables products, and competitive product and pricing pressures could impact our earnings, market share and volume growth. If, due to such pressure or other competitive threats, we are unable to sufficiently maintain or develop our distribution channels, we may be unable to achieve our current revenue and financial targets. As a means of maintaining and expanding our distribution network, we intend to introduce additional brands. We may not be successful in doing this, or it may take us longer than anticipated to achieve market acceptance of these new products and brands, if at all. Other companies may be more successful in this regard over the long term. Competition, particularly from companies with greater financial and marketing resources than ours, could have a material adverse effect on our existing markets, as well as on our ability to expand the market for our products.

We compete in an industry characterized by rapid changes in consumer preferences and public perception, so our ability to continue developing new products to satisfy our consumers' changing preferences will determine our long-term success.

Failure to introduce new brands, products or product extensions into the marketplace as current ones mature and to meet our consumers' changing preferences could prevent us from gaining market share and achieving long-term profitability. Product lifecycles can vary, and consumers' preferences and loyalties change over time. We may not succeed at innovating new products to introduce to our consumers. Customer preferences also are affected by factors other than taste, such as health and nutrition considerations and obesity concerns, shifting consumer needs, changes in consumer lifestyles, increased consumer information and competitive product and pricing pressures. Sales of our products may be adversely affected by the negative publicity associated with these issues. In addition, there may be a decreased demand for our products as a result of the COVID-19 pandemic. If we do not adequately anticipate or adjust to respond to these and other changes in customer preferences, we may not be able to maintain and grow our brand image and our sales may be adversely affected.

We may be unable to respond effectively to technological changes in our industry, which could reduce the demand for our products.

Our future business success will depend upon our ability to maintain and enhance our product portfolio with respect to advances in technological improvements for certain products and market products that meet customer needs and market conditions in a cost-effective and timely manner. Maintaining and enhancing our product portfolio may require significant investments in licensing fees and royalties. We may not be successful in gaining access to new products that successfully compete or are able to anticipate customer needs and preferences, and our customers may not accept one or more of our products. If we fail to keep pace with evolving technological innovations or fail to modify our products and services in response to customers' needs or preferences, then our business, financial condition and results of operations could be adversely affected.

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We may experience a reduced demand for some of our products due to health concerns and legislative initiatives against smokables products.

Consumers are concerned about health and wellness; public health officials and government officials are increasingly vocal about smoking, vaping, and their adverse consequences. There has been a trend among many public health advocates to pursue generalized reduction in consumption of smokables products, as well as increased public scrutiny, new taxes on smokables products, and additional governmental regulations concerning the marketing and labeling/packing of smokable products. Additional or revised regulatory requirements, whether labeling, tax or otherwise, could have a material adverse effect on our financial condition and results of operations. Further, increasing public concern with respect to smokables could reduce demand for our hemp smokables products.

Legislative or regulatory changes that affect our products, including new taxes, could reduce demand for products or increase our costs.

Taxes imposed on the sale of certain of our products by federal, state, and local governments in the United States, or other countries in which we operate could cause consumers to shift away from purchasing our hemp smokables products. These taxes could materially affect our business and financial results.

Our ability to develop, commercialize and distribute hemp smokables products and comply with laws and regulations governing cannabis, hemp or related products will affect our operational results.

As of December 31, 2020, more than 40 states had enacted legislation to establish hemp production programs pursuant to the 2018 farm bill (the Agricultural Improvement Act of 2018, the "2018 Farm Bill"), which legalized the regulated production of hemp.

The 2018 Farm Bill was signed into law on December 20, 2018. The 2018 Farm Bill removed hemp from the U.S. Controlled Substances Act (the "CSA") and established a federal regulatory framework for hemp production in the United States. Among other provisions, the 2018 Farm Bill: (a) explicitly amends the CSA to exclude all parts of the cannabis plant (including its cannabinoids, derivatives, and extracts) containing a delta-9 THC concentration of not more than 0.3% on a dry weight basis from the CSA's definition of "marihuana"; (b) permits the commercial production and sale of hemp; (c) precludes states, territories, and Indian tribes from prohibiting the interstate transport of lawfully-produced hemp through their borders; and (d) establishes the USDA as the primary federal agency regulating the cultivation of hemp in the United States, while allowing states, territories, and Indian tribes to obtain (or retain) primary regulatory authority over hemp activities within their borders after receiving approval of their proposed hemp production plan from the USDA. Any such plan submitted by a state, territory, or Indian tribe to the USDA must meet or exceed minimum federal standards and receive USDA approval. Any state, territory, or Indian tribe that does not submit a plan to the USDA, or whose plan is not approved by the USDA, will be regulated by the USDA; provided that, states retain the ability to prohibit hemp production within their borders.

Marijuana continues to be classified as a Schedule I substance under the CSA. As a result, any cannabinoids (including CBD) derived from marijuana, as opposed to hemp, or any products derived from hemp containing in excess of 0.3% THC on a dry-weight basis, remain Schedule I substances under U.S. federal law. Cannabinoids derived from hemp are indistinguishable from those derived from marijuana, and confusion surrounding the nature of our smokables products containing hemp or CBD, inconsistent interpretations of the definition of "hemp", inaccurate or incomplete testing, farming practices and law enforcement vigilance or lack of education could result in our products being intercepted by federal and state law enforcement as marijuana and could interrupt and/or have a material adverse impact on the Company's business. The Company could be required to undertake processes that could delay shipments, impede sales or result in seizures, proper or improper, that would be costly to rectify or remove and which could have a material adverse effect on the business, prospects, results of operations or financial condition of the Company. If the Company makes mistakes in processing or labeling, and THC in excess of 0.3% on a dry-weight basis is found in our products, the Company could be subject to enforcement and prosecution under local, state, and federal laws which would have a negative impact on the Company's business and operations.

Under the 2018 Farm Bill, states have authority to adopt their own regulatory regimes, and as such, regulations will likely continue to vary on a state-by-state basis. States take varying approaches to regulating the production and sale of hemp and hemp-derived products under state food and drug laws. The variance in state law and that state laws governing hemp production are rapidly changing may increase the chance of unfavorable law enforcement interpretation of the legality of Company's operations as they relate to the cultivation of hemp. Further, such variance in state laws that may frequently change increases the Company's compliance costs and risk of error.

While some states explicitly authorize and regulate the production and sale of hemp products or otherwise provide legal protection for authorized individuals to engage in commercial hemp activities, other states maintain outdated drug laws that do not distinguish between marijuana, hemp and/or hemp-derived CBD, resulting in hemp being classified as a controlled substance under state law. In these states, sale of CBD, notwithstanding origin, is either restricted to state medical or adult-use marijuana program licensees or remains otherwise unlawful under state criminal laws. Variance in hemp regulation across jurisdictions is likely to persist. This patchwork of state laws may, for the foreseeable future, materially impact the Company's business and financial condition, limit the accessibility of certain state markets, cause confusion amongst regulators, and increase legal and compliance costs.

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There are no express protections in the United States under applicable federal or state law for possessing or processing hemp biomass derived from lawful hemp not exceeding 0.3% THC on a dry weight basis and intended for use in finished product, but that may temporarily exceed 0.3% THC during the interim processing stages. While it is a common occurrence for hemp biomass to have variance in THC content during interim processing stages after cultivation but prior to use in finished products, there is risk that state or federal regulators or law enforcement could take the position that such hemp biomass is a Schedule I controlled substance in violation of the CSA and similar state laws. Further, there is a risk that state regulators and/or law enforcement may interpret provisions of state law prohibiting unlawful marijuana activity to apply to in-process hemp at any facility where we manufacture our hemp smokables products so that such activity is considered unlawful under state law.

In the event that the Company's operations are deemed to violate any laws or if we are deemed to be assisting others to violate a state or federal law, the Company could be subject to enforcement actions and penalties, and any resulting liability could cause the Company to modify or cease its operations.

Continued development of the industrial hemp and cannabis industries will be dependent upon new legislative authorization of industrial hemp and cannabis at the state level, and further amendment or supplementation of legislation at the federal level. Any number of events or occurrences could slow or halt progress all together in this space. While progress within the industrial hemp and cannabis industries is currently encouraging, growth is not assured. While there appears to be ample public support for favorable legislative action, numerous factors may impact or negatively affect the legislative process(es) within the various states where we have business interests. Any one of these factors could slow or halt use of industrial hemp and cannabis, which could negatively impact our business and financial results.

In addition, the general manufacture, labeling and distribution of our hemp smokables products is regulated by various federal, state, and local agencies. These governmental authorities may commence regulatory or legal proceedings, which could restrict the permissible scope of our product claims or the ability to sell products in the future.

The shifting compliance environment and the need to build and maintain robust systems to comply with different compliance in multiple jurisdictions increases the possibility that we may violate one or more of the requirements. If our operations are found to be in violation of any of such laws or any other governmental regulations that apply to our business, we may be subject to penalties, including, without limitation, civil and criminal penalties, damages, fines, the curtailment or restructuring of our operations, any of which could adversely affect the ability to operate our business and its financial results.

International expansion efforts would likely significantly increase our operational expenses.

We may in the future expand into other geographic areas, which could increase our operational, regulatory, compliance, reputational and foreign exchange rate risks. The failure of our operating infrastructure to support such expansion could result in operational failures and regulatory fines or sanctions. Future international expansion could require us to incur a number of up-front expenses, including those associated with obtaining regulatory approvals, as well as additional ongoing expenses, including those associated with infrastructure, staff and regulatory compliance. We may not be able to successfully identify suitable acquisition and expansion opportunities or integrate such operations successfully with our existing operations.

Our reliance on distributors, retailers and brokers could affect our ability to efficiently and profitably distribute and market our products, maintain our existing markets and expand our business into other geographic markets.

Our ability to maintain and expand our existing markets for our products, and to establish markets in new geographic distribution areas, is dependent on our ability to establish and maintain successful relationships with reliable distributors, retailers and brokers strategically positioned to serve those areas. Most of our distributors, retailers and brokers sell and distribute competing products, including tobacco-based or nicotine-based smokables products, and our products may represent a small portion of their businesses. The success of our distribution network will depend on the performance of the distributors, retailers, and brokers in our network. There is a risk they may not adequately perform their functions within the network by, without limitation, failing to distribute to sufficient retailers or positioning our products in localities that may not be receptive to our product. Our ability to incentivize and motivate distributors to manage and sell our products is affected by competition from other hemp smokables companies who have greater resources than we do. To the extent that our distributors, retailers and brokers are distracted from selling our products or do not employ sufficient efforts in managing and selling our products, including re-stocking the retail shelves with our products, our sales and results of operations could be adversely affected. Furthermore, such third parties' financial position or market share may deteriorate, which could adversely affect our distribution, marketing and sales activities.

Our ability to maintain and expand our distribution network and attract additional distributors, retailers and brokers will depend on a number of factors, some of which are outside our control. Some of these factors include:

•	the level of demand for our brands and products in a particular distribution area;
•	our ability to price our products at levels competitive with those of competing products; and
•	our ability to deliver products in the quantity and at the time ordered by distributors, retailers and brokers.

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We may not be able to successfully manage all or any of these factors in any of our current or prospective geographic areas of distribution. Our inability to achieve success with regards to any of these factors in a geographic distribution area will have a material adverse effect on our relationships in that particular geographic area, thus limiting our ability to maintain or expand our market, which will likely adversely affect our revenues and financial results.

We incur significant time and expense in attracting and maintaining key distributors, and loss of distributors or retails accounts would harm our business.

Our marketing and sales strategy depends in large part on the availability and performance of our independent distributors. We currently do not have, nor do we anticipate in the future that we will be able to establish, long-term contractual commitments from some of our distributors. We may not be able to maintain our current distribution relationships or establish and maintain successful relationships with distributors in new geographic distribution areas. Moreover, there is the additional possibility that we may have to incur additional expenditures to attract and maintain key distributors in one or more of our geographic distribution areas in order to profitably exploit our geographic markets.

We currently have approximately ten distributors who service numerous retail accounts. If we were to lose any of our distributors, or if they were to lose national, regional or larger retail accounts, our financial condition and results of operations could be adversely affected. While we continually seek to expand and upgrade our distributor network, we may not be able to maintain our distributor or retailer base. The loss of any of our distributors, or their significant retail accounts, could have adverse effects on our revenues, liquidity and financial results, could negatively impact our ability to retain our relationships with our other distributors and our ability to expand our market, and would place increased dependence on our other independent distributors and national accounts.

The COVID-19 pandemic has and could continue to negatively affect various aspects of our business, make it more difficult for us to meet our obligations to our customers, and result in reduced demand for our products and services, which could have a material adverse effect on our business, financial condition, results of operations, or cash flows.

In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China, and it has since spread throughout other parts of the world, including the United States. Any outbreak of contagious diseases or other adverse public health developments could have a material adverse effect on our business operations. These impacts to our operations have included, and could again in the future include, disruptions or restrictions on the ability of our employees and customers to travel or our ability to pursue collaborations and other business transactions, travel to customers and/or promote our products at conferences or other live events, oversee the activities of our third-party manufacturers and suppliers. We may also be impacted by the temporary closure of the facilities of suppliers, manufacturers or customers.

In an effort to halt the outbreak of COVID-19, a number of countries, including the United States, placed significant restrictions on travel and many businesses announced extended closures. These travel restrictions and business closures have and may in the future adversely impact our operations locally and worldwide, including our ability to manufacture, market, sell or distribute our products. Such restrictions and closure have caused or may cause temporary closures of the facilities of our suppliers, manufacturers or customers. A disruption in the operations of our employees, suppliers, customers, manufacturers or access to customers would likely impact our sales and operating results. We are continuing to monitor and assess the effects of the COVID-19 pandemic on our commercial operations; however, we cannot at this time accurately predict what effects these conditions will ultimately have on our operations due to uncertainties relating to the ultimate geographic spread of the virus, the severity of the disease, the duration of the outbreak and speed of vaccinations, and the length of the travel restrictions and business closures imposed by the governments of impacted countries. In addition, a significant outbreak of contagious diseases in the human population could result in a widespread health crisis that could adversely affect the economies and financial markets of many countries, resulting in an economic downturn that could affect demand for our products and likely impact our operating results.

We rely on suppliers, manufacturers and contractors, and events adversely affecting them would adversely affect us.

The Company intends to maintain a full supply chain for the provision of its hemp-based smokables products. Due to the novel and variable regulatory landscape for hemp and CBD production in the United States, the Company's third-party hemp and hemp smokables suppliers, manufacturers and contractors may elect, at any time, to decline or withdraw services necessary for the Company's operations. Loss of these suppliers, manufacturers and contractors, including for non-hemp-based ingredients in the Company's hemp smokables products, may have a material adverse effect on the Company's business, financial condition, results of operations and prospects.

In addition, any significant interruption, negative change in the availability or economics of the supply chain or increase in the prices for the ingredients in the Company's products provided by any such third-party suppliers, manufacturers and contractors could materially impact the Company's business, financial condition, results of operations and prospects. Any inability to secure required supplies or to do so on appropriate terms could have a materially adverse impact on the Company's business, financial condition, results of operations and prospects.

We have a single customer that accounts for a substantial portion of our revenues, and our business would be harmed were we to lose this customer.

Sales to one of our customers, HBI International, made up approximately 91% of our revenues for the three months ended March 31, 2022, and approximately 41% of our revenues for the year ended December 31, 2021, and the balance receivable from HBI International at March 31, 2022, and December 31, 2021, represents approximately 65% of our total accounts receivable balance as of March 31, 2022, and approximately 37% of our total accounts receivable balances as of December 31, 2021, respectively. We do not have a binding purchase agreement with this customer, and were we to lose this customer, our revenues would significantly decline, and our business would be harmed.

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Wholesale price volatility may adversely affect operations.

The hemp smokables industry is margin-based with gross profits typically dependent on the excess of sales prices over costs. Consequently, profitability is sensitive to fluctuations in wholesale and retail prices caused by changes in supply (which itself depends on other factors such as weather, fuel, equipment and labor costs, shipping costs, economic situation and demand), taxes, government programs and policies for the hemp smokables and hemp industries (including price controls and wholesale price restrictions that may be imposed by government agencies responsible for the regulation of hemp and/or smokables products), and other market conditions, all of which are factors beyond the control of the Company. The Company's operating income will be sensitive to changes in the price of hemp and other product ingredients, and the overall condition of the hemp and smokables industries, as the Company's profitability is directly related to the price of hemp and our other smokables ingredients. There is currently not an established market price for hemp, and the price of hemp is affected by numerous factors beyond the Company's control. Ingredient price volatility may have a material adverse effect on the Company's business, financial condition, and results of operations.

The Company may sustain losses that cannot be recovered through insurance or other preventative measures.

There is no assurance that the Company will not incur uninsured liabilities and losses as a result of the conduct of its business. While the Company currently has some liability insurance coverage, it does not have broad coverage at high levels. The Company plans to continue to review its liability coverage in the light of its expanding operations in order to insure against potential major insurable liabilities. Should uninsured losses occur, shareholders could lose their invested capital.

The Company may be subject to product liability claims and other claims of our customers and partners.

The sale of hemp smokables products to consumers involves a certain level of risk of product liability claims and the associated adverse publicity. Because use of the Company's hemp smokables products could cause injury to consumers if packaging or ingredients are defective, we are subject to a risk of claims for such injuries and damages. We could also be named as co-parties in product liability suits that are brought against manufacturing partners that produce our hemp smokables products, packaging for those products, or the ingredients in those products.

In addition, our customers and partners may bring suits against us alleging damages for the failure of our products to meet stated specifications or other requirements. Any such suits, even if not successful, could be costly, disrupt the attention of our management and damage our negotiations with distributors and/or customers. Any attempt by us to limit our product liability in our contracts may not be enforceable or may be subject to exceptions. While we do have product liability insurance, our amounts of coverage may be inadequate to cover all potential liability claims. Insurance coverage, particularly as it relates to products relating to the hemp industry, is expensive, and additional coverage may be difficult to obtain. Also, additional insurance coverage may not be available in the future on acceptable terms and may not be sufficient to cover potential claims. We cannot be sure that our contract manufacturers or manufacturing partners who produce our hemp smokables products, packaging and ingredients will have adequate insurance coverage themselves to cover against potential claims. If we experience a large insured loss, it may exceed any insurance coverage limits we have at that time, or our insurance carrier may decline to cover us or may raise our insurance rates to unacceptable levels, any of which could impair our financial position and potentially cause us to go out of business.

If we encounter product recalls or other product quality issues, our business may suffer.

Product quality issues, real or imagined, or allegations of product contamination, even when false or unfounded, could tarnish our image and could cause consumers to choose other products. In addition, because of changing government regulations or implementation thereof, or allegations of product contamination, we may be required from time to time to recall products entirely or from specific markets. Product recalls could affect our profitability and could negatively affect brand image.

It is difficult to predict the timing and amount of our sales, and as a result our sales forecasts are uncertain.

Many of our white label clients (clients who we manufacture product for, and which product is labeled with the clients' own branding and then sold by the clients) are required to place minimum orders with us, but we cannot accurately predict what our sales will be. As to our own brand of smokables, The Real Stuff, the number of stores where our product is available continues to increase each month, providing a major indicator of future product demand. However, such an indicator is not dispositive, and our sales forecasts are uncertain.

Our independent distributors and national accounts are not generally required to place minimum monthly orders for our products. In order to reduce their inventory costs, independent distributors typically order products from us on a "just in time" basis in quantities and at such times based on the demand for the products in a particular distribution area. Accordingly, we cannot accurately predict the timing or quantity of purchases by any of our independent distributors or whether any of our distributors will continue to purchase products from us in the same frequencies and volumes as they may have done in the past. Additionally, our larger distributors and regional partners may make orders that are larger than we have historically been required to fill. Shortages in inventory levels, supply of raw materials or other key supplies could also negatively affect us.

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If we do not adequately manage our inventory levels, our operating results could be adversely affected.

We need to maintain adequate inventory levels to be able to deliver products to distributors on a timely basis. Our inventory supply depends on our ability to correctly estimate demand for our products. Our ability to estimate demand for our products is imprecise, particularly for new products, seasonal promotions and new markets. If we materially underestimate demand for our products or are unable to maintain sufficient inventory of raw materials, we might not be able to satisfy demand on a short-term basis. If we overestimate distributor or retailer demand for our products, we may end up with too much inventory, resulting in higher storage costs, increased trade spend and the risk of inventory spoilage. If we fail to manage our inventory to meet demand, we could damage our relationships with our distributors and retailers and could delay or lose sales opportunities, which would unfavorably impact our future sales and adversely affect our operating results. In addition, if the inventory of our products held by our distributors and retailers is too high, they will not place orders for additional products, which would also unfavorably impact our sales and adversely affect our operating results.

Increases in costs or shortages of raw materials could harm our business and financial results.

In addition to the primary ingredient, the hemp blend, other principal ingredients we use include (but are not limited to) paper wrappers, filters, glue, terpines, labels and cardboard cartons. These manufacturing and ingredient costs are subject to fluctuation. Substantial increases in the prices of ingredients, raw materials and packaging materials, used to produce our products, to the extent that they cannot be recouped through increases in the prices of finished hemp smokables products, would increase our operating costs and could reduce our profitability. If the supply of these raw materials is impaired or if prices increase significantly, it could affect the affordability of our products and reduce sales.

If we or any contract manufacturers we may use are unable to secure sufficient ingredients or raw materials including hemp, the various paper products and filters, and other key supplies, we might not be able to satisfy demand for our hemp smokables products on a short-term basis. Moreover, in the past there have been industry-wide shortages of hemp, papers and other ingredients in our products, and these shortages could occur again from time to time in the future, which could interfere with and delay production of our products and could have a material adverse effect on our business and financial results.

In addition, suppliers could fail to provide ingredients or raw materials on a timely basis, or fail to meet our performance expectations, for a number of reasons, including, for example, disruption to the global supply chain as a result of the COVID-19 pandemic, which could cause a serious disruption to our business, increase our costs, decrease our operating efficiencies and have a material adverse effect on our business, results of operations and financial condition.

Increases in costs of energy and increased regulations may have an adverse impact on our gross margin.

Over the past few years, volatility in the global oil markets has resulted in high fuel prices, which many shipping companies have passed on to their customers by way of higher base pricing and increased fuel surcharges. If fuel prices increase, we expect to experience higher shipping rates and fuel surcharges, as well as energy surcharges on our raw materials. It is hard to predict what will happen in the fuel markets in 2022 and beyond. Due to the price sensitivity of our products, we may not be able to pass such increases on to our customers.

Disruption within our supply chain, contract manufacturing or distribution channels could have an adverse effect on our business, financial condition and results of operations.

Our ability, through our suppliers, business partners, contract manufacturers, independent distributors and retailers, to make, move and sell products is critical to our success. Damage or disruption to our suppliers or to manufacturing or distribution capabilities due to weather, natural disaster, fire or explosion, terrorism, pandemics such as COVID-19, influenza, and other viruses, labor strikes or other reasons, could impair the manufacture, distribution and sale of our products. Many of these events are outside of our control. Failure to take adequate steps to protect against or mitigate the likelihood or potential impact of such events, or to effectively manage such events if they occur, could adversely affect our business, financial condition and results of operations.

If we are unable to attract and retain key personnel, our efficiency and operations would be adversely affected; in addition, staff turnover causes uncertainties and could harm our business.

Our success depends on our ability to attract and retain highly qualified employees in such areas as finance, sales, marketing and product development and distribution. We compete to hire new employees, and, in some cases, must train them and develop their skills and competencies. We may not be able to provide our employees with competitive salaries, and our operating results could be adversely affected by increased costs due to increased competition for employees, higher employee turnover or increased employee benefit costs.

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Recently, we have experienced significant changes in our sales personnel, and more could occur in the future. Changes to operations, policies and procedures, which can often occur with the appointment of new personnel, can create uncertainty, may negatively impact our ability to execute quickly and effectively, and may ultimately be unsuccessful. In addition, transition periods are often difficult as the new Company personnel gain detailed knowledge of our operations, and friction can result from changes in strategy and management style. Employee turnover inherently causes some loss of institutional knowledge, which can negatively affect strategy and execution. Until we integrate new personnel, and unless they are able to succeed in their positions, we may be unable to successfully manage and grow our business, and our financial condition and profitability may suffer.

Further, to the extent we experience additional personnel turnover, our operations, financial condition and employee morale could be negatively impacted. If we are unable to attract and retain qualified management and sales personnel, our business could suffer. Moreover, our operations could be negatively affected if employees are quarantined as the result of exposure to a contagious illness such as COVID-19.

If we lose the services of our Chief Executive Officer, our future operations could be impaired until such time as a qualified replacement can be found.

Our business plan relies significantly on the continued services of Sandro Piancone, our Chief Executive Officer. If we were to lose the services of Mr. Piancone, our ability to obtain new business and new strategic partners, as well as our ability to manage our operations, could be materially impaired.

We are required to indemnify our directors and officers.

Our Articles of Incorporation and Bylaws provide that we will indemnify our officers and directors to the maximum extent permitted by Nevada law, provided that the officer or director did not act in bad faith or breach his or her duty to us or our stockholders, or that it is more likely than not that it will ultimately be determined that the officer or director has met the standards of conduct which make it permissible for under Nevada law for the Company to indemnify the officer or director. If we were called upon to indemnify an officer or director, then the portion of its assets expended for such purpose would reduce the amount otherwise available for the Company's business.

If we fail to protect our trademarks and trade secrets, we may be unable to successfully market our products and compete effectively.

We rely on a combination of trademark and trade secrecy laws, confidentiality procedures and contractual provisions to protect our intellectual property rights. Failure to protect our intellectual property could harm our brand and our reputation, and adversely affect our ability to compete effectively. Further, enforcing or defending our intellectual property rights, including our trademarks and trade secrets, could result in the expenditure of significant financial and managerial resources. We regard our intellectual property, particularly our trademarks and trade secrets, as crucial to our business and our success. However, the steps taken by us to protect these proprietary rights may not be adequate and may not prevent third parties from infringing or misappropriating our trademarks, trade secrets or similar proprietary rights. In addition, other parties may seek to assert infringement claims against us, and we may have to pursue litigation against other parties to assert our rights. Any such claim or litigation could be costly. In addition, any event that would jeopardize our proprietary rights or any claims of infringement by third parties could have a material adverse effect on our ability to market or sell our brands, profitably exploit our products or recoup our associated research and development costs.

Disruptions to our information technology systems due to cyber-attacks or our failure to upgrade and adjust our information technology systems, may materially impair our operations, hinder our growth and materially and adversely affect our business and results of operations.

We believe that an appropriate information technology, or IT, infrastructure is important in order to support our daily operations and the growth of our business. If we experience difficulties in implementing new or upgraded information systems or experience significant system failures, or if we are unable to successfully modify our management information systems or respond to changes in our business needs, we may not be able to effectively manage our business, and we may fail to meet our reporting obligations. Additionally, if our current arrangements and plans are not operated as planned, we may not be able to effectively recover our information system in the event of a crisis, which may materially and adversely affect our business and results of operations.

In the current environment, there are numerous and evolving risks to cybersecurity and privacy, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, employee malfeasance and human or technological error. High-profile security breaches at other companies and in government agencies have increased in recent years, and security industry experts and government officials have warned about the risks of hackers and cyber-attacks targeting businesses such as ours. Computer hackers and others routinely attempt to breach the security of technology products, services and systems, and to fraudulently induce employees, customers, or others to disclose information or unwittingly provide access to systems or data. We can provide no assurance that our current IT system or any updates or upgrades thereto and the current or future IT systems of our potential distributors use or may use in the future, are fully protected against third-party intrusions, viruses, hacker attacks, information or data theft or other similar threats. Legislative or regulatory action in these areas is also evolving, and we may be unable to adapt our IT systems or to manage the IT systems of third parties to accommodate these changes. We have experienced and expect to continue to experience actual or attempted cyber-attacks of our IT networks. Although none of these actual or attempted cyber-attacks has had a material adverse impact on our operations or financial condition, we cannot guarantee that any such incidents will not have such an impact in the future.

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Our business is subject to many regulations and noncompliance is costly.

The production, marketing and sale of our hemp smokables products, including contents, labels, and containers, are subject to the rules and regulations of various federal, provincial, state and local health agencies. If a regulatory authority finds that a current or future product or production batch or "run" is not in compliance with any of these regulations, we may be fined, or production may be stopped, which would adversely affect our financial condition and results of operations. Similarly, any adverse publicity associated with any noncompliance may damage our reputation and our ability to successfully market our products. Furthermore, the rules and regulations are subject to change from time to time and while we closely monitor developments in this area, we cannot anticipate whether changes in these rules and regulations will impact our business adversely. Additional or revised regulatory requirements, whether labeling, environmental, tax or otherwise, could have a material adverse effect on our financial condition and results of operations.

Significant additional labeling or warning requirements may inhibit sales of affected products.

Various jurisdictions may seek to adopt significant additional product labeling or warning requirements relating to the chemical content or perceived adverse health consequences of our hemp smokables products. These types of requirements, if they become applicable to one or more of our products under current or future environmental or health laws or regulations, may inhibit sales of such products. In California, a law requires that a specific warning appear on any product that contains a component listed by the state as having been found to cause cancer or birth defects. This law recognizes no generally applicable quantitative thresholds below which a warning is not required. If a component found in one of our products is added to the list, or if the increasing sensitivity of detection methodology that may become available under this law and related regulations as they currently exist, or as they may be amended, results in the detection of an infinitesimal quantity of a listed substance in one of our hemp smokables products produced for sale in California, the resulting warning requirements or adverse publicity could affect our sales.

Our industry may become subject to expanded regulation and increased enforcement by the Food and Drug Administration (FDA) and the Federal Trade Commission (FTC).

The FDA under the Federal Food, Drug, and Cosmetic Act regulates the formulation, manufacturing, packaging, labeling, and distribution of food, dietary supplements, drugs, cosmetic, medical devices, biologics, and tobacco products. Our products are subject to law and regulation by the FDA. Moreover, the regulatory status of our products are currently in a state of flux as the FDA attempts to determine the appropriate manner in which to regulate these products. Thus, the regulatory approach is still evolving, and we may be required to seek the FDA's approval to market our products. It is also possible that the FDA may simply issue a regulation setting forth the conditions in which such products may be marketed, or it may simply prohibit these products. However, because the FDA's regulatory process is subject to change, we cannot predict the likely outcome. In addition, the FTC under the Federal Trade Commission Act ("FTC Act") requires that product advertising be truthful, substantiated and not misleading. We believe that our advertising meets these requirements. However, the FTC may bring a challenge at any time to evaluate our compliance with the FTC Act. In addition, most states where our products are legal provide their own regulatory guidelines and regulations in connection with cigarette or other smokable product sales. Any failure by us to remain current on state regulatory changes could negatively affect our ability to operate our business.

Litigation or legal proceedings could expose us to significant liabilities and damage our reputation.

We may become party to litigation claims and legal proceedings. Litigation involves significant risks, uncertainties and costs, including distraction of management attention away from our business operations. We evaluate litigation claims and legal proceedings to assess the likelihood of unfavorable outcomes and to estimate, if possible, the amount of potential losses. Based on these assessments and estimates, we establish reserves and disclose the relevant litigation claims or legal proceedings, as appropriate. These assessments and estimates are based on the information available to management at the time and involve a significant amount of management judgment. Actual outcomes or losses may differ materially from those envisioned by our current assessments and estimates. Our policies and procedures require strict compliance by our employees and agents with all U.S. and local laws and regulations applicable to our business operations, including those prohibiting improper payments to government officials. Nonetheless, our policies and procedures may not ensure full compliance by our employees and agents with all applicable legal requirements. Improper conduct by our employees or agents could damage our reputation or lead to litigation or legal proceedings that could result in civil or criminal penalties, including substantial monetary fines, as well as disgorgement of profits.

Climate change may negatively affect our business.

There is growing concern that a gradual increase in global average temperatures may cause an adverse change in weather patterns around the globe resulting in an increase in the frequency and severity of natural disasters. Changing weather patterns could have a negative impact on agricultural productivity, which may limit availability or increase the cost of certain key ingredients such as hemp, natural flavors and other ingredients used in our products. Also, increased frequency or duration of extreme weather conditions may disrupt the productivity of our facilities, the operation of our supply chain or impact demand for our products. In addition, the increasing concern over climate change may result in more regional, federal and global legal and regulatory requirements and could result in increased production, transportation and raw material costs. As a result, the effects of climate change could have a long-term adverse impact on our business and results of operations.

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Our business and operations would be adversely impacted in the event of a failure or interruption of our information technology infrastructure or as a result of a cybersecurity attack.

The proper functioning of our own information technology (IT) infrastructure is critical to the efficient operation and management of our business. We may not have the necessary financial resources to update and maintain our IT infrastructure, and any failure or interruption of our IT system could adversely impact our operations. In addition, our IT is vulnerable to cyberattacks, computer viruses, worms and other malicious software programs, physical and electronic break-ins, sabotage and similar disruptions from unauthorized tampering with our computer systems. We believe that we have adopted appropriate measures to mitigate potential risks to our technology infrastructure and our operations from these IT-related and other potential disruptions. However, given the unpredictability of the timing, nature and scope of any such IT failures or disruptions, we could potentially be subject to downtimes, transactional errors, processing inefficiencies, operational delays, other detrimental impacts on our operations or ability to provide products to our customers, the compromising of confidential or personal information, destruction or corruption of data, security breaches, other manipulation or improper use of our systems and networks, financial losses from remedial actions, loss of business or potential liability, and/or damage to our reputation, any of which could have a material adverse effect on our cash flows, competitive position, financial condition or results of operations.

Our results of operations may fluctuate from quarter to quarter for many reasons, including seasonality.

Our sales may be seasonal, and we experience fluctuations in quarterly results as a result of many factors. We expect to generate a greater percentage of our revenues during the warm weather months of April through September. Timing of customer purchases will vary each year, and sales can be expected to shift from one quarter to another. As a result, management believes that period-to-period comparisons of results of operations are not necessarily meaningful and should not be relied upon as any indication of future performance or results expected for the fiscal year.

In addition, our operating results may fluctuate due to a number of other factors including, but not limited to:

•

Our ability to maintain, develop and expand distribution channels for current and new products, develop favorable arrangements with third party distributors of our products and minimize or reduce issues associated with engaging new distributors and retailers, including, but not limited to, transition costs and expenses and down time resulting from the initial deployment of our products in each new distributor's network;

•

Unilateral decisions by distributors, grocery store chains, specialty chain stores, club stores, mass merchandisers and other customers to discontinue carrying all or any of our products that they are carrying at any time;

•

Our ability to manage our resources to sufficiently support general operating activities, promotion allowances and slotting fees, promotion and selling activities, and capital expansion, and our ability to sustain profitability;

•

Our ability to meet the competitive response by much larger, well-funded and established companies currently operating in the hemp smokables industry, as we introduce new competitive products, and our hemp smokables products; and

•	Competitive products and pricing pressures and our ability to gain or maintain share of sales in the marketplace as a result of actions by competitors.

Due to these and other factors, our results of operations have fluctuated from period to period and may continue to do so in the future, which could cause our operating results in a particular quarter to fail to meet market expectations.

Changes in our effective tax rate may impact our results of operations.

We are subject to taxes in the U.S. and other jurisdictions. Tax rates in these jurisdictions may be subject to significant change due to economic and/or political conditions. A number of other factors may also impact our future effective tax rate including:

•	the jurisdictions in which profits are determined to be earned and taxed;
•	the resolution of issues arising from tax audits with various tax authorities;
•	changes in valuation of our deferred tax assets and liabilities;
•	increases in expenses not deductible for tax purposes, including write-offs of acquired intangibles and impairment of goodwill in connection with acquisitions;
•	changes in availability of tax credits, tax holidays, and tax deductions;
•	changes in share-based compensation; and
•	changes in tax laws or the interpretation of such tax laws and changes in generally accepted accounting principles.

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Although we believe our income tax liabilities are reasonably estimated and accounted for in accordance with applicable laws and principles, an adverse resolution by one or more taxing authorities could have a material impact on the results of our operations. Further, we may be unable to utilize our net operating losses in the event a change in control is determined to have occurred.

Global economic, political, social and other conditions, including the COVID-19 pandemic, may continue to adversely impact our business and results of operations.

The hemp smokables industry can be affected by macro-economic factors, including changes in national, regional, and local economic conditions, unemployment levels and consumer spending patterns, which together may impact the willingness of consumers to purchase our products as they adjust their discretionary spending. Adverse economic conditions may adversely affect the ability of our distributors to obtain the credit necessary to fund their working capital needs, which could negatively impact their ability or desire to continue to purchase products from us in the same frequencies and volumes as they have done in the past. If we experience similar adverse economic conditions in the future, sales of our products could be adversely affected, collectability of accounts receivable may be compromised, and we may face obsolescence issues with our inventory, any of which could have a material adverse impact on our operating results and financial condition.

Additionally, while the extent of the continued impact on our business and financial condition is unknown at this time, we may continue to be negatively affected by COVID-19 and actions taken to address and limit the spread of COVID-19, such as travel restrictions, event cancellations, and limitations affecting the supply of labor and the movement of raw materials and finished products. If available manufacturing capacity is reduced as a result of COVID-19, it could negatively affect the timely supply, pricing and availability of finished products. Moreover, we will also be negatively impacted by current and future closures of restaurants, independent accounts, convenience chains, and retail store chains resulting from the COVID-19 outbreak. The current closures of restaurants and independent accounts will negatively affect our revenues and cash flows. Although the current status of retail and convenience chains remains unknown at this time, the future closure of these types of establishments will also adversely impact our business and financial condition.

Overall, the Company does not yet know the full extent of potential delays or impacts on its business, financing activities, or the global economy as a whole. However, these effects could have a material impact on the Company's liquidity, capital resources, operations and business and those of third parties on which we rely.

We are currently operating in a period of economic uncertainty and capital markets disruption, which has been significantly impacted by geopolitical instability due to the ongoing military conflict between Russia and Ukraine. Our business may be materially adversely affected by any negative impact on the global economy and capital markets resulting from the conflict in Ukraine or any other geopolitical tensions.

U.S. and global markets are experiencing volatility and disruption following the escalation of geopolitical tensions and the start of the military conflict between Russia and Ukraine. On February 24, 2022, a full-scale military invasion of Ukraine by Russian troops was reported. Although the length and impact of the ongoing military conflict is highly unpredictable, the conflict in Ukraine could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions. We are continuing to monitor the situation in Ukraine and globally and assessing its potential impact on our business.

Additionally, Russia's prior annexation of Crimea, recent recognition of two separatist republics in the Donetsk and Luhansk regions of Ukraine and subsequent military interventions in Ukraine have led to sanctions and other penalties being levied by the United States, European Union and other countries against Russia, Belarus, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, and the so-called Luhansk People's Republic, including agreement to remove certain Russian financial institutions from the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) payment system, expansive ban on imports and exports of products to and from Russia and ban on exportation of U.S denominated banknotes to Russia or persons located there. Additional potential sanctions and penalties have also been proposed and/or threatened. Russian military actions and the resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets, potentially making it more difficult for us to obtain additional funds and sell the shares we are offering. The extent and duration of the military action, sanctions and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions may also magnify the impact of other risks described in this prospectus.

Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial results.

The United States generally accepted accounting principles and related pronouncements, implementation guidelines and interpretations with regard to a wide variety of matters that are relevant to our business, such as, but not limited to, stock-based compensation, inventory, revenue recognition, trade spend and promotions, and income taxes are highly complex and involve many subjective assumptions, estimates and judgments by our management. Changes to these rules or their interpretation or changes in underlying assumptions, estimates or judgments by our management could adversely affect our reported financial results.

Risks Related to This Offering and Ownership of Our Common Stock

There has been no public market for our common stock prior to this offering, and an active market in which investors can resell their shares of our common stock may not develop.

Prior to this offering, there has been no public market for our common stock. We have applied to list of our common stock on Nasdaq under the symbol "HPCO." The closing of this offering is contingent upon the successful listing of our common stock on the Nasdaq Capital Market. There is no guarantee that Nasdaq, or any other exchange or quotation system, will permit our common stock to be listed and traded. If we fail to obtain a listing on Nasdaq, we may seek quotation on the OTCQX Best Market or OTCQB Venture Market of the OTC Link ATS (alternative trading system) operated by OTC Markets Group, Inc. These markets are inter-dealer, over-the-counter markets that provide significantly less liquidity than Nasdaq.

Even if our common stock is approved for listing on Nasdaq, a liquid public market for our common stock may not develop. The initial public offering price for our common stock has been determined by negotiation between us and the underwriters based upon several factors, including prevailing market conditions, our historical performance, estimates of our business potential and earnings prospects, and the market valuations of similar companies. The price at which the common stock is traded after this offering may decline below the initial public offering price, meaning that you may experience a decrease in the value of your common stock regardless of our operating performance or prospects.

We may not be able to satisfy listing requirements of Nasdaq or obtain or maintain a listing of our common stock on Nasdaq.

If our common stock is listed on Nasdaq, we must meet certain financial and liquidity criteria to maintain such listing. If we violate Nasdaq's listing requirements, or if we fail to meet any of Nasdaq's listing standards, our common stock may be delisted. In addition, our board of directors may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our common stock from Nasdaq may materially impair our shareholders' ability to buy and sell our common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock. The delisting of our common stock could significantly impair our ability to raise capital and the value of your investment.

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Listing our Common Shares on a securities exchange will likely increase our regulatory burden.

We have applied for the listing of our Common Shares under the symbol "HPCO" on the Nasdaq Capital Market. Our application has not yet been approved by Nasdaq, and there is no guarantee that our application will be approved in connection with this offering. Although to date we have not been subject to the continuous and timely disclosure requirements of exchange rules, regulations and policies of Nasdaq, we are working with our legal, accounting and financial advisors to identify those areas in which changes should be made to our financial management control systems to manage our obligations as a public company listed on Nasdaq. These areas include corporate governance, corporate controls, disclosure controls and procedures and financial reporting and accounting systems. We have made, and will continue to make, changes in these and other areas, including our internal controls over financial reporting. However, we cannot assure holders of our shares that these and other measures that we might take will be sufficient to allow us to satisfy our obligations as a public company listed on Nasdaq on a timely basis and that we will be able to achieve and maintain compliance with applicable listing requirements. In addition, compliance with reporting and other requirements applicable to public companies listed on Nasdaq will create additional costs for us and will require the time and attention of management. We cannot predict the amount of the additional costs that we might incur, the timing of such costs or the effects that management's attention to these matters will have on our business.

The market price of our common stock may fluctuate, and you could lose all or part of your investment.

After this offering, the market price for our common stock is likely to be volatile, in part because our shares have not been traded publicly. In addition, the market price of our common stock may fluctuate significantly in response to several factors, most of which we cannot control, including:

•	actual or anticipated variations in our periodic operating results;
•	increases in market interest rates that lead investors of our common stock to demand a higher investment return;
•	changes in earnings estimates;
•	changes in market valuations of similar companies;
•	actions or announcements by our competitors;
•	adverse market reaction to any increased indebtedness we may incur in the future;
•	additions or departures of key personnel;
•	actions by shareholders;
•	speculation in the media, online forums, or investment community; and
•	our intentions and ability to list our common stock on Nasdaq and our subsequent ability to maintain such listing.

The public offering price of our common stock has been determined by negotiations between us and the underwriters based upon many factors and may not be indicative of prices that will prevail following the closing of this offering. Volatility in the market price of our common stock may prevent investors from being able to sell their common stock at or above the initial public offering price. As a result, you may suffer a loss on your investment.

You will experience immediate and substantial dilution as a result of this offering.

As of March 31, 2022, our net tangible book value was approximately $2,411,819,  or approximately $0.12 per share. Since the effective price per share of our common stock being offered in this offering is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution with respect to the net tangible book value of the common stock you purchase in this offering. Based on the assumed public offering price of $5.00  per share of common stock being sold in this offering, which is the midpoint of the estimated offering range set forth on the cover page of this prospectus, and our net tangible book value per share as of March 31, 2022, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $4.30  per share (or $4.23  per share if the underwriters exercise the over-allotment option in full) with respect to the net tangible book value of the common stock. See the section titled "Dilution" for a more detailed discussion of the dilution you will incur if you purchase securities in this offering.

We have considerable discretion as to the use of the net proceeds from this offering, and we may use these proceeds in ways with which you may not agree.

We intend to use the proceeds from this offering for sales, marketing and advertising initiatives, acquisitions of companies and technologies aligned and synergistic with our manufacturing technologies and growth objectives, expansion and upgrades to our existing manufacturing facility, research and development, hiring sales and other employees, expenses associated with becoming a public company, and general corporate and working capital purposes. However, we have considerable discretion in the application of the proceeds. Because of the number and variability of factors that will determine our use of our net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. You must rely on the judgment of our management regarding the application of the net proceeds of this offering. The net proceeds may be used for corporate or other purposes with which you do not agree or that do not improve our profitability or increase our share price. The net proceeds from this offering may also be placed in investments that do not produce income or that lose value. Please see the "Use of Proceeds" section below for more information.

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We do not intend to pay any cash dividends on our shares of common stock in the near future, so our shareholders will not be able to receive a return on their shares unless they sell their shares.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. There is no assurance that future dividends will ever be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend. Unless we pay dividends, our shareholders will not be able to receive a return on their shares unless they sell their shares, and they may be unable to sell their shares on favorable terms or at all.

Prior to this offering, we were majority-owned by Green Globe International, Inc. ("GGII"), and a small group of Company officers and directors hold a majority of the control of GGII.

As of immediately prior to the commencement of this offering, the Company was a majority-owned subsidiary of GGII with GGII owning approximately 92.4% of our outstanding shares of common stock. The Company's key officers and directors beneficially owned approximately 30% of GGII's outstanding common stock and 80% of GGII's outstanding preferred stock. By virtue of such stock ownership, those principal GGII shareholders are able to control the election of the members of GGII's Board of Directors. In turn, GGII, by virtue of its majority ownership of the Company, is able to control the election of the members of our Board of Directors. As a result, those principal GGII shareholders can generally exercise control over the affairs of the Company, including the election and removal of members of our board of directors, amending our Articles of Incorporation and Bylaws, and adopting measures that could delay or prevent a change of control.

Such concentration of ownership and control could have the effect of delaying, deterring or preventing a change in control of the Company that might otherwise be beneficial to stockholders. There can be no assurance that conflicts of interest will not arise with respect to our key officers and directors, or that such conflicts will be resolved in a manner favorable to the Company.

Our executive officers and the majority of our directors are also officers and directors of our majority owner, GGII, and conflicts of interest may arise as a result.

Because our executive officers and a majority of our directors are also officers and directors of GGII, conflicts of interest between us and GGII may arise, including with respect to how our management evaluates acquisition and other business development opportunities, hiring opportunities, and financing opportunities. There can be no assurance that conflicts of interest will be resolved in a manner favorable to the Company.

We will be a “controlled company” within the meaning of the listing rules of Nasdaq and, as a result, can rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

Because GGII owns a majority of our common stock and will own a majority of our common stock after this offering, we will be a “controlled company” as defined under the listing rules of Nasdaq. Under Nasdaq listing rules, controlled companies are companies of which more than 50% of the voting power for the election of directors is held by an individual, a group, or another company. For as long as we remain a controlled company, we are permitted to elect to rely on certain exemptions from Nasdaq’s corporate governance rules, including the following:

•	an exemption from the rule that a majority of our board of directors must be independent directors;
•	an exemption from the rule that our compensation committee be composed entirely of independent directors;
•	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors or a nominating committee composed solely of independent directors;

Although we do not intend to rely on the “controlled company” exemptions to Nasdaq’s corporate governance rules, we could elect to rely on these exemptions in the future. If we elected to rely on the “controlled company” exemptions, a majority of the members of our board of directors might not be independent directors, our nominating and corporate governance and compensation committees might not consist entirely of independent directors upon closing of the offering, and you would not have the same protection afforded to shareholders of companies that are subject to Nasdaq’s corporate governance rules.

We have broad discretion in how we use the proceeds of this offering and may not use these proceeds effectively, which could affect our results of operations.

We will have considerable discretion in the application of the net proceeds of this Offering. We intend to use the net proceeds from this offering for working capital and general corporate purposes. As a result, investors will be relying upon management's judgment with only limited information about our specific intentions for the use of the net proceeds of this Offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our shareholders. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

There has been no independent valuation of our stock, which means that our common stock may be worth less than the offering price in the offering.

The per share purchase price in the offering has been determined by us without independent valuation of our shares of common stock. We established the offering price based on management's estimate of the valuation of the Company's shares of common stock. This valuation is highly speculative and arbitrary. There is no relation to the market value, book value, or any other established criteria. We did not obtain an independent appraisal opinion on the valuation of our shares. Our shares of common stock may have a value significantly less than the offering price, and the shares may never obtain a value equal to or greater than the offering price.

If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our common stock could be negatively affected.

Any trading market for our common stock may be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our common stock could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities, or otherwise reports on us unfavorably, or discontinues coverage of us, the market price and market trading volume of our common stock could be negatively affected.

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Future issuances of our common stock or securities convertible into, or exercisable or exchangeable for, our common stock, or the expiration of lock-up agreements that restrict the issuance of new common stock or the trading of outstanding common stock, could cause the market price of our common stock to decline and would result in the dilution of your holdings.

Future issuances of our common stock or securities convertible into, or exercisable or exchangeable for, our common stock, or the expiration of lock-up agreements that restrict the issuance of new common stock or the trading of outstanding common stock, could cause the market price of our common stock to decline. We cannot predict the effect, if any, of future issuances of our securities, or the future expirations of lock-up agreements, on the price of our common stock. In all events, future issuances of our common stock would result in the dilution of your holdings. In addition, the perception that new issuances of our securities could occur, or the perception that locked-up parties will sell their securities when the lock-ups expire, could adversely affect the market price of our common stock. In connection with this offering, we will enter into a lock-up agreement that prevents us, subject to certain exceptions, from offering additional shares of capital stock for up to six months after the closing of this offering, as further described in the section titled "Underwriting." In addition to any adverse effects that may arise upon the expiration of these lock-up agreements, the lock-up provisions in these agreements may be waived, at any time and without notice. If the restrictions under the lock-up agreements are waived, our common stock may become available for resale, subject to applicable law, including without notice, which could reduce the market price for our common stock.

Future issuances of debt securities, which would rank senior to our common stock upon our bankruptcy or liquidation, and future issuances of preferred stock, which could rank senior to our common stock for the purposes of dividends and liquidating distributions, may adversely affect the level of return you may be able to achieve from an investment in our common stock.

In the future, we may attempt to increase our capital resources by offering debt securities. Upon bankruptcy or liquidation, holders of our debt securities, and lenders with respect to other borrowings we may make, would receive distributions of our available assets prior to any distributions being made to holders of our common stock. Moreover, if we issue preferred stock, the holders of such preferred stock could be entitled to preferences over holders of common stock in respect of the payment of dividends and the payment of liquidating distributions. Because our decision to issue debt or preferred stock in any future offering, or borrow money from lenders, will depend in part on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any such future offerings or borrowings. Holders of our common stock must bear the risk that any future offerings we conduct or borrowings we make may adversely affect the level of return, if any, they may be able to achieve from an investment in our common stock.

We are authorized to issue "blank check" preferred stock without stockholder approval, which could adversely impact the rights of holders of our common stock.

Our articles of incorporation authorize us to issue up to 50,000,000 shares of "blank check" preferred stock, meaning our board of directors can designate the rights and preferences of classes or series of such preferred stock without shareholder approval. Any preferred stock that we issue in the future may rank ahead of our common stock in terms of dividend priority or liquidation premiums and may have greater voting rights than our common stock. In addition, such preferred stock may contain provisions allowing those shares to be converted into shares of common stock, which could dilute the value of common stock to current stockholders and could adversely affect the market price, if any, of our common stock. In addition, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company. Although we have no present intention to issue any shares of authorized preferred stock, there can be no assurance that we will not do so in the future.

If our shares of common stock become subject to the penny stock rules, it would become more difficult to trade our shares.

The Securities and Exchange Commission, or the SEC, has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not retain a listing on Nasdaq or another national securities exchange and if the price of our common stock is less than $5.00, our common stock could be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser's written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore shareholders may have difficulty selling their shares.

25

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that are based on our management's beliefs, expectations, and assumptions and on information currently available to us. All statements other than statements of historical facts are forward-looking statements. The forward-looking statements are contained principally in, but not limited to, the sections entitled "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	our goal and strategies;
•	our future business development, financial condition and results of operations;
•	expected changes in our revenue, costs or expenditures;
•	growth of and competition trends in our industry;
•	our expectations regarding demand for, and market acceptance of, our products;
•	our expectations regarding our relationships with investors, institutional funding partners and other parties with whom we collaborate;
•	our expectation regarding the use of proceeds from this offering;
•	fluctuations in general economic and business conditions in the markets in which we operate; and
•	relevant government policies and regulations relating to our industry.

In some cases, you can identify forward-looking statements by terms such as "may," "could," "will," "should," "would," "expect," "plan," "intend," "anticipate," "believe," "estimate," "predict," "potential," "project" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading "Risk Factors" and elsewhere in this prospectus. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Although we will become a public company after this offering and have ongoing disclosure obligations under United States federal securities laws, except as required by applicable law, we do not intend to update or otherwise revise the forward-looking statements in this prospectus, whether as a result of new information, future events or otherwise.

26

USE OF PROCEEDS

After deducting the estimated underwriters' discounts and commissions and offering expenses payable by us, we expect to receive net proceeds of approximately $13,384,874 from this offering (or approximately $15,454,874 if the underwriters exercise the over-allotment option in full), based on an assumed public offering price of $5.00 per share, which is the midpoint of the estimated offering range set forth on the cover page of this prospectus.

We plan to use the net proceeds of this offering as follows:

•	25% of the net proceeds (approximately $3.3 million) for sales, marketing and advertising initiatives;

•	25% of the net proceeds (approximately $3.3 million) for acquisitions of companies and technologies aligned and synergistic with our manufacturing technologies and growth objectives;

•	15% of the net proceeds (approximately $2.0 million) for expansion and upgrades to our existing manufacturing facility;

•	10% of the net proceeds (approximately $1.3 million) for research and development;

•	10% of the net proceeds (approximately $1.3 million) for hiring of a national sales team and general employee staffing;

•	5% of the net proceeds (approximately $0.7 million) for legal, accounting, and other professional fees associated with becoming a public company;

•	5% of the net proceeds (approximately $0.7 million) for general and administrative expenses associated with increased operations; and

•	5% of the net proceeds (approximately $0.7 million) for general working capital.

With regard to our plan to use approximately 25% of the net proceeds of this offering for potential acquisitions, we have only recently been introduced to two potential acquisition targets, and we do not have any current plans, arrangements or agreements in connection with any potential acquisition targets. We do not plan to use any of the net proceeds of this offering to repay amounts owed to our officers and directors.

Each $1.00 increase or decrease in the assumed initial public offering price of $5.00 per share, which is the midpoint of the estimated offering price range set forth on the cover page of this prospectus, would increase or decrease the net proceeds that we receive from this offering by approximately $3,000,000, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions payable by us.

The foregoing represents our current intentions to use and allocate the net proceeds of this offering based upon our present plans and business conditions. Our management, however, will have broad discretion in the way that we use the net proceeds of this offering. See "Risk Factors—Risks Related to This Offering and Ownership of Our Common Stock—We have considerable discretion as to the use of the net proceeds from this offering and we may use these proceeds in ways with which you may not agree."

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DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends on our common stock in the near future. We may also enter into credit agreements or other borrowing arrangements in the future that will restrict our ability to declare or pay cash dividends on our common stock. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, contractual restrictions, general business conditions and other factors that our board of directors may deem relevant. See also "Risk Factors—Risks Related to This Offering and Ownership of Our Common Stock—We do not intend to pay any cash dividends on our shares of common stock in the near future, so our shareholders will not be able to receive a return on their shares unless they sell their shares."

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CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2022:

•	on an actual basis;
•

on a pro forma basis to reflect the sale of 3,000,000 shares by us in this offering at an assumed price to the public of $5.00 per share, which is the midpoint of the estimated offering range set forth on the cover page of this prospectus, resulting in net proceeds to us of $13,384,874 after deducting (i) underwriter commissions and non-accountable expenses of $1,200,000, and (ii) our estimated other offering expenses of $415,126 ; and

•

on a pro forma basis to reflect the sale of 3,450,000 shares by us in this offering, assuming the underwriters elect to exercise the over-allotment option in full, at an assumed price to the public of $5.00 per share, which is the midpoint of the estimated offering range set forth on the cover page of this prospectus, resulting in net proceeds to us of $15,454,874 after deducting (i) underwriter commissions and non-accountable expenses of $1,380,000, and (ii) our estimated other offering expenses of $415,126 .

The pro forma information below is illustrative only and our capitalization following the completion of this offering is subject to adjustment based on the initial public offering price of our common stock and other terms of this offering determined at pricing. You should read this table together with our financial statements and the related notes included elsewhere in this prospectus and the information under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

	As of March 31, 2022:
	Actual	Post-Offering Pro Forma without Over- Allotment Option	Post-Offering Pro Forma with Over- Allotment Option
Cash and cash equivalents	$7,048	$13,391,922	$15,461,922
Total long-term liabilities	$183,968	$183,968	$183,968
Total liabilities	$4,867,047	$4,867,047	$4,867,047
Shareholders’ equity (deficit):
Preferred stock, $0.001 par value, 50,000,000 shares authorized and no shares issued and outstanding on an actual and pro forma basis (prior to this offering)	$-	$-	$-
Common stock, $0.001 par value, 200,000,000 shares authorized and 19,695,532 shares issued and outstanding on an actual and pro forma basis (prior to this offering)	$19,696	$22,696	$23,146
Additional Paid in Capital	$6,742,803	$20,124,677	$22,194,227
Accumulated Deficit	$(3,932,560)	$(3,932,560)	$(3,932,560)
Total shareholders’ equity (deficit)	$2,829,939	$16,214,813	$18,284,813
Non-controlling interests	$(14,483)	$(14,483)	$(14,483)
Total liabilities and shareholders’ equity	$7,682,503	$21,067,377	$23,137,377

Each $1.00 increase or decrease in the assumed offering price per share of

$5.00,

which is the midpoint of the price range set forth on the cover page of this prospectus, assuming no change in the number of shares to be sold, would increase or decrease the net proceeds that we receive in this offering and each of total shareholders' equity and total capitalization by approximately

$3,000,000

(or

$3,450,000

if the underwriters exercise the over-allotment option in full), after deducting (i) estimated underwriter commissions and expenses,

and (ii) offering expenses, in each case, payable by us.

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DILUTION

Dilution in net tangible book value per share to new investors in our securities, is the amount by which the offering price paid by the purchasers of the shares of our common stock sold in this offering exceeds the pro forma net tangible book value per share of common stock immediately after this offering. Net tangible book value per share is determined at any date by subtracting our total liabilities from the total book value of our tangible assets and dividing the difference by the number of shares of common stock deemed to be outstanding at that date.

The net tangible book value of our common stock as of March 31, 2022, was approximately $2,411,819, or approximately $0.12 per share.

Pro forma as adjusted net tangible book value dilution per share to new investors represents the difference between the amount per share paid by purchasers of our common stock in this offering and the pro forma as adjusted net tangible book value per share of our common stock immediately after completion of this offering. Investors participating in this offering will incur immediate, substantial dilution. After giving effect to our sale of  3,000,000  shares of our common stock in this offering at an assumed initial public offering price of $5.00  per share, which is the midpoint of the estimated offering price range set forth on the cover page of this prospectus, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses, our pro forma as adjusted net tangible book value as of March 31, 2022, would have been approximately $15,796,693 , or approximately $0.70 per share. This amount represents an immediate increase in pro forma net tangible book value of $0.57  per share to existing shareholders and an immediate dilution in pro forma net tangible book value of $4.30  per share to purchasers of our common stock in this offering, as illustrated in the following table.

Assumed initial public offering price per share	$5.00
Net tangible book value per share at March 31, 2022	$0.12
Pro forma net tangible book value per share after this offering	$0.70
Increase in net tangible book value per share to the existing shareholders	$0.57
Dilution in net tangible book value per share to new investors in this offering	$4.30

If the underwriters exercise their over-allotment option in full, the pro forma as adjusted net tangible book value per share of our common stock, as adjusted to give effect to this offering, would be $0.77 per share, and the dilution in pro forma net tangible book value per share to new investors purchasing shares of common stock in this offering would be $4.23 per share.

The following table sets forth, assuming the sale of 3,000,000 shares of our common stock in this offering, as of March 31, 2022, the total number of shares of common stock previously issued and sold by us to existing investors, the total consideration paid for the foregoing and the average price per share, before deducting estimated underwriter commissions and offering expenses (assuming no exercise of the over-allotment option to purchase additional shares of common stock and assuming no exercise of the Representative's warrants), in each case payable by us. As the table shows, new investors purchasing shares of our common stock in this offering may in certain circumstances pay an average price per share substantially higher than the average price per share paid by our existing shareholders.

	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share
Existing shareholders(1)	19,695,532	86.8	$8,331,216	35.71	$0.42
New investors	3,000,000	13.2	$15,000,000	64.29	$5.00
Total	22,695,532	100.00%	$23,331,216	100.00%	$1.03

(1)

During the year ended December 31, 2021, the Company issued common shares as follows: (i) on May 21, 2021, the Company issued 9,917,532 shares for conversion of Series A Preferred Shares into common stock and payment of dividends due thereon, as well as for conversion of outstanding debt, and for payment of past services rendered; and (ii) in December of 2021, the Company sold 1,300,000 shares of common stock at $1.00 per share to 24 investors. During the year ended December 31, 2020, the Company issued common shares as follows: (i) on February 17, 2020, the Company issued 25,000 shares for conversion of debt of $25,000; (ii) on May 17, 2020, the Company issued 25,000 shares to induce a note extension; and (iii) on November 21, 2020, the Company issued 28,000 shares for conversion of debt of $28,000. During the year ended December 31, 2019, the Company issued common shares as follows: (i) on April 1, 2019, the Company issued 8,000,000 of founder shares, and (ii) on November 6, 2019, the Company issued 400,000 of founder shares. On May 21, 2021, all the Company's outstanding shares (18,395,532 shares of common stock) were acquired by Green Globe International, Inc.

A $1.00 increase or decrease in the assumed public offering price of $5.00 per share assuming the number of shares of our common stock offered by us remains the same and after deducting estimated underwriter commissions and offering expenses payable by us would increase or decrease our pro forma net tangible book value (deficit), as adjusted to give effect to this offering, to $0.83 per share ($0.92 per share , if the underwriters exercise the over-allotment option in full) for a $1.00 increase to $6.00 per share public offering price, or $0.56 per share ($0.62 per share, if the underwriters exercise the over-allotment option in full) for a $1.00 decrease to $4.00 per share public offering price. A $1.00 increase in the assumed public offering price to $6.00 per share would increase the dilution to new investors to $5.17 per share ($5.08 per share, if the underwriters exercise the over-allotment option in full).

To the extent that any outstanding options or warrants are exercised, new options, restricted stock units or other securities are issued under our stock-based compensation plans, or new shares of preferred stock are issued, or we issue additional shares of common stock or warrants in the future, there will be further dilution to investors participating in this offering.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis summarizes the significant factors affecting our operating results, financial condition, liquidity and cash flows of our company as of and for the periods presented below. The following discussion and analysis should be read in conjunction with our financial statements and the related notes thereto included elsewhere in this prospectus. The discussion contains forward-looking statements that are based on the beliefs of management, as well as assumptions made by, and information currently available to, our management. Actual results could differ materially from those discussed in or implied by forward-looking statements as a result of various factors, including those discussed below and elsewhere in this prospectus, particularly in the sections titled "Risk Factors" and "Cautionary Statement Regarding Forward-Looking Statements".

Overview

We are focused on Disrupting Tobacco™ by manufacturing and selling nicotine-free and tobacco-free alternatives to traditional cigarettes. We utilize a proprietary, patented spraying technology for terpene infusion and patent-pending flavored filter infusion technology to manufacture hemp- and herb-based smokable alternatives.

We have conducted research and development in the smokables space and are engaged in the manufacturing and sale of smokable hemp and herb products, including The Real Stuff™ Hemp Smokables. Our operational segments include private label manufacturing and sales, intellectual property licensing, and the development and sales of inhouse brands using patented counter displays. Our inhouse brands are currently sold in over 200 retail locations located in the San Diego, California, area, our private label customers include well-known and established companies in the cannabis and tobacco-alternatives industries, and we currently own approximately 600 kiosk vending machines which we plan to refurbish and use to distribute our products in a wider fashion under our HempBox Vending brand.

Our hemp cigarette production facility, located in San Diego, California, has the capacity to produce up to 30 million cigarettes monthly. From our facility, we can small-to-large quantities of product—from single displays of product to targeted retail locations to truckloads of product to private label customers—with in-house processing, packing, and shipping capabilities.

We believe that our manufacturing technologies will be a critical component of our success. We plan to continue to invest in research and development, and we currently have one approved patent and one patent pending with respect our critical manufacturing processes. Our approved patent is an exclusivity patent to spray hemp with terpenes for flavoring or to add cannabidiol, which we refer to as CBD, or cannabigerol, which we refer to as CBG, and our pending patent relates to our flavored filter infusion technology. We also have several ready-to-file patent applications with respect to hemp manufacturing, hemp processing, design patents for hemp machines and merchandisers, and customized manufacturing equipment.

We believe that we are positioned to rapidly grow our customer and product footprint through increasing marketing efforts, reaching agreements with master distributors who will sell to a broad network of retail establishments, and aggressively targeting additional distributors throughout the United States. We plan to drive and increase customer traffic with internet marketing to or with the clients that carry our products.

Our Corporate History and Structure

We were incorporated in the State of Nevada on April 1, 2019, as "The Hempacco Co., Inc.," and on April 23, 2021, changed our name to "Hempacco Co., Inc." As further described below, on May 21, 2021, we were acquired by Green Globe International, Inc., a Delaware corporation, and became a wholly owned subsidiary of it. Subsequently, we issued additional shares of common stock, and as of immediately prior to this offering, we are a majority-owned subsidiary of Green Globe International, Inc., with Green Globe International, Inc. owning approximately 92.4% of our capital stock. Green Globe International, Inc. operates exclusively in the fast-moving consumer goods space, focusing on products such as nutraceuticals and CBD edible gummies, but it does not compete with us, and it does not have operations in the smokables space separate from us.

In February 2021, we negotiated the acquisition from an unrelated third party of 100 shares of super-voting Series A Preferred Stock (the “Control Block”) of Green Globe International, Inc., a Delaware corporation (“Green Globe”), for a purchase price of $50,000, with the understanding that the officers and directors of Green Globe at the time would resign and our officers and directors and nominees would be appointed as the officers and directors of Green Globe upon payment of the $50,000 acquisition purchase price. The Control Block was entitled to approximately 80% of the voting rights of the capital stock of Green Globe, and there were approximately 3,700,640,356 shares of Green Globe common stock outstanding at the time. Green Globe had not filed any quarterly or annual reports with OTCMarkets.com since May 16, 2019, and we viewed Green Globe as insolvent because, at that time, its liabilities exceeded its assets, it had no current assets and had a working capital deficit, it was not generating revenues, and it was not generating any cash flows from operations, investing activities, or financing activities. Subsequent reports filed by Green Globe with OTCMarkets.com indicated that it was a shell company (i.e., a company with no or nominal non-cash assets and no or nominal operations) at that time. We also determined that upon acquiring control of Green Globe, we would cancel the Control Block and have Green Globe acquire Hempacco in a share exchange transaction by issuing 70,312,160,174 shares of Green Globe common stock in exchange for all outstanding shares of Hempacco, such that (i) Hempacco would become a wholly-owned subsidiary of Green Globe, (ii) Hempacco’s shareholders immediately prior to acquiring Hempacco would receive 95% of the common stock of Green Globe (70,312,160,174 shares out of 74,012,800,530 that would be outstanding following the share exchange), and (iii) Green Globe’s common shareholders immediately prior to acquiring Hempacco would retain 5% of Green Globe’s common stock (3,700,640,356 shares out of 74,012,800,530 shares that would be outstanding following the share exchange). We also determined at the time that we did not want to effect the share exchange with Green Globe until we had resolved as many of our outstanding liabilities as practicable. We did not obtain any fairness opinion or other valuation of either Green Globe or Hempacco at the time, and the 70,312,160,174 share number (the number of shares of Green Globe we determined would be issued to Hempacco’s shareholders in the share exchange transaction) was arbitrarily determined by us without reference to any particular valuation or book value.

On or about March 22, 2021, we paid the $50,000 purchase price for the Control Block and acquired it, the officers and directors of Green Globe resigned, and our officers, our sole director at the time, and two other director nominees selected by us were appointed as the officers and directors of Green Globe as follows: (i) our CEO and sole director, Sandro Piancone, was appointed as CEO and director of Green Globe; (ii) Neville Pearson, our Chief Financial Officer, was appointed as the Chief Financial Officer, Secretary and Treasurer of Green Globe; (iii) Jorge Olson, our Chief Marketing Officer, was appointed as the Chief Marketing Officer of Green Globe; and (iv) Jerry Halamuda and Dr. Stuart Titus, who at the time had no positions with us, were appointed as directors of Green Globe at our direction.

As of March 22, 2021, we had outstanding approximately 8,478,000 shares of common stock and 8,000,000 Series A Preferred Shares. Between March 22, 2021, and May 21, 2021, we negotiated with counterparties owed funds by us, including the related parties described below, with the goal of resolving as much of our outstanding obligations as possible prior to effecting the share exchange with Green Globe. We then issued 9,917,532 shares of our common stock, and then closed the share exchange with Green Globe on May 21, 2021, with all 18,395,532 shares of our outstanding common stock transferred to Green Globe in consideration of Green Globe’s issuance of an aggregate of 70,312,160,174 shares to our shareholders. The 9,917,532 shares of common stock we issued on May 21, 2021, are described below. Between March 22, 2021, and May 21, 2021, Mr. Piancone was our CEO and sole director, he was the CEO and one of the directors of Green Globe, he was the officer and control person of several of the related party entities described below, and he functionally controlled both us and Green Globe.

On October 22, 2019, we had entered into a Kiosk Acquisition Agreement with Mexico Franchise Opportunity Fund LP ("MFOF") (a related party entity of which approximately 31% is owned by our founder and CEO, Sandro Piancone, and approximately 25% is owned by our founder and CMO, Jorge Olson) to purchase 600 vending kiosks for total consideration of $3,638,357, payable by the issuance of 8,000,000 shares of our Series A Preferred Shares to MFOF. On May 21, 2021, we issued 8,757,479 shares of common stock to MFOF upon conversion of the 8,000,000 shares of Series A Preferred Shares into common stock at $1.00 per share, and payment of 757,479 shares of common stock for accrued dividends of $757,479, due on the preferred shares, at $1.00 per share.

On May 21, 2021, we issued 357,006 shares of common stock to eight third-party lenders shares for conversion of debt owed to the lenders at $1.00 per share, with 336,500 of such shares issued upon conversion of principal of $336,500, and 20,506 of such shares issued upon conversion of accrued interest of $20,506.

On May 21, 2021, we issued 127,016 shares of common stock to Mr. Halamuda (now considered a related party as he was appointed as a member of our Board of Directors in July 2021) for conversion of debt owed to Mr. Halamuda at $1.00 per share, with 125,000 of such shares issued upon conversion of principal of $125,000, and 2,016 of such shares issued upon conversion of accrued interest of $2,016.

On May 21, 2021, we issued 51,030 shares of common stock to a lender (Dr. Stuart Titus, now considered a related party as he was appointed as our Chairman of the Board of Directors in July 2021) for conversion of debt owed to Dr. Titus at $1.00 per share, with 50,000 of such shares issued upon conversion of principal of $50,000, and 1,030 of such shares issued upon conversion of accrued interest of $1,030.

On May 21, 2021, we issued 170,000 shares of common stock to an entity (Strategic Global Partners, Inc.) controlled by our founder and CEO, Mr. Piancone, in satisfaction of $170,000 of accrued fees for management services owed to the entity by us.

On May 21, 2021, we issued 185,000 shares of common stock to an entity (Cube17, Inc.) controlled by our founder and CMO, Mr. Olson, in satisfaction of $185,000 of accrued fees for management services owed to the entity by us.

On May 21, 2021, we issued 170,000 shares of common stock to an entity (Primus Logistics) controlled by our founder and CEO, Mr. Piancone, for rent of our manufacturing and office facility from January 1, 2020, to May 31, 2021, valued at $171,500.

On May 21, 2021, we issued 100,000 shares of common stock to a third party for information technology, software development, and kiosk technical services provided by them to us valued at $100,000.

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Our Products

We have launched the production and sale of our own in-house brand of hemp-based cigarettes, The Real Stuff Smokables, in three presentations: the twenty pack, the ten pack, and the Solito™ single pack, all of which are sold in our patented counter displays in convenience stores through master distributors.

We have also entered into several joint ventures to launch multiple new smokables brands: Cali Vibes D8, a joint venture focused on Delta 8 smokable products; Hemp Hop Smokables, a joint venture with rapper Rick Ross and Rap Snack's CEO James Lindsay; a joint venture with StickIt Ltd., an Israeli corporation, to manufacture cannabinoid sticks for insertion into other cigarettes; and a joint venture to launch Cheech & Chong-branded hemp smokables.

We have launched a brand of flavored hemp rolling papers, and we also private label manufacture hemp rolling papers for third parties. We are currently manufacturing hemp rolling papers for HBI International, one of the leading smoking paper producers in the world.

Recent Developments

In the fall of 2021, we received our largest purchase order to date for approximately $9.2 million from HBI International's Skunk and Juicy brand to manufacture hemp rolling papers for it. This purchase order is non-binding (we are not obligated to produce any product for HBI International under it), and we are currently negotiating a supply and manufacturing agreement with HBI International, the terms of which have not yet been finalized. Our sales to HBI International constituted approximately 41% of our revenues for the year ended December 31, 2021, the balance receivable from HBI International at December 31, 2021, represents approximately 37% of our total accounts receivable balances as of that date, and were we to lose HBI International as a customer, our revenues would significantly decline, and our business would be harmed.

In December 2021, the Company sold 1,300,000 shares of common stock at $1.00 per share to 24 investors, and in April 2022, the Company sold 208,000 shares of Company common stock at $2.00 per share to 9 investors.

In May 2022, we launched sales of our Hemp Hop Smokables joint venture products, as well as our Cheech & Chong-branded joint venture products.

Impact of the COVID-19 Pandemic

In December 2019, a novel coronavirus disease ("COVID-19") was reported to have surfaced in Wuhan, China, and on March 11, 2020, the World Health Organization characterized COVID-19 as a pandemic. The pandemic, which has continued to spread, and the related adverse public health developments, including orders to shelter-in-place, travel restrictions, and mandated business closures, have adversely affected workforces, organizations, customers, economies, and financial markets globally, leading to an economic downturn and increased market volatility. It has also disrupted the normal operations of many businesses, including ours.

Our operations have been impacted by a range of external factors related to the pandemic that are not within our control. For example, many cities, counties, states, and even countries have imposed or may impose a wide range of restrictions on the physical movement of our employees, partners and customers to limit the spread of the pandemic, including physical distancing, travel bans and restrictions, closure of non-essential business, quarantines, work-from-home directives, shelter-in-place orders, and limitations on public gatherings. These measures have caused, and are continuing to cause, business slowdowns or shutdowns in affected areas, both regionally and worldwide. In 2020, we temporarily scaled down sales efforts at trade shows and with customers and potential customers in in-person meetings, and we were forced to source ingredients for some of the components of our products from alternative suppliers. These changes disrupted our business, and similar changes in the future may disrupt the way we operate our business. In addition, our management team has, and will likely continue, to spend significant time, attention and resources monitoring the pandemic and seeking to minimize the risk of the virus and manage its effects on our business.

The duration and extent of the impact from the pandemic depends on future developments that cannot be accurately predicted at this time, such as the severity and transmission rate of the virus, the extent and effectiveness of containment actions and the disruption caused by such actions, the effectiveness of vaccines and other treatments for COVID-19, and the impact of these and other factors on our employees, customers, partners and vendors. If we are not able to respond to and manage the impact of such events effectively, our business will be harmed.

To the extent the pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in the "Risk Factors" section.

Principal Factors Affecting Our Financial Performance

Our operating results are primarily affected by the following factors:

●	our ability to acquire new customers or retain existing customers;
●	our ability to offer competitive product pricing;
●	our ability to broaden product offerings;
●	industry demand and competition;
●	our ability to leverage technology and use and develop efficient manufacturing processes;
●	our ability to attract and retain talented employees and sales personnel and distributors; and
●	market conditions and our market position.

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Results of Operations

For the Year Ended December 31, 2021, Compared to the Year Ended December 31, 2020

Revenue

During the year ended December 31, 2021, the Company generated $1,187,273 in revenue compared to $345,989 in revenue in 2020. $805,969 of such revenue during 2021 was from sales of our own product brands to third parties, $139,114 was from sales to related parties (entities controlled by Sandro Piancone, as well as the Cali Vibes D8 joint venture), and $242,190 was from product sales to white label clients. $135,867 of such revenue during 2020 was from sales of our own product brands to third parties, $64,290 was from sales to related parties (entities controlled by Sandro Piancone, the Company’s CEO, as well as the Cali Vibes D8 joint venture), and $145,832 was from product sales to white label clients. The increase in revenues during 2021, as compared to 2020, was as a result of us launching sales of our products in 2020 and increasing sales efforts during 2021.

Operating Costs and Expenses

The Company had total cost of goods sold of $850,901 for the year ended December 31, 2021, compared to $899,699 in cost of goods sold in 2020, which included an inventory obsolescence allowance expense of $623,375 in 2020 incurred in the year ended December 31, 2020, as a result of the creation of a potential loss allowance provision on a quantity of hemp biomass that was acquired shortly after the Company was formed. The inventory obsolescence allowance was created as a precautionary measure with regard to a large quantity of hemp biomass that is currently being used in production of our products, which we expect will be consumed within 6 to 12 months. All or a portion of the allowance is expected to be credited back as other income as the biomass is used, but there is no guarantee that it will be. The other increase in costs of sales in 2021 as compared to 2020 was due to expanding sales efforts in 2021 after launching product sales in 2020.

The Company incurred general and administrative expenses totaling $981,676 for the year ended December 31, 2021, compared to $303,682 in 2020. The increase was due to us expanding operations in 2021 as compared to 2020, and incurring increased expenses associated with raising capital in 2021, including new accounting, legal and broker expenses incurred in 2021. The Company also incurred related party general and administrative expenses of $469,259 during 2021 and $420,000 during 2020, consisting of senior management consulting fees and rent payable on our premises leased in San Diego, California. The landlord, Primus Logistics, is 90%-owned by Sandro Piancone, the Company's CEO.

The Company's sales and marketing expenses increased to $542,680 during the year ended December 31, 2021, compared to sales and marketing expenses of $27,597 during 2020, as a result of us expanding operations during 2021 and increasing sales efforts in 2021 as compared to 2020. While the Company incurred no research and development expenses in 2020, during 2021, the Company incurred research and development expenses of $2,090 associated with laboratory testing of the Company's products.

Net Loss

The Company had a net loss of $1,870,675 for the year ended December 31, 2021, compared to a net loss of $1,465,444 for the 2020 fiscal year. This increase was due to increasing sales and expanding operations in 2021 as compared to 2020, and the corresponding increase in general and administrative expenses described above, and an increase in interest expense to $209,676 during the year ended December 31, 2021, compared to interest expense of $160,423 during 2020, resulting from the sale of additional interest-bearing promissory notes to private investors for the purposes of raising seed capital in 2021. Additionally, during May of 2021, the Company paid dividends to its then-holder of preferred stock in common shares rather than cash, which shares were valued at $757,479. As a result, the Company’s net loss attributable to the Company’s common stockholders during 2021 was $2,613,904, after a reduction of net loss of $14,250 for the Company’s non-controlling interests in its joint ventures subsidiaries. The Company had no comparable dividend and had no non-controlling interests net loss reduction during 2020.

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Assets & Liabilities

The following table sets forth key components of our balance sheet as of December 31, 2021 and 2020.

	As of December 31,
	2021	2020

Current Assets	$2,117,638	$101,462
Property and Equipment	4,998,771	5,005,309
Total Assets	7,570,523	5,657,894
Current Liabilities	4,168,264	2,931,761
Total Liabilities	4,702,863	3,435,326
Stockholder's Equity (for Hempacco)	2,867,660	2,222,568
Total Liabilities and Equity	$7,570,523	$5,657,894

As of December 31, 2021, current assets increased to $2,117,638 from $101,462 as of December 31, 2020. This increase was primarily due to increase in accounts receivable, deposits and prepayments as of December 31, 2021, as compared to December 31, 2020, and the Company’s sales of 1,300,000 shares of common stock to 24 investors during December of 2021 at $1.00 per share, for gross proceeds of $1,300,000. As of December 31, 2021, current liabilities increased to $4,168,264 from $2,931,761 as of December 31, 2020, primarily due to increases in accounts payable and accrued expenses, long-term promissory note payables, prepaid invoices and deferred revenue, partially offset by a decrease in related party accounts payable.

At December 31, 2021 , the Company had cash funds of $933,469.

Liquidity and Capital Resources

The table below, for the periods indicated, provides selected cash flow information:

	Year Ended December 31, 2021	Year Ended December 31, 2020

Net cash used in operating activities	$(730,961)	(69,686)
Net cash used in investing activities	(79,963)	(51,431)
Net cash provided by financing activities	1,743,893	121,500
Net change in cash	$932,969	383

Cash Flows from Operating Activities

We had cash used in operating activities of $730,961 in the year ended December 31, 2021, as compared to cash used in operating activities of $69,686 during the year ended December 31, 2020. The increase in cash used in operating activities for the year ended December 31, 2021, is primarily attributable to increases in 2021 in prepaid expenses, accounts receivable and inventory partially offset by increases in deferred revenues , accounts payable and the inventory obsolescence allowance expense (which allowance was incurred in 2020 but not 2021).

Cash Flows from Investing Activities

We had cash used in investing activities of $79,963 for the year ended December 31, 2021, as compared to $51,431 in cash used in investing activities in 2021. This cash was used to make improvements to our manufacturing facility and purchase equipment.

Cash Flows from Financing Activities

We had cash provided by financing activities of $1,743,893 in the year ended December 31, 2021, as compared to cash provided by financing activities of $121,500 in 2020, due to increased borrowing and sales of equity during 2021 as compared to 2020.

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For the Three Months Ended March 31, 2022, Compared to the Three Months Ended March 31, 2021

Revenue

During the three months ended March 31, 2022, the Company generated $971,166 in revenue compared to $137,316 in revenue during the three months ended March 31, 2021. During the three months ended March 31, 2022, $957,566 of our revenue was from sales of materials to third parties, and $12,600 of our revenue during that period was from white label production for third parties, as compared to $43,741 and $93,575 in sales of materials to third parties and white label production for third parties, respectively, during the comparative period in 2021.  During the three months ended March 31, 2022, $1,000 of our revenue was from sales of materials to related parties, and none of our revenue during that period was from white label production for related parties, as compared to no sales of materials to related parties and white label production for related parties, respectively, during the comparative period in 2021. The increase in revenues during 2022, as compared to 2021, was as a result of us expanding product sales during 2022 as compared to 2021.

Operating Costs and Expenses

The Company had total cost of goods sold of $799,006 during the three months ended March 31, 2022, compared to total cost of goods sold of $103,545 during the comparative period in 2021. The increase in relative total cost of goods sold is primarily due to increasing sales and production in the three months ended March 31, 2022, as compared to the same period in 2021.

The Company incurred general and administrative expenses totaling $293,700 during the three months ended March 31, 2022, compared to $194,153 in the same period in 2021. The increase was due to our expansion of operations throughout the 2021 fiscal year. The Company also incurred related party general and administrative expenses of $105,000 during the three months ended March 31, 2022, consisting of senior management consulting fees and rent payable on our premises leased in San Diego, California, compared to related party general and administrative expenses of $114,980 during the three months ended March 31, 2021, for the same fees and rent. The landlord, Primus Logistics, is 90%-owned by Sandro Piancone, the Company's CEO.

The Company's sales and marketing expenses increased to $229,982 during the three months ended March 31, 2022, compared to sales and marketing expenses of $18,120 during 2021, as a result of us significantly our expanding operations and sales and marketing activities during the 2021 fiscal year as we expanded our operations.

Net Loss

The Company had a net loss of $473,579 for the three months ended March 31, 2022, compared to a net loss of $334,439 for the three months ended March 31, 2021. The increase in net loss was primarily due to significantly increasing our operations during 2021, partially offset by (i) decreasing interest expense to $3,597 during the three months ended March 31, 2022, compared to interest expense of $40,683 during the comparative period in 2021.

Assets & Liabilities

The following table sets forth key components of our balance sheet as of March 31, 2022, and December 31, 2021.

	As of
	March 31, 2022	December 31,
		2021

Current Assets	$1,920,220	$2,117,638
Property and Equipment	4,929,689	4,998,771
Total Assets	7,682,503	7,570,523
Current Liabilities	4,358,677	4,168,264
Total Liabilities	4,867,047	4,702,863
Stockholder's Equity (for Hempacco)	2,815,456	2,867,660
Total Liabilities and Equity	$7,682,503	$7,570,523

As of March 31, 2022, current assets decreased to $1,920,220 from $2,117,638 as of December 31, 2021. This decrease was primarily due to spending cash to fund expenses associated with this offering and the Company’s prior securities offerings, and expanding our operations during the three months ended March 31, 2022. As of March 31, 2022, current liabilities increased to $4,358,677 from $4,168,264 as of December 31, 2021, primarily due to increases in accounts payable and accrued expenses, and related party advances and short-term loans, partially offset by reductions in customer prepaid invoices and deposits and equipment loan payables.

At March 31, 2022, the Company had cash funds of $7,048.

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Liquidity and Capital Resources

The table below, for the periods indicated, provides selected cash flow information:

	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021

Net cash used in operating activities	$(1,134,464)	(338,486)
Net cash provided by (used in) investing activities	35,988	(3,750)
Net cash provided by financing activities	172,055	533,329
Net change in cash	$(926,421)	191,093

Cash Flows from Operating Activities

We had cash used in operating activities of $1,134,464 in the three months ended March 31, 2022, as compared to cash used in operating activities of $338,486 during the three months ended March 31, 2021. The increase in cash used in operating activities for the three months ended March 31, 2022, is primarily attributable to increases in receivables, inventory (i.e., purchase of additional inventory), and prepaid expenses, and decreases in deferred revenues, partially offset by adjustments due to increased depreciation and amortization, and increases in accounts payable and related party accounts payable.

Cash Flows from Investing Activities

We had cash provided by investing activities of $35,988 for the three months ended March 31, 2022, as compared to cash used in investing activities of $3,750 for the three months ended March 31, 2021. The increase was due to a gain from disposal of equipment partially offset by a slight increase in cash being used to purchase manufacturing equipment during the three months ended March 31, 2022, as compared to the same period in 2021.

Cash Flows from Financing Activities

We had cash provided by financing activities of $172,055 in the three months ended March 31, 2022, as compared to cash provided by financing activities of $533,329 in the comparative period in 2021, due to decreased borrowing in the three months ended March 31, 2022, as compared to the three months ended March 31, 2021.

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We anticipate that our cash needs for the next twelve months for working capital and capital expenditures will be approximately $2,000,000. As of March 31, 2022, we had approximately $7,048 in cash, and we believe that our current cash and cash flow from operations will only be sufficient to meet anticipated cash needs for the next six months for working capital and capital expenditures. We will likely also require additional cash resources due to possible changed business conditions or other future developments. We plan to seek to sell additional equity securities to generate additional cash to continue operations. We may also sell debt securities to generate additional cash. The sale of equity securities, or of debt securities that are convertible into our equity, could result in additional dilution to our shareholders. The incurrence of additional indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations and liquidity.

Our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties, including the following: investors' perception of, and demand for, securities of cigarette and hemp companies; conditions of the U.S. and other capital markets in which we may seek to raise funds; future results of operations, financial condition and cash flow. Therefore, our management cannot assure that financing will be available in amounts or on terms acceptable to us, or if at all. Any failure by us to raise additional funds on terms favorable to us could have a material adverse effect on our liquidity and financial condition.

Going Concern

In the event we are not successful in reaching our sustained revenue targets, we anticipate that depending on market conditions and our plan of operations, we will likely incur continued operating losses. We base this expectation, in part, on the fact that we may not be able to generate enough gross profit to cover our operating expenses. Consequently, there remains the possibility that we may not continue to operate as a going concern in the long term. As described in our description of risks affecting our business, we are subject to many factors which could detrimentally affect us. Many of these risk factors are outside management's control, including demand for our products, our ability to hire and retain talented and skilled employees and service providers, as well as other factors.

We do not know of any trends, demands, commitments, events or uncertainties that will result in, or that are reasonable likely to result in, our liquidity increasing or decreasing in any material way.

We do not know of any significant changes in expected sources and uses of cash.

We do not have any commitments or arrangements from any person to provide us with any equity capital.

Off-Balance Sheet Arrangements

We currently have no off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Policies

Our financial statements are based on the application of accounting principles generally accepted in the United States ("GAAP"). GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenue, and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

Our significant accounting policies are summarized in Note 2 to our financial statements. While these significant accounting policies impact our financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause an effect on our results of operations, financial position or liquidity for the periods presented in this report.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by FASB that are adopted by the Company as of the specified effective date. If not discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company's financial statements upon adoption.

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BUSINESS

Overview

We are focused on Disrupting Tobacco™ by manufacturing and selling nicotine-free and tobacco-free alternatives to traditional cigarettes. We utilize a proprietary, patented spraying technology for terpene infusion and patent-pending flavored filter infusion technology to manufacture hemp- and herb-based smokable alternatives.

We have conducted research and development in the smokables space and are engaged in the manufacturing and sale of smokable hemp and herb products, including The Real Stuff™ Hemp Smokables. Our operational segments include private label manufacturing and sales, intellectual property licensing, and the development and sales of inhouse brands using patented counter displays. Our inhouse brands are currently sold in over 200 retail locations located in the San Diego, California, area, our private label customers include well-known and established companies in the cannabis and tobacco-alternatives industries, and we currently own approximately 600 kiosk vending machines which we plan to refurbish and use to distribute our smokables products in a wider fashion under our HempBox Vending brand.

Our hemp cigarette production facility, located in San Diego, California, has the capacity to produce up to 30 million cigarettes monthly. From our facility, we can small-to-large quantities of product—from single displays of product to targeted retail locations to truckloads of product to private label customers—with in-house processing, packing, and shipping capabilities.

We believe that our manufacturing technologies will be a critical component of our success. We plan to continue to invest in research and development, and we currently have one approved patent and one patent pending with respect our critical manufacturing processes. Our approved patent is an exclusivity patent to spray hemp with terpenes for flavoring or to add cannabidiol, which we refer to as CBD, or cannabigerol, which we refer to as CBG, and our pending patent relates to our flavored filter infusion technology. We also have several ready-to-file patent applications with respect to hemp manufacturing, hemp processing, design patents for hemp machines and merchandisers, and customized manufacturing equipment.

We believe that we are positioned to rapidly grow our customer and product footprint through increasing marketing efforts, reaching agreements with master distributors who will sell to a broad network of retail establishments, and aggressively targeting additional distributors throughout the United States. We plan to drive and increase customer traffic with internet marketing to or with the clients that carry our products.

Our Products

We have launched the production and sale of our own in-house brand of hemp-based cigarettes, The Real Stuff™ Smokables, in three presentations: the twenty pack, the ten pack, and the Solito™ single pack, all of which are sold in our patented counter displays in convenience stores through master distributors.

We have launched a brand of flavored hemp rolling papers, and we also private label manufacture hemp rolling papers for third parties. We are currently manufacturing hemp rolling papers for HBI International, one of the leading smoking paper producers in the world.

We have launched a brand of flavored hemp rolling papers, and we also private label manufacture hemp rolling papers for third parties. We are currently manufacturing hemp rolling papers for HBI International, one of the leading smoking paper producers in the world, and in the fall of 2021, we received our largest purchase order to date for approximately $9.2 million from HBI International's Skunk and Juicy brand to manufacture hemp rolling papers for it. This purchase order establishes initial product pricing but is non-binding with respect to us since we are not obligated to produce any product for HBI International under it. We are currently negotiating a supply and manufacturing agreement with HBI International, the terms of which have not yet been finalized.

We have also entered into several joint ventures, described below, to launch multiple new smokables brands: Cali Vibes D8, a joint venture focused on Delta 8 smokable products; Hemp Hop Smokables, a joint venture with rapper Rick Ross and Rap Snack's CEO James Lindsay; a joint venture with StickIt Ltd., an Israeli corporation, to manufacture cannabinoid sticks for insertion into other cigarettes; and a joint venture to launch Cheech & Chong-branded hemp smokables.

We have a 50% interest in the Hemp Hop Smokables joint venture entity, Hemp Hop Smokables, LLC, a Florida manager-managed limited liability company, which is managed by five managing directors: three managing directors appointed by us, and two managing directors appointed by Hemp Hop Global, LLC, a Florida limited liability company controlled by James Lindsay.  Currently, the three managing directors appointed by us are Sandro Piancone, Jorge Olson, and Louis Pelliccia, and the two managing directors appointed by Hemp Hop Global are James Lindsay and Taylor McCain. The written consent of 75% of the managing directors is required for the joint venture entity to take any of the following actions, among others: amending the operating agreement governing the joint venture entity, issuing additional membership interests of the joint venture entity, entering into related party transactions, acquiring or disposing of any joint venture entity assets other than in the ordinary course of business, settling any lawsuit or assuming any liability in excess $10,000, changing the number of managing directors of the joint venture entity, changing the business of the joint venture entity, or dissolving the joint venture entity. We launched sales of our Hemp Hop Smokables joint venture products in May 2022.

We also have a 25% interest in the Cali Vibes D8 joint venture entity, Cali Vibes D8 LLC, a Delaware member-managed limited liability company, which is operated by Louis Pelliccia, the Chairman and CEO of the entity. The joint venture entity shall operate until all members unanimously vote to dissolve the Company, no further members of the entity exist, it becomes unlawful for the entity to operate, a judicial decree is entered to dissolve the entity, or any other event occurs which results in dissolution of the entity under federal or Delaware law.

In January 2022, we entered into a joint venture agreement with StickIt Ltd. (“StickIt”), an Israeli corporation that manufactures cannabinoid sticks which we had previously negotiated a short-form joint venture letter agreement with in 2021, to develop and sell hemp smokables products in the United States and Mexico utilizing each of the parties’ respective expertise. Pursuant to the 2022 joint venture agreement, which supersedes the prior letter agreement, we are required to fund $750,000 to the joint venture entity, Stick-It USA, Inc., a newly formed Delaware corporation, and we will then receive preferred shares of the joint venture entity entitling us to 75% of distributable profits of the joint venture entity until we have been repaid $750,000, after which our preferred shares will convert into 750,000 shares of common stock of the joint venture entity. StickIt will also receive 750,000 shares of common stock of the joint venture entity. We are required to manufacture joint venture product and provide accounting, inventory management, staff training, and trade show and marketing services for the joint venture entity; our majority shareholder, Green Globe International, Inc. (“Green Globe”), is required to issue Stick-It five-year warrants to purchase 100,000,000 shares of Green Globe common stock at an exercise price of $0.01 per share, with the warrants issuable in three tranches (the first 25,000,000 warrants issuable upon signing the joint venture agreement, the second 25,000,000 warrants issuable when the joint venture entity achieves annual sales revenue in excess of $5,000,000, and the third tranche of 50,000,000 warrants issuable upon the joint venture entity achieving annual sales revenue in excess of $10,000,000); and StickIt is required to license its trade name and “CBD stick” intellectual property to the joint venture entity, provide distribution and retailer negotiation and management services to the joint venture entity, and supply the joint venture entity with basic (non-CBD) sticks at an initial price of $0.22/stick. The joint venture entity is also required to enter into a manufacturing and supply agreement with StickIt pursuant to which the joint venture entity shall pay StickIt $250,000, and StickIt shall provide the joint venture entity the equipment necessary to manufacture CBD stick products and materials to permit the joint venture entity to manufacture an initial 30,000 stick products. If StickIt’s ownership of the joint venture entity ever falls below 50%, the joint venture entity is required to a name change amendment with the State of Delaware to remove “stick” from its name unless StickIt otherwise consents to the joint venture entity retaining “stick” in its name. In the event that there is dispute between us and StickIt which cannot be resolved within 28 days of the date the issue was required to be resolved by the joint venture entity’s board of directors or shareholders, StickIt shall have the right to purchase our interest in the joint venture entity for a purchase price equal to the average of the joint venture entity’s valuation as determined by two appraisers, with one appraiser appointed by us and the other appraiser appointed by StickIt.

In January 2022, we also entered into a joint venture agreement with Cheech and Chong’s Cannabis Company, a Nevada corporation (“CCCC”), to form a joint venture entity in Nevada, which entity will market and sell Cheech & Chong-branded hemp smokable products. Pursuant to the agreement, the joint venture entity will be owned 50% by each of us and CCCC, we are required to fund $10,000 to the joint venture entity, we are required to manufacture joint venture product and provide accounting, inventory management, staff training, and trade show and marketing services for the joint venture entity, our majority shareholder, Green Globe, is required to issue to CCCC a three-year warrant to purchase 100,000,000 shares of Green Globe common stock at an exercise price of $0.01 per share, and CCCC is required to provide online marketing and promotion, design and branding, brand management and development, trademark receipt, and sales and distribution services to the joint venture entity. CCCC is also required to ensure that Cheech Marin and Tommy Chong attend and make appearances at joint venture entity events. At the Tobacco Plus Expo held in Las Vegas in January 2022, we debuted the Cheech & Chong-branded joint venture hemp smokables and hemp blunt wraps products, as well as a Cheech & Chong-branded kiosk vending machine, with Tommy Chong. In May 2022, we launched sales of our Cheech & Chong-branded joint venture products.

Our products include the following:

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Industry

Smokable hemp products, which include CBD flower, hemp-CBD pre-rolls, cigars and other inhalables, are part of a growing sector in the hemp-CBD market. According to Hemp Industry Daily - Sector Snapshot - Smokable Hemp, Hemp industry observers say smokable hemp is one of the fastest growing and most lucrative segments in the nascent hemp and CBD industry, with expectations that the market will experience fivefold growth in the next five years.

By 2025, Nielsen expects the smokable hemp market to reach $300 million-$400 million in size, representing roughly 5% of the potential $6 billion-$7 billion hemp-derived CBD consumer products category. (see https://hempindustrydaily.com/exclusive-smokable-hemp-market-worth-up-to-80-million-for-2020-with-five-fold-growth-predicted/).

Demand for hemp-derived CBD products continues to grow, even though market projections have fluctuated based on economic factors, including disruptions caused by the COVID-19 pandemic and the lack of conclusive legislation from federal authorities with respect to consumable CBD products.

Competitive Strengths

We believe our manufacturing technologies, manufacturing facility manufacturing capacity, and management with extensive industry experience are strengths that set us apart from our competitors.  Our manufacturing facility can quickly scale up production volumes, our management team has extensive experience in the cigarette and food and beverage industries, and because of our manufacturing technologies, which allow us to spray hemp with terpenes for flavoring or to add CBD or CBG, and add flavoring via our filter infusion technology, we believe our smokables products offer consistent and unique flavor and odor profiles to consumers, which we believe sets our products apart from competing products, which may lack flavor and odor consistency or smell like marijuana when smoked.

Growth Strategy

Our goal is to become the market leader in disrupting the trillion-dollar tobacco industry with nicotine- and tobacco-free products and technologies in connection with hemp, herb, and spice smokables and smoking papers. We believe that our products and technology have the potential to disrupt the Big Tobacco industry.

We seek to become the leader in sales and distribution of alternative smokable products. We aim to offer our products and affiliate products in over 100,000 convenience and liquor stores in the United States (see https://www.convenience.org/Research/FactSheets/IndustryStoreCount), and we also intend to build international sales and distribution channels for our products and affiliate products. Our goal is to build a portfolio of non-tobacco smokables brands, become the United States market leader in the space, and subsequently build exclusive master distribution relationships in other countries.

We plan to do this in four ways:

1.

We intend to focus on growing our fast-moving consumer goods brands, such as our The Real Stuff™ smokables and Hempbar, our line of liquor-flavored infused hemp smokables for sale in liquor stores and bars.

In the smokables space, we plan to make strategic acquisitions of brands to add to our portfolio of brands and products. We currently have interests in joint ventures that have launched two new brands. We exclusively manufacture the products for these joint ventures, and we plan to act as a master distributor for the different joint venture brands that we manufacture products for.

2.	We plan to build a portfolio of patents and technologies, which should allow us to protect and grow our competitive position in the industry.

We may also license some of our technologies to other cannabis companies in the United States and hemp and cannabis companies in other countries outside the United States. We plan to file several applications for additional patents during the next year as available funds permit, and we plan to evaluate opportunities to license and/or acquire new patents and technologies that are synergistic with our current and planned product offerings and manufacturing plans.

3.	We intend to expand our manufacturing capabilities.

We believe that our inhouse manufacturing is a key capability that will separate us from other hemp-based or tobacco-alternative smokable brands. We are not beholden to a third-party manufacturer. We also can produce our products anytime it is necessary, including at night and on weekends. Because of our technologies, we believe that we can expand private label manufacturing for other companies and manufacture their products. We plan to charge them for use of our patented technology, along with manufacturing costs. We plan to continue to assess new potential technologies for acquisition or development, and we intend to continue to design our own new manufacturing technologies to update our production capabilities and employ leading edge manufacturing technologies. In the future, we will look to acquire machines, factories, and technologies to expand our manufacturing and packaging capabilities.

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4.	We plan to increase sales by focusing on master distributor relationships, e-commerce sales, and distribution of our brands, and joint venture brands.

Our sales team and brokers plan to market our entire portfolio of brands and affiliated brands to distributors, sell our products aggressively on e-commerce platforms, and sell our products in kiosks.

We believe that we are positioned to rapidly grow our customer and product footprint through increasing our marketing efforts, reaching agreements with master distributors, and aggressively targeting additional distributors throughout the United States. We plan to drive and increase e-commerce customer traffic and sales through aggressive internet marketing campaigns. It is our goal that master distributors and other distributors will sell and deliver to bars, liquor stores, convenience stores, smoke shops and CBD stores.

Technology & Intellectual Property

We currently have one approved patent and one patent pending with respect our critical manufacturing processes. Our approved patent is an exclusivity patent to spray hemp with terpenes for flavoring or to add cannabidiol, which we refer to as CBD, or cannabigerol, which we refer to as CBG, and our pending patent relates to our flavored filter infusion technology. We also have several ready-to-file patent applications with respect to hemp manufacturing, hemp processing, design patents for hemp machines and merchandisers, and customized manufacturing equipment.

With regard to our patent, trademarked and referred to as "FlorSure," it has been licensed from Open Book Extracts for three years, and the patent expires in October of 2034 (U.S. patent no. 9532593B2, title: “Herbal Smoking Blend"). Pursuant to the license agreement, our parent company, Green Globe International, Inc., was obligated to issue $120,000 of its common stock to the licensor as an initial royalty payment, it has done so, and we are obligated to make cash royalty payments to the licensor in an amount equal to the greater of either (i)$0.01/cigarette sold which was produced using FlorSure, or(ii)a minimum royalty amount equal to(a) $0 for the first year of the license (April 1, 2021–March 31, 2022), (b) $90,000 for the second year of the license (April 1, 2022–March 31, 2023), and (c) $120,000 for the third year of the license(April 1, 2023–March 31, 2024). Such cash royalty payments are due on a quarterly basis, and the licensor can terminate the license if the royalty payments are not made within a 30-day cure period after providing us notice of intent to terminate for non-payment. For other material breaches of the license by us, the licensor can terminate the license after the provision of 90 days’ notice to us, provided we have not cured the breach during such 90-day cure period. We have the right to terminate the license after the provision of 90 days’ notice to the licensor if the licensed intellectual property rights are rendered invalid or unenforceable and the licensor has not remediated and made valid the licensed rights within the 90-day cure period. The license expires on March 31, 2024, and may be renewed or extended by mutual agreement of the parties.

FlorSure applies terpenes and cannabinoids onto smokable hemp to enable a consistent customer experience for hemp cigarettes, pre-rolls, and hemp flowers. FlorSure addresses one of the issues in the hemp cigarette market—consistency. Producers of tobacco cigarettes have developed specific tobacco blends to ensure consistency in flavor and effect across millions of batches. FlorSure applies terpenes and cannabinoids to hemp, enabling the consistency in flavor profiles and physiological effects consumers seek. With FlorSure, we believe our brands now have the ability to create finished products with consistent, repeatable, and reliable terpenoid profiles, delivering products that consumers can trust and which we believe sets our products apart from competing products.

With respect to our pending patent, the application for which was filed in 2021, we developed and filed a patent for a new, cutting-edge technology to infuse terpenes and aroma into the cigarette filter. We believe this technology will also provide greater consistency in flavor profiles for our products.

The above-described technologies include systems and methods for infusing cigarettes with sensory additives. Sensory additives described herein enhance the organoleptic properties, such as taste and odor, of the cigarette, and include, for example, flavoring and aromatic additives. A cigarette typically includes a piece of rolling paper, a smoking substance (e.g., an herbal or plant composition), and a filter. The rolling paper encloses the smoking substance forming a cylindrical rod, which is coupled to a filter to form a cigarette.

The filter is at an end of the cigarette that is placed in a smoker's mouth. Systems and methods described herein include infusing cigarette filters with sensory additives to enhance their organoleptic properties.

We have applied for trademarks for "Disrupting Tobacco," "HempBox," "Hempbar," "The Real Stuff," "Solito," and "Cali Vibes D8."

Supplier and Fulfillment Relationships

We obtain our hemp directly from farmers in California and Oregon. In 2022, we plan to increase our number of hemp suppliers to support expanding sales of our hemp-based products. We source other components and ingredients for our products from suppliers throughout the United States and abroad, and we are not dependent on any single supplier.

Marketing

We market our products through various sales channels, primarily trade shows and through print and digital advertisements, focusing on several customer types. These customers include consumers, wholesalers, distributors, and those seeking private label products. We repeatedly test new marketing venues, platforms and approaches utilizing proven methods to measure results assuring our efforts are cost effective.

Trade Shows

We exhibit at a variety of trade shows each year with differing attendee focuses. These include hemp, cannabis, CBD and wellness, convenience and grocery stores, consumer product distribution, and private label.

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Digital and Printed Advertisements

We utilize sophisticated digital tools to place ads primarily through Google and Facebook (now Meta) that target likely customers and those showing interest in our products. In addition, we have recently begun to place traditional print ads in journals and magazines focused on convenience stores, distributors, and private label products.

In addition to new prospect acquisition programs, our marketing team produces a weekly newsletter that is distributed to our contacts with the goal of keeping the Company top-of-mind, and this newsletter has historically resulted in conversion of contacts into current customers.

Customers and Markets

We primarily sell our products in the United States, but we have completed a few test orders to customers in Spain, Switzerland, Poland, and Italy. On our e-commerce sites, we have thousands of customers. As for our white/private label business, we have approximately 12 customers who use us to manufacture white/private label products for them. As to our Real Stuff™ brand, we plan to sign up master distributors and smaller distributors to carry brand products and increase sales of brand products. We currently sell our products to over 200 liquor and smoke shops in the San Diego, California area.

Competition

The smokables industry consists of a few domestic and international tobacco and cigarette companies, most of which have existing relationships in the markets into which we plan to sell, as well as financial, technical, marketing, sales, manufacturing, scaling capacity, distribution and other resources, and name recognition substantially greater than ours. Several domestic cigarette competitors are continuing to research hemp cigarettes.

Cigarette and filtered cigar companies compete primarily on the basis of product quality, brand recognition, brand loyalty, taste, innovation, packaging, service, marketing, advertising, retail shelf space, and price. Hemp cigarette sales can be significantly influenced by weak economic conditions, erosion of consumer confidence, competitors' introduction of low-price products or innovative products, higher taxes, higher absolute prices and larger gaps between price categories, and product regulation that diminishes the ability to differentiate hemp products.

Domestic hemp cigarette competitors included Taat International, Wild Hemp, Pure Hemp, Colorado's Finest, and Redwood Reserve. International hemp cigarette competitors include Heimat and Hemp House.

Facilities

We are headquartered in San Diego, California, at the location of our hemp cigarette and rolling paper manufacturing facility, which location is leased from a related party (an entity controlled by our CEO and Director, Sandro Piancone). Our management team, client service team, marketing, operations, and sales team are all primarily based in this location.

Our manufacturing facility at this location has the capacity to produce up to 30 million cigarettes monthly. Our facility is approximately 5,000 square feet in size, and we have the right to lease up to approximately 48,000 additional square feet of co-located manufacturing and warehouse space from the related party as inventory and production needs expand. From our facility, we can ship small-to-large quantities of product—from single displays of product to targeted retail locations to truckloads of product to private label customers—with in-house processing, packing, and shipping capabilities.

Seasonality and Cyclicality

Although historically our product sales have not been seasonal or cyclical to any significant degree, we expect that our sales in the future will be greater in the summer months, when more consumers are outdoors, than in the winter months.

Employees

As of March 31, 2022, we had 15  full-time and part-time employees, and we consider our employee relations to be good. Our human capital resource objectives are designed to attract, and retain, highly motivated and well qualified employees. We have worked diligently to provide a flexible and safe work environment—especially during the unforeseen COVID-19 global pandemic. The health and safety of our employees and clientele is of the upmost importance to us. We have taken significant steps to protect our workforce during COVID-19 including but not limited to, working remotely, increased cleaning and sanitization of facilities, and social distancing protocols consistent with guidelines issued by federal, state, and local governments.

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Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are not aware of any such legal proceedings or claims against us.

Regulation

Trade Regulations

Our suppliers generally source or manufacture finished goods in parts of the world that may be affected by the imposition of duties, tariffs or other import regulations by the United States. We believe that our redundant network of suppliers provide sufficient capacity to mitigate any dependency risks on a single supplier.

We buy necessary components or ingredients for our products from suppliers or factories both domestically and internationally as needed. We do not depend on any single supplier. However, if we are unable to continue to obtain our finished products from international locations or if our suppliers are unable to source raw materials, it could significantly disrupt our business. Further, we are affected by economic, political and other conditions in the United States and internationally, including those resulting in the imposition or increase of import duties, tariffs and other import regulations and widespread health emergencies, which could have a material adverse effect on our business.

Laws and Regulations Relating to Our Products

The production, distribution and sale in the United States of many of our products are subject to the Federal Food, Drug, and Cosmetic Act, the Federal Trade Commission Act, the Lanham Act, state consumer protection laws, competition laws, federal, state and local workplace health and safety laws, various federal, state and local environmental protection laws, various other federal, state and local statutes applicable to the production, transportation, sale, safety, advertising, labeling and ingredients of such products, and rules and regulations adopted pursuant to these laws. Outside the United States, the distribution and sale of our many products and related operations are also subject to numerous similar and other statutes and regulations.

On December 20, 2018, the Agricultural Improvement Act of 2018, which is also known as the "2018 Farm Bill," was enacted and, among other things, further legalized hemp under U.S. federal law, but with compliance still being required with all applicable state hemp laws. The 2018 Farm Bill includes certain benefits for the hemp industry in the United States, including: (i) the extension of the protections for hemp research and researchers and the conditions in which hemp research can be done, (ii) the protection of hemp farmers and hemp production under federal crop insurance programs, (iii) the permitting of the cultivation, interstate transportation and sale of hemp and hemp products in the U.S. in compliance with all other applicable federal and state laws, and (iv) the removal of hemp and hemp derived products from Schedule 1 of the Controlled Substances Act ("CSA").

As of January 1, 2021, federal law and the laws of 47 states in the United States and the District of Columbia have legalized hemp, 36 states in the United States, the District of Columbia, Guam, Puerto Rico, and the U.S. Virgin Islands have enacted laws and/or regulations that recognize, in one form or another, legitimate medical uses for cannabis/marijuana and consumer use of cannabis/marijuana in connection with medical treatment, and 15 states in the United States, the District of Columbia, Guam, and the Northern Mariana Islands have legalized cannabis/marijuana for adult recreational use. Other states are considering similar legislation. Conversely, under the federal CSA, the policies and regulations of the federal government and its agencies are that cannabis/marijuana has no medical benefit, and a range of activities are prohibited, including cultivation, possession, personal use and interstate distribution of cannabis/marijuana.

Our activities in the United States only involve legal hemp in compliance with the CSA. The hemp and the marijuana plants are both part of the same cannabis genus, except that hemp does not have more than 0.3% dry weight content of delta-9-tetrahydrocannabinol ("THC"). While 2018 Farm Bill legalized hemp and cannabinoids extracted from hemp in the United States, such extracts remain subject to state laws and regulation by other U.S. federal agencies such as the FDA, U.S. Drug Enforcement Administration ("DEA"), and the U.S. Department of Agriculture ("USDA"). The same plant, with a higher THC content is marijuana, which is legal under certain state laws, but which is currently not legal under U.S. federal law. The similarities between these plants can cause confusion.

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A California law known as Proposition 65 requires a specific warning to appear on any product containing a component listed by the state as having been found to cause cancer or birth defects. The state maintains lists of these substances and periodically adds other substances to these lists. Proposition 65 exposes all food and beverage producers to the possibility of having to provide warnings on their products in California because it does not provide for any generally applicable quantitative threshold below which the presence of a listed substance is exempt from the warning requirement. Consequently, the detection of even a trace amount of a listed substance can subject an affected product to the requirement of a warning label. However, Proposition 65 does not require a warning if the manufacturer of a product can demonstrate that the use of that product exposes consumers to a daily quantity of a listed substance that is:

●	below a "safe harbor" threshold that may be established;
●	naturally occurring;
●	the result of necessary cooking; or
●	subject to another applicable exemption.

In January 2019, New York State's governor announced the "Consumer Right to Know Act," a proposed law that would impose similar and potentially more stringent labeling requirements than California Proposition 65. The law has not yet been adopted, and to our knowledge California Proposition 65 remains the most onerous state-level chemical exposure labeling statutory scheme. However, due in part to the large size of California's market, promotional products sold or distributed anywhere in the United States may be subject to California Proposition 65.

We are unable to predict whether a component found in a product that we assisted a client in producing might be added to the California list in the future. Furthermore, we are also unable to predict when or whether the increasing sensitivity of detection methodology may become applicable under this law and related regulations as they currently exist, or as they may be amended.

We are subject to various federal, state and local laws and regulations, including but not limited to, laws and regulations relating to labor and employment, U.S. customs and consumer product safety, including the Consumer Product Safety Improvement Act, or the "CPSIA." The CPSIA created more stringent safety requirements related to lead and phthalates content in children's products. The CPSIA regulates the future manufacture of these items and existing inventories and may cause us to incur losses if we offer for sale or sell any non-compliant items. Failure to comply with the various regulations applicable to us may result in damage to our reputation, civil and criminal liability, fines and penalties and increased cost of regulatory compliance. These current and any future laws and regulations could harm our business, results of operations and financial condition.

Legal requirements apply in various jurisdictions in the United States and overseas requiring deposits or certain taxes or fees be charged for the sale, marketing and use of certain non-refillable beverage containers. The precise requirements imposed by these measures vary. Other types of beverage container-related deposit, recycling, tax and/or product stewardship statutes and regulations also apply in various jurisdictions in the United States and overseas. We anticipate additional, similar legal requirements may be proposed or enacted in the future at local, state and federal levels, both in the United States and elsewhere.

New legislation or regulation, the application of laws from jurisdictions whose laws do not currently apply to our business, or the application of existing laws and regulations to the Internet and e-commerce generally could result in significant additional taxes on our business. Further, we could be subject to fines or other payments for any past failures to comply with these requirements. The continued growth and demand for e-commerce is likely to result in more laws and regulations that impose additional compliance burdens on e-commerce companies.

Laws and Regulations Relating to Data Privacy

In the ordinary course of our business, we might collect and store in our internal and external data centers, cloud services and networks sensitive data, including our proprietary business information and that of our customers, suppliers and business collaborators, as well as personal information of our customers and employees. The secure processing, maintenance and transmission of this information is critical to our operations and business strategy. The number and sophistication of attempted attacks and intrusions that companies have experienced from third parties has increased over the past few years. Despite our security measures, it is impossible for us to eliminate this risk.

A number of U.S. states have enacted data privacy and security laws and regulations that govern the collection, use, disclosure, transfer, storage, disposal, and protection of personal information, such as social security numbers, financial information and other sensitive personal information. For example, all 50 states and several U.S. territories now have data breach laws that require timely notification to affected individuals, and at times regulators, credit reporting agencies and other bodies, if a company has experienced the unauthorized access or acquisition of certain personal information. Other state laws, particularly the California Consumer Privacy Act, as amended ("CCPA"), among other things, contain disclosure obligations for businesses that collect personal information about residents in their state and affords those individuals new rights relating to their personal information that may affect our ability to collect and/or use personal information. The Virginia Consumer Data Protection Act ("CDPA") also establishes rights for Virginia consumers to control how companies use individuals' personal data. The CDPA dictates how companies must protect personal data in their possession and respond to consumers exercising their rights, as prescribed by the law, regarding such personal data. The CDPA will go into effect on January 1, 2023. Meanwhile, several other states and the federal government have considered or are considering privacy laws like the CCPA. We will continue to monitor and assess the impact of these laws, which may impose substantial penalties for violations, impose significant costs for investigations and compliance, allow private class-action litigation and carry significant potential liability for our business.

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Outside of the U.S., data protection laws, including the EU General Data Protection Regulation (the "GDPR"), also might apply to some of our operations or business collaborators. Legal requirements in these countries relating to the collection, storage, processing and transfer of personal data/information continue to evolve. The GDPR imposes, among other things, data protection requirements that include strict obligations and restrictions on the ability to collect, analyze and transfer EU personal data/information, a requirement for prompt notice of data breaches to data subjects and supervisory authorities in certain circumstances, and possible substantial fines for any violations (including possible fines for certain violations of up to the greater of 20 million Euros or 4% of total company revenue). Other governmental authorities around the world have enacted or are considering similar types of legislative and regulatory proposals concerning data protection.

The interpretation and enforcement of the laws and regulations described above are uncertain and subject to change, and may require substantial costs to monitor and implement and maintain adequate compliance programs. Failure to comply with U.S. and international data protection laws and regulations could result in government enforcement actions (which could include substantial civil and/or criminal penalties), private litigation and/or adverse publicity and could negatively affect our operating results and business.

Environmental Regulations

We use certain plastic, glass, fabric, metal and other products in our business which may be harmful if released into the environment. In view of the nature of our business, compliance with federal, state, and local laws regulating the discharge of materials into the environment, or otherwise relating to the protection of the environment, has had no material effect upon our operations or earnings, and we do not expect it to have a material impact in the foreseeable future.

Tax Laws and Regulations

Changes in tax laws or regulations in the jurisdictions in which we do business, including the United States, or changes in how the tax laws are interpreted, could further impact our effective tax rate, further restrict our ability to repatriate undistributed offshore earnings, or impose new restrictions, costs or prohibitions on our current practices and reduce our net income and adversely affect our cash flows.

We are also subject to tax audits in the United States and other jurisdictions and our tax positions may be challenged by tax authorities. Although we believe that our current tax provisions are reasonable and appropriate, there can be no assurance that these items will be settled for the amounts accrued, that additional tax exposures will not be identified in the future or that additional tax reserves will not be necessary for any such exposures. Any increase in the amount of taxation incurred as a result of challenges to our tax filing positions could result in a material adverse effect on our business, results of operations and financial condition.

Other Regulations

We are subject to international, federal, national, regional, state, local and other laws and regulations affecting our business, including those promulgated under the Occupational Safety and Health Act, the Consumer Product Safety Act, the Flammable Fabrics Act, the Textile Fiber Product Identification Act, the rules and regulations of the Consumer Products Safety Commission, the Food, Drug, and Cosmetic Act, the Foreign Corrupt Practices Act of 1977 (FCPA), various securities laws and regulations including but not limited to the Securities Exchange Act of 1934, the Securities Exchange Act of 1933, and the Nasdaq Stock Market LLC Rules, various labor, workplace and related laws, and environmental laws and regulations. Failure to comply with such laws and regulations may expose us to potential liability and have an adverse effect on our results of operations.

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MANAGEMENT

Directors and Executive Officers

Set forth below is information regarding our directors and executive officers as of the date of this prospectus.

Name	Age	Position
Sandro Piancone	53	Chief Executive Officer, President, Treasurer, Secretary, and Director
Neville Pearson	77	Chief Financial Officer
Jorge Olson	50	Chief Marketing Officer, Executive Vice President & Director
Dr. Stuart Titus	65	Chairman of the Board
Jerry Halamuda	71	Independent Director
Miki Stephens (1)	49	Independent Director

(1)	Appointed to our board of directors effective automatically subject to, and immediately prior to, the closing of this offering.

Sandro Piancone co-founded our Company and has served as our President and Chief Executive Officer, Treasurer, Secretary, and Director since inception. Mr. Piancone has served as the Chief Executive Officer of Primus Logistics, a cold storage company since January 2018. He has also served as the Chief Executive Officer of UST Mexico, Inc, a Mexican tobacco company since November 2013. From January 2011 to December 2017, Mr. Piancone served as the Managing Director of Nerys Logistics, Inc, a foodservice and food distributor company in Mexico. From January 2012 to December 2019, he worked as the Chief Executive Officer of Mexico Sales Made Easy-Self Promotion Platform, a marketing company. Mr. Piancone has also been the President, Chief Executive Officer and member of the Board of Directors of Green Globe International, Inc., our majority owner, since March 22, 2021. Mr. Piancone has a track record of building distribution companies with manufacturing, sales, and distribution success. We believe that Mr. Piancone's extensive experience in the cigarette manufacturing, food and beverage industries makes him a valuable member of our Board of Directors.

Jorge Olson co-founded our Company and has served as Chief Marketing Officer since inception. Mr. Olson has helped to develop and/or market over 1,000 consumer goods products in the USA and Mexico. He has marketed consumer goods by creating innovative, off-the-shelf display programs that are strategically placed in convenience stores. Mr. Olson has worked with Sandro Piancone for over fifteen years and is the author of Wholesale MBA and Build Your Beverage Empire. Since 2003, Mr. Olson has been the President of Cube17, Inc., his marketing consulting company. Mr. Olson has also been the Chief Marketing Officer of Green Globe International, Inc., our majority owner, since March 22, 2021. We believe that Mr. Olson's vast consumer goods and beverage experience makes him a valuable member of our Board of Directors.

Neville Pearson, who served as our Interim Chief Financial Officer from March 1, 2021-August 31, 2021, was appointed our Chief Financial Officer as of September 1, 2021, and brings extensive and direct experience with financial reporting, management accounting, preparation of SEC filings, and corporate governance and company secretarial functions. As Chief Accountant of the UK Construction Division for John Mowlem & Co. PLC, Mr. Pearson was responsible for over 400 active building and civil engineering projects which include the NatWest Bank Tower in the City financial district, and the Docklands Airport in East London. Mr. Pearson has also been the Chief Financial Officer of Green Globe International, Inc., our majority owner, since March 22, 2021. He has been the Chief Financial Officer of ASC Biosciences, Inc. since September 2013, and he was the Interim CFO of American Hemp Ventures, Inc. from December 2018 to May 2020.

Dr. Stuart Titus is an expert in hemp and cannabinoids with experience in investing and managing publicly traded companies. He left his position as CEO of Medical Marijuana, Inc., and joined our board in July 2021. Dr. Titus built his financial expertise on Wall Street, where he worked as a bond trader for 11 years, managing a trading and underwriting department as a V.P. for Credit Suisse First Boston Corp. From March 2015 through June of 2021, Dr. Titus was the CEO and a member of the Board of Directors of Medical Marijuana, Inc., and from June 2021 to the present, Dr. Titus has been a consultant with Seaside Sales & Marketing, a sales and marketing consulting company focused on the nutritional supplement industry. Dr. Titus has also been a member of the Board of Directors of Green Globe International, Inc., our majority owner, since March 22, 2021. We believe that Dr. Titus's extensive experience in the cannabis industry makes him a valuable member of our Board of Directors.

Jerry Halamuda has started over 20 businesses in the last 50 years; one grew to approximately $300 million in sales. He is a business operator with agricultural, M&A and investment experience. He founded Color Spot Nurseries Inc. in 1983 and served as its Chief Executive Officer and President through 2016 when he retired for health reasons. He still serves as the Chairman of Color Spot Nurseries Inc. He has been a Director of EZ Shipper Racks, Inc., since September 2018, and he joined our board in July 2021. Mr. Halamuda has also been a member of the Board of Directors of Green Globe International, Inc., our majority owner, since March 22, 2021. We believe that Mr. Halamuda's hands-on management experience in connection with agricultural product sales companies makes him a valuable member of our Board of Directors.

Miki Stephens, MBA is a talented executive and entrepreneur distinguished by her demonstrated success in mergers and acquisitions. Strategy-driven discipline in highly complex and regulated industries provides Mrs. Stephens with a well-established background capable of driving material business advantage. From 2017-2020, Mrs. Stephens served as Co-founder and COO of Harmony Hemp. Mrs. Stephens’ operations and financial experience played a key role in the 2020 acquisition of Harmony Hemp by Abacus Health and succession strategies for the company. Mrs. Stephens was then the Director of B2B Supply Planning for Charlotte’s Web from 2020-2022, and is currently focused on further developing her family office through real estate and market investing. Her ability to turn a vision into reality comes from a deep understanding of business capabilities within an organization. Miki brings a deep knowledge of corporate governance from years of working with publicly traded companies.

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Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, except as described below, none of our directors or executive officers has, during the past ten years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);
•	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;
•	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;
•	been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
•	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
•	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Corporate Governance

Governance Structure

We chose to appoint a separate Chairman of the Board who is not our Chief Executive Officer. Our board of directors has made this decision based on their belief that an independent Chairman of the Board can act as a balance to the Chief Executive Officer, who also serves as a non-independent director.

The Board's Role in Risk Oversight

The board of directors oversees that the assets of our company are properly safeguarded, that the appropriate financial and other controls are maintained, and that our business is conducted wisely and in compliance with applicable laws and regulations and proper governance. Included in these responsibilities is the board's oversight of the various risks facing our company. In this regard, our board seeks to understand and oversee critical business risks. Our board does not view risk in isolation. Risks are considered in virtually every business decision and as part of our business strategy. Our board recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk-taking is essential for our company to be competitive on a global basis and to achieve its objectives.

While the board oversees risk management, company management is charged with managing risk. Management communicates routinely with the board and individual directors on the significant risks identified and how they are being managed. Directors are free to, and indeed often do, communicate directly with senior management.

Our board administers its risk oversight function as a whole by making risk oversight a matter of collective consideration. Much of this work has been delegated to committees, which will meet regularly and report back to the full board. The audit committee oversees risks related to our financial statements, the financial reporting process, accounting and legal matters, the compensation committee evaluates the risks and rewards associated with our compensation philosophy and programs, and the nominating and corporate governance committee evaluates risk associated with management decisions and strategic direction.

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Independent Directors

Nasdaq's rules generally require that a majority of an issuer's board of directors must consist of independent directors. Our board of directors currently consists of four (4) directors, Mr. Piancone, Mr. Olson, Dr. Titus, and Mr. Halamuda, with Dr. Titus and Mr. Halamuda considered independent within the meaning of Nasdaq's rules. We have entered into independent director agreements with Mrs. Stephens, pursuant to which she has been appointed to serve as an independent director of the Company effective immediately upon the effectiveness of the registration statement of which this prospectus forms a part. As a result of these board changes, our board of directors will consist of five (5) directors, three (3) of which will be independent within the meaning of Nasdaq's rules.

Committees of the Board of Directors

Our board has established an audit committee, a compensation committee, and a nominating and corporate governance committee, each with its own charter approved by the board. The committee charters have been filed as exhibits to the registration statement of which this prospectus is a part. Upon completion of this offering, we intend to make each committee's charter available on our website at https://hempaccoinc.com/.

In addition, our board of directors may, from time to time, designate one or more additional committees, which shall have the duties and powers granted to it by our board of directors.

Audit Committee

Mrs. Stephens, Dr. Titus, and Mr. Halamuda, each of whom satisfies the "independence" requirements of Rule 10A-3 under the Exchange Act and Nasdaq's rules, will serve on our audit committee upon their appointment to the board, with Mr. Halamuda serving as the chairperson . Our board has determined that  Mr. Halamuda qualifies as an "audit committee financial expert." The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company.

The audit committee is responsible for, among other things: (i) retaining and overseeing our independent accountants; (ii) assisting the board in its oversight of the integrity of our financial statements, the qualifications, independence and performance of our independent auditors and our compliance with legal and regulatory requirements; (iii) reviewing and approving the plan and scope of the internal and external audit; (iv) pre-approving any audit and non-audit services provided by our independent auditors; (v) approving the fees to be paid to our independent auditors; (vi) reviewing with our chief executive officer and principal financial officer and independent auditors the adequacy and effectiveness of our internal controls; (vii) reviewing hedging transactions; and (viii) reviewing and assessing annually the audit committee's performance and the adequacy of its charter.

Compensation Committee

Mrs. Stephens, Dr. Titus, and Mr. Halamuda, each of whom satisfies the "independence" requirements of Rule 10C-1 under the Exchange Act and Nasdaq's rules, will serve on our compensation committee upon their appointment to the board, with Dr. Titus serving as the chairperson . The members of the compensation committee are also "outside directors" as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, and "non-employee directors" within the meaning of Section 16 of the Exchange Act. The compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers.

The compensation committee is responsible for, among other things: (i) reviewing and approving the remuneration of our executive officers; (ii) making recommendations to the board regarding the compensation of our independent directors; (iii) making recommendations to the board regarding equity-based and incentive compensation plans, policies and programs; and (iv) reviewing and assessing annually the compensation committee's performance and the adequacy of its charter.

Nominating and Corporate Governance Committee

Mrs. Stephens, Dr. Titus, and Mr. Halamuda, each of whom satisfies the "independence" requirements of Nasdaq's rules, will serve on our nominating and corporate governance committee upon their appointment to the board, with Mrs. Stephens  serving as the chairperson . The nominating and corporate governance committee assists the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees.

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The nominating and corporate governance committee will be responsible for, among other things: (i) identifying and evaluating individuals qualified to become members of the board by reviewing nominees for election to the board submitted by shareholders and recommending to the board director nominees for each annual meeting of shareholders and for election to fill any vacancies on the board; (ii) advising the board with respect to board organization, desired qualifications of board members, the membership, function, operation, structure and composition of committees (including any committee authority to delegate to subcommittees), and self-evaluation and policies; (iii) advising on matters relating to corporate governance and monitoring developments in the law and practice of corporate governance; (iv) overseeing compliance with the our code of ethics; and (v) approving any related party transactions.

The nominating and corporate governance committee's methods for identifying candidates for election to our board of directors (other than those proposed by our shareholders, as discussed below) will include the solicitation of ideas for possible candidates from a number of sources - members of our board of directors, our executives, individuals personally known to the members of our board of directors, and other research. The nominating and corporate governance committee may also, from time-to-time, retain one or more third-party search firms to identify suitable candidates.

In making director recommendations, the nominating and corporate governance committee may consider some or all of the following factors: (i) the candidate's judgment, skill, experience with other organizations of comparable purpose, complexity and size, and subject to similar legal restrictions and oversight; (ii) the interplay of the candidate's experience with the experience of other board members; (iii) the extent to which the candidate would be a desirable addition to the board and any committee thereof; (iv) whether or not the person has any relationships that might impair his or her independence; and (v) the candidate's ability to contribute to the effective management of our company, taking into account the needs of our company and such factors as the individual's experience, perspective, skills and knowledge of the industry in which we operate.

A shareholder may nominate one or more persons for election as a director at an annual meeting of shareholders if the shareholder complies with the notice and information provisions contained in our bylaws. Such notice must be in writing to our Company not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one-hundred-twentieth (120th) day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made or as otherwise required by the Exchange Act. In addition, shareholders furnishing such notice must be a holder of record on both (i) the date of delivering such notice and (ii) the record date for the determination of shareholders entitled to vote at such meeting.

Code of Ethics

We have adopted a code of ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. Such code of ethics addresses, among other things, honesty and ethical conduct, conflicts of interest, compliance with laws, regulations and policies, including disclosure requirements under the federal securities laws, and reporting of violations of the code.

A copy of the code of ethics has been filed as an exhibit to the registration statement of which this prospectus is a part. We are required to disclose any amendment to, or waiver from, a provision of our code of ethics applicable to our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions. We intend to use our website as a method of disseminating this disclosure as well as by SEC filings, as permitted or required by applicable SEC rules. Any such disclosure will be posted to our website within four (4) business days following the date of any such amendment to, or waiver from, a provision of our code of ethics.

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EXECUTIVE COMPENSATION

The following discussion and analysis of compensation arrangements should be read together with the compensation tables and related disclosures that follow. This discussion contains forward-looking statements that are based on our current plans and expectations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from the programs summarized in this discussion. The following discussion may also contain statements regarding corporate performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management's expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Summary Compensation Table – Years Ended December 31, 2021, and 2020

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officers received total annual salary and bonus compensation in excess of $100,000.

Summary Compensation Table

					Stock	Option	All Other
	Fiscal	Salary		Bonus	Awards	Awards	Compensation	Total
Name and Principal Position	Year	(1)		(2)	(3)	(4)	(5)	($)

Sandro Piancone	2021	$300,000	(6)	$-	$-	$-	$-	$300,000
Chief Executive Officer, President, Treasurer & Secretary	2020	$300,000	(6)	$-	$-	$-	$-	$300,000

Neville Pearson	2021	$50,000		$-	$-	$-	$-	$50,000
Chief Financial Officer (7)	2020	$-		$-	$-	$-	$-	$-

Jorge Olson	2021	$120,000	(9)	$-	$-	$-	$-	$120,000
Chief Marketing Officer & Executive Vice President	2020	$120,000	(8)	$-	$-	$-	$-	$120,000

__________

(1)	The dollar value of salary (cash and non-cash) earned.
(2)	The dollar value of bonus (cash and non-cash) earned.
(3)	The value of the shares of common stock issued as compensation for services computed in accordance with ASC 718 on the date of grant.
(4)	The value of all stock options computed in accordance with ASC 718 on the date of grant.
(5)	All other compensation received that could not be properly reported in any other column of the table.
(6)

Mr. Piancone's entity, Strategic Global Partners, Inc., accrued $120,000 in consulting fees during each of the years ended December 31, 2021 and 2020, and it was issued 170,000 shares of Company common stock in satisfaction of the $170,000 accrued balance on May 21, 2021. The remaining balance of $70,000 was paid in cash. Mr. Piancone's entity, UST Mexico, Inc., accrued $180,000 in consulting fees during the years ended December 31, 2021 and 2020, and its accrued balance that had not been paid in cash was $24,600 as of December 31, 2021, and $26,600 as of December 31, 2020.

(7)	Mr. Pearson served as our Interim Chief Financial Officer from March 1, 2021-August 31, 2021, when he was appointed our Chief Financial Officer.
(8)

Mr. Olson's entity, Cube17, Inc., accrued $15,000 in consulting fees during year ended December 31, 2019, and $120,000 during each of the years ended December 31, 2021 and 2020, and it was issued 185,000 shares of Company common stock in satisfaction of the $185,000 accrued balance on May 21, 2021. The remaining balance of $70,000 was paid in cash.

Employment Agreements

We have not entered into employment or similar agreements with any of our executive officers or directors except as follows:

We entered into a consulting agreement with Cube17, Inc., an entity controlled by our founder and officer, Jorge Olson, on or about November 6, 2019, pursuant to which the entity would provide management, sales and marketing services to us in consideration of the issuance of 400,000 shares of our common stock, cash fees in the amount of $10,000/month, and sales commissions as follows: (i) 5% for direct sales, (ii) 2.5% for sales through an intermediate broker, (iii) 5% for other retail sales (without an intermediate broker), (iv) 5% for sales as a result of online or website leads generated by Cube17, Inc., (v) 10% for direct retail online sales of Company brands (such as The Real Stuff™), and (vi) 5% for machine sales and other business opportunities. The agreement had an initial term of one (1) year and has automatically renewed for successive terms, although either party can terminate the agreement for any reason by providing the other party 30 days' notice.

We entered into a consulting agreement with Strategic Global Partners, Inc., an entity controlled by our founder and CEO, Sandro Piancone, on or about January 3, 2020, pursuant to which the entity would provide management, sales, marketing and logistics services to us in consideration of cash fees of $10,000/month for an initial term of sixty (60) months. The agreement also requires us to reimburse the entity for reasonable and necessary expenses incurred by the entity in performing its duties under the agreement. The agreement is terminable by either party only upon the provision of twelve (12) months' notice to the other party.

We entered into a consulting agreement with UST Mexico, Inc., an entity controlled by our founder and CEO, Sandro Piancone, on or about January 3, 2020, pursuant to which the entity would provide manufacturing, production, supplier management, and equipment maintenance services to us in consideration of cash fees of $15,000/month for an initial term of sixty (60) months. The agreement also requires us to reimburse the entity for reasonable and necessary expenses incurred by the entity in performing its duties under the agreement. The agreement is terminable by either party only upon the provision of twelve (12) months' notice to the other party.

We entered into an Interim Consulting Agreement with Neville Pearson, our Interim Chief Financial Officer, on March 1, 2021, for him to act as our Interim Chief Financial Officer for a period from March 1, 2021, through August 31, 2021, and pursuant which Mr. Pearson would be paid $5,000 per month. Beginning on September 1, 2021, Mr. Pearson entered into an agreement with our majority shareholder, Green Globe International, Inc., pursuant to which he would act as the Chief Financial Officer of it, would be compensated by it instead of us, but would continue to act as our Chief Financial Officer.

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On January 20, 2022, we entered into an employment agreement with Mr. Piancone, which supersedes and replaces our prior consulting agreement with Mr. Piancone’s entity, Strategic Global Partners, Inc. Pursuant to the employment agreement, which has an initial term of three years, Mr. Piancone agreed to act as our Chief Executive Officer, devote his full time (approximately 40 hours per week) and attention to the performance of Company duties, and we agreed to pay Mr. Piancone an annual base salary of $120,000, as well as an annual bonus up to 110% of Mr. Piancone’s base salary, based on Mr. Piancone’s and the Company’s performance, each as determined by our Board of Directors (the “Board”). Mr. Piancone is also eligible to receive annual grants of long-term incentive awards (with an initial incentive award target value of 130% of Mr. Piancone’s base salary) and participate in other Company employee benefit plans, if any, and is entitled to take 30 days of paid vacation during each 12-month period. Mr. Piancone is to be reimbursed for expenses incurred in connection with his employment, and during the period of Mr. Piancone’s employment with the Company and for two years thereafter, Mr. Piancone is prohibited from competing with the Company in the manufacturing of hemp smokable products. Mr. Piancone assigned to the Company any intellectual property rights related to our operations that he may have had prior to the effective date of the employment agreement. Mr. Piancone’s employment can be terminated by the Company at any time or by Mr. Piancone upon the provision of 30 days’ notice to the Company. If the Company terminates Mr. Piancone’s employment for a reason other than “Cause” (as defined below), Mr. Piancone will be entitled to a severance payment in an amount equal to 12 months of Mr. Piancone’s base salary in effect as of the termination. If Mr. Piancone’s employment is terminated (i) by the Company without Cause following a “Change in Control” (as defined below), or (ii) following a Change in Control, because Mr. Piancone has resigned due to a material reduction in his authority, duties or responsibilities, a material reduction in his base salary or benefits, a mandatory relocation more than 50 miles from Mr. Piancone’s then-current place of employment, or the Company’s failure to obtain the assumption of the employment agreement upon the Change in Control, then Mr. Piancone will be entitled to a severance payment in an amount equal Mr. Piancone’s base salary in effect as of the termination (or the highest base salary during the three years prior to the termination) plus the average annual bonus for the prior three years (or if the termination occurs before the annual bonus is paid for the employee’s first year of employment, 110% of the base salary). “Cause” is generally defined as (i) conviction or plea of no contest to the commission of a felony or any misdemeanor that is causing substantial harm to the Company or is a crime of moral turpitude, (ii) repeated intoxication by alcohol or drugs that materially and adversely affects the employee’s performance of his duties, (iii) malfeasance in the conduct of the employee’s duties, including misuse or diversion of Company funds, embezzlement, or misrepresentations or concealments on any written reports submitted by or on behalf of the Company, (iv) violation of any provision of the employment agreement, (v) failure to perform the duties required by the employee’s employment with the Company after the employee shall have been informed, in writing, of the material failure, and given 30 days to remedy the failure, or (vi) failure to follow or comply with the reasonable and lawful written directives or policies of the Company.  “Change in Control” is generally defined as an acquisition of 40% or more of the voting securities of the Company, the approval by the Company’s stockholders of a complete liquidation or dissolution, or the consummation of a reorganization, merger, consolidation or sale of substantially all of the assets of the Company, unless following the transaction (i) the beneficial owners of the Company’s voting securities before the transaction continue to beneficially own more than 60% of the voting securities of the Company after the transaction, (ii) no beneficial owner owns more than 40% of the voting securities of the Company after the transaction unless that ownership existed prior to the transaction, and (iii) at least a majority of the Board members after the transaction were members of the Board before the transaction.

On January 20, 2022, we entered into an employment agreement with Mr. Pearson. Pursuant to the employment agreement, which has an initial term of three years, Mr. Pearson agreed to act as our Chief Financial Officer, devote his full time (approximately 40 hours per week) and attention to the performance of Company duties, and we agreed to pay Mr. Pearson an annual base salary of $60,000, as well as an annual bonus up to 110% of Mr. Pearson’s base salary, based on Mr. Pearson’s and the Company’s performance, each as determined by the Board. Mr. Pearson is also eligible to receive annual grants of long-term incentive awards (with an initial incentive award target value of 130% of Mr. Pearson’s base salary) and participate in other Company employee benefit plans, if any, and is entitled to take 30 days of paid vacation during each 12-month period. Mr. Pearson is to be reimbursed for expenses incurred in connection with his employment, and during the period of Mr. Pearson’s employment with the Company and for two years thereafter, Mr. Pearson is prohibited from competing with the Company in the manufacturing of hemp smokable products. Mr. Pearson assigned to the Company any intellectual property rights related to our operations that he may have had prior to the effective date of the employment agreement. Mr. Pearson’s employment can be terminated by the Company at any time or by Mr. Pearson upon the provision of 30 days’ notice to the Company. If the Company terminates Mr. Pearson’s employment for a reason other than “Cause” (as defined below), Mr. Pearson will be entitled to a severance payment in an amount equal to 12 months of Mr. Pearson’s base salary in effect as of the termination. If Mr. Pearson’s employment is terminated (i) by the Company without Cause following a “Change in Control” (as defined below), or (ii) following a Change in Control, because Mr. Pearson has resigned due to a material reduction in his authority, duties or responsibilities, a material reduction in his base salary or benefits, a mandatory relocation more than 50 miles from Mr. Pearson’s then-current place of employment, or the Company’s failure to obtain the assumption of the employment agreement upon the Change in Control, then Mr. Pearson will be entitled to a severance payment in an amount equal Mr. Pearson’s base salary in effect as of the termination (or the highest base salary during the three years prior to the termination) plus the average annual bonus for the prior three years (or if the termination occurs before the annual bonus is paid for the employee’s first year of employment, 110% of the base salary). “Cause” is generally defined as (i) conviction or plea of no contest to the commission of a felony or any misdemeanor that is causing substantial harm to the Company or is a crime of moral turpitude, (ii) repeated intoxication by alcohol or drugs that materially and adversely affects the employee’s performance of his duties, (iii) malfeasance in the conduct of the employee’s duties, including misuse or diversion of Company funds, embezzlement, or misrepresentations or concealments on any written reports submitted by or on behalf of the Company, (iv) violation of any provision of the employment agreement, (v) failure to perform the duties required by the employee’s employment with the Company after the employee shall have been informed, in writing, of the material failure, and given 30 days to remedy the failure, or (vi) failure to follow or comply with the reasonable and lawful written directives or policies of the Company.  “Change in Control” is generally defined as an acquisition of 40% or more of the voting securities of the Company, the approval by the Company’s stockholders of a complete liquidation or dissolution, or the consummation of a reorganization, merger, consolidation or sale of substantially all of the assets of the Company, unless following the transaction (i) the beneficial owners of the Company’s voting securities before the transaction continue to beneficially own more than 60% of the voting securities of the Company after the transaction, (ii) no beneficial owner owns more than 40% of the voting securities of the Company after the transaction unless that ownership existed prior to the transaction, and (iii) at least a majority of the Board members after the transaction were members of the Board before the transaction.

On February 3, 2022, we entered into an employment agreement with Mr. Olson, which supersedes and replaces our prior consulting agreement with Mr. Olson’s entity, Cube17, Inc. Pursuant to the employment agreement, which has an initial term of three years, Mr. Olson agreed to act as our Chief Marketing Officer, devote his full time (approximately 40 hours per week) and attention to the performance of Company duties, and we agreed to pay Mr. Olson an annual base salary of $120,000, as well as an annual bonus up to 500% of Mr. Olson’s base salary, based on Mr. Olson’s and the Company’s performance, each as determined by the Board. Mr. Olson is also eligible to receive annual grants of long-term incentive awards (with an initial incentive award target value of 1,000% of Mr. Olson’s base salary) and participate in other Company employee benefit plans, if any, and is entitled to take 30 days of paid vacation during each 12-month period. Mr. Olson is to be reimbursed for expenses incurred in connection with his employment, and to receive $350 per diem for Company-related travel outside San Diego, California, and during the period of Mr. Olson’s employment with the Company and for two years thereafter, Mr. Olson is prohibited from competing with the Company in the manufacturing of hemp smokable products. Mr. Olson assigned to the Company any intellectual property rights he developed for the Company that he may have had prior to the effective date of the employment agreement (but specifically not including rights to Mr. Olson’s literary works; marketing funnels; LinkedIn groups, Facebook groups, or other social media contacts and accounts; audios, podcasts, videos and courses not connected to the Company; and websites not connected to the Company). Mr. Olson’s employment can be terminated by the Company or by Mr. Olson upon the provision of 30 days’ notice to the other party. If (i) the Company terminates Mr. Olson’s employment for a reason other than “Cause” (as defined below), or (ii) Mr. Olson’s employment is terminated following a “Change in Control” (as defined below) because Mr. Olson has resigned due to a material reduction in his authority, duties or responsibilities, a material reduction in his base salary or benefits, a mandatory relocation more than 50 miles from Mr. Olson’s then-current place of employment, or the Company’s failure to obtain the assumption of the employment agreement upon the Change in Control, then Mr. Olson will be entitled to a severance payment in an amount equal two times the sum of (i) Mr. Olson’s base salary in effect as of the termination (or the highest base salary during the three years prior to the termination), and (ii) the average annual bonus for the prior three years (or if the termination occurs before the annual bonus is paid for the employee’s first year of employment, 110% of the base salary). “Cause” is generally defined as (i) conviction or plea of no contest to the commission of a felony or any misdemeanor that is causing substantial harm to the Company or is a crime of moral turpitude, (ii) repeated intoxication by alcohol or drugs that materially and adversely affects the employee’s performance of his duties, (iii) malfeasance in the conduct of the employee’s duties, including misuse or diversion of Company funds, embezzlement, or misrepresentations or concealments on any written reports submitted by or on behalf of the Company, (iv) violation of any provision of the employment agreement, (v) failure to perform the duties required by the employee’s employment with the Company after the employee shall have been informed, in writing, of the material failure, and given 30 days to remedy the failure, or (vi) failure to follow or comply with the reasonable and lawful written directives or policies of the Company.  “Change in Control” is generally defined as an acquisition of 40% or more of the voting securities of the Company, the approval by the Company’s stockholders of a complete liquidation or dissolution, or the consummation of a reorganization, merger, consolidation or sale of substantially all of the assets of the Company, unless following the transaction (i) the beneficial owners of the Company’s voting securities before the transaction continue to beneficially own more than 60% of the voting securities of the Company after the transaction, (ii) no beneficial owner owns more than 40% of the voting securities of the Company after the transaction unless that ownership existed prior to the transaction, and (iii) at least a majority of the Board members after the transaction were members of the Board before the transaction.

Outstanding Equity Awards at Fiscal Year-End

No executive officer named above had any unexercised options, stock that has not vested or equity incentive plan awards outstanding as of December 31, 2021 and 2020.

Director Compensation

No member of our board of directors received any compensation for his or her services as a director during the fiscal years ending December 31, 2021 and 2020, nor do they currently receive any compensation for such services.

Upon closing of the offering, Hempacco has determined to begin compensating each of its directors as follows:  (i) during the first year following the closing, no cash compensation will be paid; (ii) during the second year following the closing, the directors will be paid $12,000 for the year, prorated and paid monthly; (iii) during the third year following the closing, the directors will be paid $24,000 for the year, prorated and paid monthly; and (iv) each director shall receive options to purchase 75,000 shares of Hempacco common stock at $2.00/share, which shall vest monthly over three years and shall be exercisable for seven years from the date of grant.   No agreements have been entered into to implement this compensation structure.

Equity Incentive Plans

Long-Term Incentive Plans. The Company does not provide its officers or employees with pension, stock appreciation rights, long-term incentive or other plans, nor does it provide non-qualified deferred compensation to its officers or employees, and therefore, the Summary Compensation Table above does not include columns for nonequity incentive plan compensation and nonqualified deferred compensation earnings since there were none.

Employee Pension, Profit Sharing or other Retirement Plans. The Company does not have a defined benefit, pension plan, profit sharing or other retirement plan, although it may adopt one or more of such plans in the future.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Related Persons

The following includes a summary of transactions during the fiscal years ending December 31, 2021 and 2020, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last three completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under "Executive Compensation" above). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm's-length transactions.

On October 22, 2019, we entered into a Kiosk Acquisition Agreement with Mexico Franchise Opportunity Fund LP ("MFOF"), a related party entity owned approximately 31% by our founder and CEO, Sandro Piancone, and approximately 25% by our founder and officer, Jorge Olson, to purchase 600 vending kiosks for total consideration of $3,638,357, payable by the issuance of 8,000,000 shares of Series A Preferred Shares to MFOF. Due to the related party status of MFOF, and since the entities were under common control, we used the carryover basis of accounting, and the 600 kiosks were recorded at net book value of $3,638,357 upon acquisition.

As of December 31, 2021 and 2020, we owed $29,000 and $53,877, respectively, to UST Mexico, Inc. (“UST”), an entity controlled by our founder and CEO, Mr. Piancone, which manufactures tobacco cigarettes in Mexico, for consulting fees payable to UST for manufacturing, production, supplier management, and equipment maintenance services. As of December 31, 2021 and 2020, we were owed $132,147 and $0, respectively, by UST for products we sold to UST and for equipment parts provided to UST. The value of goods and services we provided to UST was $152,147 and $62,174 for the years ended December 31, 2021 and 2020, respectively, and the value of goods and services provided by UST to us was $251,000 and $205,127 for the years ended December 31, 2021 and 2020, respectively.

As of December 31, 2020, we owed $120,000 to Strategic Global Partners, Inc. ("SGP"), Mr. Piancone's entity, for consulting fees payable to the entity for Mr. Piancone's management, sales and other services to us during 2020. We accrued another $50,000 in consulting fees to SGP through May of 2021, and on May 21, 2021, we issued 170,000 shares of common stock to SGP in satisfaction of the total accrued fees of $170,000. As of December 31, 2021, we owed $70,000 to SGP for services rendered by SGP to us.

As of December 31, 2019, we owed $15,000 to Cube17, Inc. ("Cube"), Mr. Olson's entity, for consulting fees payable to the entity for Mr. Olson's sales, marketing and other services to us during 2019. We accrued another $120,000 in consulting fees to Cube in 2020, and another $50,000 through May of 2021, and on May 21, 2021, we issued 185,000 shares of common stock to Cube in satisfaction of the total accrued fees of $185,000. As of December 31, 2021 and 2020, we owed $63,404 and $135,000, respectively to Cube for services rendered by Cube to us.

As of December 31, 2021 and 2020, we owed Primus Logistics, our landlord and an entity which is owned 90% by Mr. Piancone, $0 and $116,940, respectively, for rent, inventory and product storage. As of December 31, 2021, Primus Logistics had been paid $14,764 in advance for rent.

Lake Como is also owned and controlled by Mr. Piancone. This entity is used by us primarily as a sales company for our products, and it sometimes sells products it purchases from us. As of December 31, 2021 and 2020, we had receivables of $150 and $5,586, respectively, from Lake Como for sales of our products made by Lake Como.

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Transactions in Connection with Green Globe International, Inc.

In February 2021, we negotiated the acquisition from an unrelated third party of 100 shares of super-voting Series A Preferred Stock (the “Control Block”) of Green Globe International, Inc., a Delaware corporation (“Green Globe”), for a purchase price of $50,000, with the understanding that the officers and directors of Green Globe at the time would resign and our officers and directors and nominees would be appointed as the officers and directors of Green Globe upon payment of the $50,000 acquisition purchase price. The Control Block was entitled to approximately 80% of the voting rights of the capital stock of Green Globe, and there were approximately 3,700,640,356 shares of Green Globe common stock outstanding at the time. Green Globe had not filed any quarterly or annual reports with OTCMarkets.com since May 16, 2019, and we viewed Green Globe as insolvent because, at that time, its liabilities exceeded its assets, it had no current assets and had a working capital deficit, it was not generating revenues, and it was not generating any cash flows from operations, investing activities, or financing activities. Subsequent reports filed by Green Globe with OTCMarkets.com indicated that it was a shell company (i.e., a company with no or nominal non-cash assets and no or nominal operations) at that time. We also determined that upon acquiring control of Green Globe, we would cancel the Control Block and have Green Globe acquire Hempacco in a share exchange transaction by issuing 70,312,160,174 shares of Green Globe common stock in exchange for all outstanding shares of Hempacco, such that (i) Hempacco would become a wholly-owned subsidiary of Green Globe, (ii) Hempacco’s shareholders immediately prior to acquiring Hempacco would receive 95% of the common stock of Green Globe (70,312,160,174 shares out of 74,012,800,530 that would be outstanding following the share exchange), and (iii) Green Globe’s common shareholders immediately prior to acquiring Hempacco would retain 5% of Green Globe’s common stock (3,700,640,356 shares out of 74,012,800,530 shares that would be outstanding following the share exchange). We also determined at the time that we did not want to effect the share exchange with Green Globe until we had resolved as many of our outstanding liabilities as practicable. We did not obtain any fairness opinion or other valuation of either Green Globe or Hempacco at the time, and the 70,312,160,174 share number (the number of shares of Green Globe we determined would be issued to Hempacco’s shareholders in the share exchange transaction) was arbitrarily determined by us without reference to any particular valuation or book value.

On or about March 22, 2021, we paid the $50,000 purchase price for the Control Block and acquired it, the officers and directors of Green Globe resigned, and our officers, our sole director at the time, and two other director nominees selected by us were appointed as the officers and directors of Green Globe as follows: (i) our CEO and sole director, Sandro Piancone, was appointed as CEO and director of Green Globe; (ii) Neville Pearson, our Chief Financial Officer, was appointed as the Chief Financial Officer, Secretary and Treasurer of Green Globe; (iii) Jorge Olson, our Chief Marketing Officer, was appointed as the Chief Marketing Officer of Green Globe; and (iv) Jerry Halamuda and Dr. Stuart Titus, who at the time had no positions with us, were appointed as directors of Green Globe at our direction.

As of March 22, 2021, we had outstanding approximately 8,478,000 shares of common stock and 8,000,000 Series A Preferred Shares. Between March 22, 2021, and May 21, 2021, we negotiated with counterparties owed funds by us, including the related parties described below, with the goal of resolving as much of our outstanding obligations as possible prior to effecting the share exchange with Green Globe. We then issued 9,917,532 shares of our common stock, and then closed the share exchange with Green Globe on May 21, 2021, with all 18,395,532 shares of our outstanding common stock transferred to Green Globe in consideration of Green Globe’s issuance of an aggregate of 70,312,160,174 shares to our shareholders. The 9,917,532 shares of common stock we issued on May 21, 2021, are described below. Between March 22, 2021, and May 21, 2021, Mr. Piancone was our CEO and sole director, he was the CEO and one of the directors of Green Globe, he was the officer and control person of several of the related party entities described below, and he functionally controlled both us and Green Globe.

On October 22, 2019, we had entered into a Kiosk Acquisition Agreement with Mexico Franchise Opportunity Fund LP ("MFOF") (a related party entity of which approximately 31% is owned by our founder and CEO, Sandro Piancone, and approximately 25% is owned by our founder and CMO, Jorge Olson) to purchase 600 vending kiosks for total consideration of $3,638,357, payable by the issuance of 8,000,000 shares of our Series A Preferred Shares to MFOF. On May 21, 2021, we issued 8,757,479 shares of common stock to MFOF upon conversion of the 8,000,000 shares of Series A Preferred Shares into common stock at $1.00 per share, and payment of 757,479 shares of common stock for accrued dividends of $757,479, due on the preferred shares, at $1.00 per share.

On May 21, 2021, we issued 357,006 shares of common stock to eight third-party lenders shares for conversion of debt owed to the lenders at $1.00 per share, with 336,500 of such shares issued upon conversion of principal of $336,500, and 20,506 of such shares issued upon conversion of accrued interest of $20,506.

On May 21, 2021, we issued 127,016 shares of common stock to Mr. Halamuda (now considered a related party as he was appointed as a member of our Board of Directors in July 2021) for conversion of debt owed to Mr. Halamuda at $1.00 per share, with 125,000 of such shares issued upon conversion of principal of $125,000, and 2,016 of such shares issued upon conversion of accrued interest of $2,016.

On May 21, 2021, we issued 51,030 shares of common stock to a lender (Dr. Stuart Titus, now considered a related party as he was appointed as our Chairman of the Board of Directors in July 2021) for conversion of debt owed to Dr. Titus at $1.00 per share, with 50,000 of such shares issued upon conversion of principal of $50,000, and 1,030 of such shares issued upon conversion of accrued interest of $1,030.

On May 21, 2021, we issued 170,000 shares of common stock to an entity (Strategic Global Partners, Inc.) controlled by our founder and CEO, Mr. Piancone, in satisfaction of $170,000 of accrued fees for management services owed to the entity by us.

On May 21, 2021, we issued 185,000 shares of common stock to an entity (Cube17, Inc.) controlled by our founder and CMO, Mr. Olson, in satisfaction of $185,000 of accrued fees for management services owed to the entity by us.

On May 21, 2021, we issued 170,000 shares of common stock to an entity (Primus Logistics) controlled by our founder and CEO, Mr. Piancone, for rent of our manufacturing and office facility from January 1, 2020, to May 31, 2021, valued at $171,500.

On May 21, 2021, we issued 100,000 shares of common stock to a third party for information technology, software development, and kiosk technical services provided by them to us valued at $100,000.

Promoters and Certain Control Persons

Each of our executive officers may be deemed a "promoter" as defined by Rule 405 of the Securities Act. For information regarding compensation, including items of value, that have been provided or that may be provided to these individuals, please refer to "Executive Compensation" above.

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PRINCIPAL SHAREHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of the date of this prospectus for (i) each of our named executive officers and directors; (ii) all of our named executive officers and directors as a group; and (iii) each other shareholder known by us to be the beneficial owner of more than 5% of our outstanding common stock. The following table assumes that the underwriters have not exercised the over-allotment option.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of common stock that such person or any member of such group has the right to acquire within sixty (60) days of the date of this prospectus. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within sixty (60) days of the date of this prospectus are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

The percentages below are calculated based on 19,903,532 shares of our common stock, and 0 shares of our preferred stock, issued and outstanding as of  June 16, 2022 . We do not have any outstanding options, warrants exercisable for, or other securities convertible into shares of our common stock within the next 60 days which are deemed beneficially owned by the holder thereof. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o our company, Hempacco Co., Inc., 9925 Airway Road, San Diego, CA, 92154.

Name of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class Before This Offering	Percent of Class After This Offering
Sandro Piancone (1)	Common Stock	18,395,532	(2)	92.4%	[ ]	%
Dr. Stuart Titus (3)	Common Stock	18,495,532	(4)(5)	92.9%	[ ]	%
Jerry Halamuda (3)	Common Stock	18,445,532	(4)(6)	92.7%	[ ]	%
Neville Pearson (7)	Common Stock	50,000	(8)	0.3%	[ ]	%
Jorge Olson(9)	Common Stock	-	(10)	-	-
All Officers and Directors as a Group	Common Stock	18,595,532	(11)	93.4%	[ ]	%

(1)	CEO and Director of Hempacco; CEO and Director of our majority shareholder, Green Globe International, Inc.
(2)

Mr. Piancone does not directly own any shares of our common stock. However, he is one of the three directors of our majority shareholder, Green Globe International, Inc. (the other two directors are Dr. Titus and Mr. Halamuda), and he owns approximately 31% of Mexico Franchise Opportunities Fund LP, which is the holder of approximately 25% of the common stock and a majority of the Series C preferred stock of Green Globe International, Inc. Accordingly, Mr. Piancone may be deemed to be the beneficial owner of shares held in the name of Green Globe International, Inc. As of June 16, 2022, 18,395,532 shares of our common stock were owned by Green Globe International, Inc.

(3)	Director of Hempacco; Director of our majority shareholder, Green Globe International, Inc.
(4)

Dr. Titus and Mr. Halamuda do not directly own any shares of our common stock; however, they are each directors of our majority shareholder, Green Globe International, Inc., and therefore they share voting and dispositive power with respect to shares held in the name of Green Globe International, Inc., and may be deemed to be beneficial owners of shares held in the name of Green Globe International, Inc. As of  June 16, 2022, 18,395,532 shares of our common stock were owned by Green Globe International, Inc.

(5)	Includes 100,000 shares held by Dr. Titus, as well as 18,395,532 shares held by Green Globe International, Inc.
(6)

Includes 50,000 shares held in the name of the Halamuda Family Trust, which shares are deemed to be beneficially owned by Mr. Halamuda, as well as 18,395,532 shares held by Green Globe International, Inc.

(7)	CFO of Hempacco; CFO of our majority shareholder, Green Globe International, Inc.
(8)	Held in the name of Mr. Pearson jointly with his spouse.
(9)	CMO and Director; CMO of our majority shareholder, Green Globe International, Inc.
(10)

Mr. Olson is the CMO of our majority shareholder, Green Globe International, Inc., but he is not a director of it, and he does not have or share voting or dispositive power with respect to shares held in the name of Green Globe International, Inc., and he beneficially owns no other shares of our stock.

(11)

Includes 18,395,532 shares held by Green Globe International, Inc., 100,000 shares held by Dr. Titus, 50,000 shares held in the name of the Halamuda Family Trust, and 50,000 shares held by Mr. Pearson with his spouse.

We do not currently have any arrangements which if consummated may result in a change of control of our company.

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DESCRIPTION OF SECURITIES

General

Our authorized capital stock currently consists of 250,000,000 shares, consisting of 200,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of "blank check" preferred stock, par value $0.001 per share.

The following description summarizes important terms of the classes of our capital stock following the filing of our articles of incorporation. This summary does not purport to be complete and is qualified in its entirety by the provisions of our articles of incorporation and our bylaws which have been filed as exhibits to the registration statement of which this prospectus is a part.

As of the date of this prospectus, there were 19,903,532 shares of common stock and no shares of preferred stock issued and outstanding.

Common Stock

Voting Rights. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Under our articles of incorporation and bylaws, any corporate action to be taken by vote of shareholders other than for election of directors shall be authorized by the affirmative vote of the majority of votes cast. Directors are elected by a plurality of votes. Shareholders do not have cumulative voting rights.

Dividend Rights. Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Other Rights. Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock.

Preferred Stock

Our articles of incorporation authorize our board to issue up to 50,000,000 shares of preferred stock in one or more series, to determine the designations and the powers, preferences and rights and the qualifications, limitations and restrictions thereof, including the dividend rights, conversion or exchange rights, voting rights (including the number of votes per share), redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series. Our board of directors could, without shareholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of common stock and which could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our outstanding voting stock.

Warrants

Upon the closing of this offering, there will be up to [ ] shares of common stock issuable upon exercise of the Representative's warrants. See "Underwriting" below for a description of the Representative's warrants.

Options

Although we may issue options to purchase our capital stock in the future, there are no outstanding options to purchase our capital stock, nor do we anticipate issuing options to purchase our common stock immediately after consummation of this offering.

Anti-Takeover Provisions

Provisions of the Nevada Revised Statutes, our articles of incorporation and our bylaws could have the effect of delaying or preventing a third-party from acquiring us, even if the acquisition would benefit our stockholders. Such provisions of the Nevada Revised Statutes, our articles of incorporation and our bylaws are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control of our company. These provisions are designed to reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares, or an unsolicited proposal for the restructuring or sale of all or part of our company.

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Nevada Anti-Takeover Statutes

Pursuant to our articles of incorporation, we have elected not to be governed by the terms and provisions of Nevada's control share acquisition laws (Nevada Revised Statutes 78.378–78.3793), which prohibit an acquirer, under certain circumstances, from voting shares of a corporation's stock after crossing specific threshold ownership percentages, unless the acquirer obtains the approval of the issuing corporation's stockholders. The first such threshold is the acquisition of at least one-fifth but less than one-third of the outstanding voting power.

Pursuant to our articles of incorporation, we have also elected not to be governed by the terms and provisions of Nevada's combination with interested stockholder statutes (Nevada Revised Statutes §§ 78.411–78.444), which prohibit an "interested stockholder" from entering into a "combination" with the corporation, unless certain conditions are met. An "interested stockholder" is a person who, together with affiliates and associates, beneficially owns (or within the prior two years, did beneficially own) 10 percent or more of the corporation's voting stock, or otherwise has the ability to influence or control such corporation's management or policies.

Bylaws

In addition, various provisions of our bylaws may also have an anti-takeover effect. These provisions may delay, defer or prevent a tender offer or takeover attempt of the Company that a stockholder might consider in his or her best interest, including attempts that might result in a premium over the market price for the shares held by our stockholders. Our bylaws may be adopted, amended or repealed by the affirmative vote of the holders of at least a majority of our outstanding shares of capital stock entitled to vote for the election of directors, and except as provided by Nevada law, our board of directors shall have the power to adopt, amend or repeal the bylaws by a vote of not less than a majority of our directors. Any bylaw provision adopted by the board of directors may be amended or repealed by the holders of a majority of the outstanding shares of capital stock entitled to vote for the election of directors. Our bylaws also contain limitations as to who may call special meetings as well as require advance notice of stockholder matters to be brought at a meeting. Additionally, our bylaws also provide that no director may be removed by less than a two-thirds vote of the issued and outstanding shares entitled to vote on the removal. Our bylaws also permit the board of directors to establish the number of directors and fill any vacancies and newly created directorships. These provisions will prevent a shareholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees.

Our bylaws establish an advance notice procedure for shareholder proposals to be brought before an annual meeting of our shareholders, including proposed nominations of persons for election to the board of directors. Shareholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a shareholder who was a shareholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given us timely written notice, in proper form, of the shareholder's intention to bring that business before the meeting. Although our bylaws do not give the board of directors the power to approve or disapprove shareholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of our company.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock are available for our board of directors to issue without stockholder approval. We may use these additional shares for a variety of corporate purposes, including raising additional capital, corporate acquisitions and employee stock plans. The existence of our authorized but unissued shares of common stock could render it more difficult or discourage an attempt to obtain control of the C o mpany by means of a proxy context, tender offer, merger or other transaction since our board of directors can issue the C ompany large amounts of capital stock as part of a defense to a take-over challenge. In addition, we have authorized in our articles of incorporation 50,000,000 shares of preferred stock, none of which are currently designated or outstanding. However, the board acting alone and without approval of our stockholders can designate and issue one or more series of preferred stock containing super-voting provisions, enhanced economic rights, rights to elect directors, or other dilutive features, that could be utilized as part of a defense to a take-over challenge.

Supermajority Voting Provisions

Nevada Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's articles of incorporation or bylaws, unless a corporation's articles of incorporation or bylaws, as the case may be, require a greater percentage. Although our articles of incorporation and bylaws do not currently provide for such a supermajority vote on any matters, our board of directors can amend our bylaws and we can, with the approval of our stockholders, amend our articles of incorporation to provide for such a super-majority voting provision.

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Cumulative Voting

Furthermore, neither the holders of our common stock nor the holders of our preferred stock have cumulative voting rights in the election of our directors. The combination of the present ownership by a few shareholders of a significant portion of our issued and outstanding common stock and lack of cumulative voting makes it more difficult for other shareholders to replace our board of directors or for a third party to obtain control of our company by replacing its board of directors.

Transfer Agent and Registrar

We have appointed Transfer Online, Inc., 512 SE Salmon Street, Portland, Oregon, 97214, telephone (503) 227-2950, as the transfer agent for our common stock.

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SHARES ELIGIBLE FOR FUTURE SALE

Before this offering, there has not been a public market for shares of our common stock. Future sales of substantial amounts of shares of our common stock, including shares issued upon the conversion of convertible notes, the exercise of outstanding options and warrants, in the public market after this offering, or the possibility of these sales occurring, could cause the prevailing market price for our common stock to fall or impair our ability to raise equity capital in the future.

Immediately following the closing of this offering, we will have 22,903,532 shares of common stock issued and outstanding. In the event the underwriters exercise the over-allotment option to purchase additional shares of common stock, we will have 23, 353,532 shares of common stock issued and outstanding. The common stock sold in this offering will be freely tradable without restriction or further registration or qualification under the Securities Act.

Previously issued shares of common stock that were not offered and sold in this offering, as well as shares issuable upon the exercise of warrants and subject to employee stock options, are or will be upon issuance, "restricted securities," as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if such public resale is registered under the Securities Act or if the resale qualifies for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which are summarized below.

Rule 144

In general, a person who has beneficially owned restricted shares of our common stock for at least twelve months, or at least six months in the event we have been a reporting company under the Exchange Act for at least ninety (90) days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the ninety (90) days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

•	1% of the number of shares of our common stock then outstanding; or
•	1% of the average weekly trading volume of our common stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

Rule 701

In general, Rule 701 allows a shareholder who purchased shares of our capital stock pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of ours during the immediately preceding 90 days to sell those shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144. All holders of Rule 701 shares, however, are required to wait until ninety (90) days after the date of this prospectus before selling shares pursuant to Rule 701.

Lock-Up Agreements

We, all of our directors and officers and our majority shareholder have agreed with the underwriters, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our common stock or securities convertible into or exercisable or exchangeable for our common stock for a period of twelve months after the closing of this offering, and all of our other shareholders have agreed, subject to certain exceptions, not to sell, transfer or dispose of our common stock for a period of six months after the closing of this offering.  See the "Underwriting" section below for more information.

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MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF OUR SECURITIES

The following is a summary of the material U.S. federal income and estate tax consequences of the ownership and disposition of our common stock that is being issued pursuant to this offering. This summary is limited to Non-U.S. Holders (as defined below) that hold our common stock as a capital asset (generally, property held for investment) for U.S. federal income tax purposes. This summary does not discuss all of the aspects of U.S. federal income and estate taxation that may be relevant to a Non-U.S. Holder in light of the Non-U.S. Holder's particular investment or other circumstances. Accordingly, all prospective Non-U.S. Holders should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the ownership and disposition of our common stock.

This summary is based on provisions of the Code, applicable U.S. Treasury regulations and administrative and judicial interpretations, all as in effect or in existence on the date of this prospectus. Subsequent developments in U.S. federal income or estate tax law, including changes in law or differing interpretations, which may be applied retroactively, could alter the U.S. federal income and estate tax consequences of owning and disposing of our common stock as described in this summary. There can be no assurance that the Internal Revenue Service, or IRS, will not take a contrary position with respect to one or more of the tax consequences described herein and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income or estate tax consequences of the ownership or disposition of our common stock.

As used in this summary, the term "Non-U.S. Holder" means a beneficial owner of our common stock that is not, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;
•	a corporation (or other entity treated as a corporation) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;
•	an entity or arrangement treated as a partnership;
•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or
•	a trust, if (1) a U.S. court is able to exercise primary supervision over the trust's administration and one or more "United States persons" (within the meaning of the Code) has the authority to control all of the trust's substantial decisions, or (2) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in such a partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships, and partners in partnerships, that hold our common stock should consult their own tax advisors as to the particular U.S. federal income and estate tax consequences of owning and disposing of our common stock that are applicable to them.

This summary does not consider any specific facts or circumstances that may apply to a Non-U.S. Holder and does not address any special tax rules that may apply to particular Non-U.S. Holders, such as:

•	a Non-U.S. Holder that is a financial institution, insurance company, tax-exempt organization, pension plan, broker, dealer or trader in securities, dealer in currencies, U.S. expatriate, controlled foreign corporation or passive foreign investment company;
•	a Non-U.S. Holder holding our common stock as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle or synthetic security;
•	a Non-U.S. Holder that holds or receives our common stock pursuant to the exercise of any employee stock option or otherwise as compensation; or
•	a Non-U.S. Holder that at any time owns, directly, indirectly or constructively, 5% or more of our outstanding common stock.

In addition, this summary does not address any U.S. state or local, or non-U.S. or other tax consequences, or any U.S. federal income or estate tax consequences for beneficial owners of a Non-U.S. Holder, including shareholders of a controlled foreign corporation or passive foreign investment company that holds our common stock.

Each Non-U.S. Holder should consult its own tax advisor regarding the U.S. federal, state, local and non-U.S. income and other tax consequences of owning and disposing of our common stock.

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Distributions on Our Common Stock

We do not currently expect to pay any cash dividends on our common stock. If we make distributions of cash or property (other than certain pro rata distributions of our common stock) with respect to our common stock, any such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax rules. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a nontaxable return of capital to the extent of the Non-U.S. Holder's adjusted tax basis in our common stock and will reduce (but not below zero) such Non-U.S. Holder's adjusted tax basis in our common stock. Any remaining excess will be treated as gain from a disposition of our common stock subject to the tax treatment described below in "— Dispositions of Our Common Stock."

Distributions on our common stock that are treated as dividends and that are effectively connected with a Non-U.S. Holder's conduct of a trade or business in the United States will be taxed on a net income basis at the regular graduated rates and in the manner applicable to United States persons. An exception may apply if the Non-U.S. Holder is eligible for, and properly claims, the benefit of an applicable income tax treaty and the dividends are not attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States. In such case, the Non-U.S. Holder may be eligible for a lower rate under an applicable income tax treaty between the United States and its jurisdiction of tax residence. Dividends that are effectively connected with a Non-U.S. Holder's conduct of a trade or business in the United States will not be subject to the U.S. withholding tax if the Non-U.S. Holder provides to the applicable withholding agent a properly executed IRS Form W-8ECI (or other applicable form) in accordance with the applicable certification and disclosure requirements. A Non-U.S. Holder treated as a corporation for U.S. federal income tax purposes may also be subject to a "branch profits tax" at a 30% rate (unless the Non-U.S. Holder is eligible for a lower rate under an applicable income tax treaty) on the Non-U.S. Holder's earnings and profits (attributable to dividends on our common stock or otherwise) that are effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States. The amount of taxable earnings and profits is generally reduced by amounts reinvested in the operations of the U.S. trade or business and increased by any decline in its equity.

The certifications described above must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. A Non-U.S. Holder may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS. Non-U.S. Holders should consult their own tax advisors regarding their eligibility for benefits under any relevant income tax treaty and the manner of claiming such benefits.

The foregoing discussion is subject to the discussions below under "Backup Withholding and Information Reporting" and "FATCA Withholding."

Dispositions of Our Common Stock

A Non-U.S. Holder generally will not be subject to U.S. federal income tax (including U.S. withholding tax) on gain recognized on any sale or other disposition of our common stock unless:

•	the gain is effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States); in such case, the gain would be subject to U.S. federal income tax on a net income basis at the regular graduated rates and in the manner applicable to United States persons (unless an applicable income tax treaty provides otherwise) and, if the Non-U.S. Holder is treated as a corporation for U.S. federal income tax purposes, the "branch profits tax" described above may also apply;
•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and meets certain other requirements; in such case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by certain U.S. source capital losses, generally will be subject to a flat 30% U.S. federal income tax, even if the Non-U.S. Holder is not treated as a resident of the United States under the Code; or
•	we are or have been a "United States real property holding corporation" for U.S. federal income tax purposes at any time during the shorter of (i) the five-year period ending on the date of disposition and (ii) the period that the Non-U.S. Holder held our common stock.

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Generally, a corporation is a "United States real property holding corporation" if the fair market value of its "United States real property interests" equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe that we are not currently, and we do not anticipate becoming in the future, a United States real property holding corporation. However, because the determination of whether we are a United States real property holding corporation is made from time to time and depends on the relative fair market values of our assets, there can be no assurance in this regard. If we were a United States real property holding corporation, the tax relating to disposition of stock in a United States real property holding corporation generally will not apply to a Non-U.S. Holder whose holdings, direct, indirect and constructive, constituted 5% or less of our common stock at all times during the applicable period, provided that our common stock are "regularly traded on an established securities market" (as provided in applicable U.S. Treasury regulations) at any time during the calendar year in which the disposition occurs. However, no assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above. Non-U.S. Holders should consult their own tax advisors regarding any possible adverse U.S. federal income tax consequences to them if we are, or were to become, a United States real property holding corporation.

The foregoing discussion is subject to the discussions below under "Backup Withholding and Information Reporting" and "FATCA Withholding."

Federal Estate Tax

Any shares of our common stock that are owned (or treated as owned) by an individual who is not a U.S. citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in that individual's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax or other treaty provides otherwise and, therefore, may be subject to U.S. federal estate tax.

Backup Withholding and Information Reporting

Backup withholding (currently at a rate of 24%) may apply to dividends paid by U.S. corporations in some circumstances, but will not apply to payments of dividends on our common stock to a Non-U.S. Holder if the Non-U.S. Holder provides to the applicable withholding agent a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalties of perjury that the Non-U.S. Holder is not a United States person or is otherwise entitled to an exemption. However, the applicable withholding agent generally will be required to report to the IRS (and to such Non-U.S. Holder) payments of dividends on our common stock and the amount of U.S. federal income tax, if any, withheld from those payments. In accordance with applicable treaties or agreements, the IRS may provide copies of such information returns to the tax authorities in the country in which the Non-U.S. Holder resides.

The gross proceeds from sales or other dispositions of our common stock may be subject, in certain circumstances discussed below, to U.S. backup withholding and information reporting. If a Non-U.S. Holder sells or otherwise disposes of any of our common stock outside the United States through a non-U.S. office of a non-U.S. broker and the disposition proceeds are paid to the Non-U.S. Holder outside the United States, the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not U.S. backup withholding, will apply to a payment of disposition proceeds, even if that payment is made outside the United States, if a Non-U.S. Holder sells our common stock through a non-U.S. office of a broker that is a United States person or has certain enumerated connections with the United States, unless the broker has documentary evidence in its files that the Non-U.S. Holder is not a United States person and certain other conditions are met or the Non-U.S. Holder otherwise qualifies for an exemption.

If a Non-U.S. Holder receives payments of the proceeds of a disposition of our common stock to or through a U.S. office of a broker, the payment will be subject to both U.S. backup withholding and information reporting unless the Non-U.S. Holder provides to the broker a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalties of perjury that the Non-U.S. Holder is not a United States person, or the Non-U.S. Holder otherwise qualifies for an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be credited against the Non-U.S. Holder's U.S. federal income tax liability (which may result in the Non-U.S. Holder being entitled to a refund), provided that the required information is timely furnished to the IRS.

FATCA Withholding

The Foreign Account Tax Compliance Act and related Treasury guidance (commonly referred to as FATCA) impose U.S. federal withholding tax at a rate of 30% on payments to certain foreign entities of (i) U.S.-source dividends (including dividends paid on our common stock) and (ii) the gross proceeds from the sale or other disposition of property that produces U.S.-source dividends (including sales or other dispositions of our common stock). This withholding tax applies to a foreign entity, whether acting as a beneficial owner or an intermediary, unless such foreign entity complies with (i) certain information reporting requirements regarding its U.S. account holders and its U.S. owners and (ii) certain withholding obligations regarding certain payments to its account holders and certain other persons. Accordingly, the entity through which a Non-U.S. Holder holds its common stock will affect the determination of whether such withholding is required. While withholding under FATCA would have also applied to payments of gross proceeds from the sale or other disposition of our common stock on or after January 1, 2019, U.S. Treasury regulations proposed in December 2018 eliminate such withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed U.S. Treasury regulations until final U.S. Treasury regulations are issued. Non-U.S. Holders are encouraged to consult their tax advisors regarding FATCA.

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UNDERWRITING

In connection with this offering, we expect to enter an underwriting agreement with Boustead Securities, LLC (which we refer to as the Representative), as representative of the underwriters named in this prospectus, with respect to the common stock in this offering. Under the terms and subject to the conditions contained in the underwriting agreement, the Representative will agree to purchase from us on a firm commitment basis the respective number of shares of commons stock at the public price less the underwriting discounts and commissions set forth on the cover page of this prospectus, and each of the underwriters has severally agreed to purchase, and we have agreed to sell to the underwriters, at the public offering price per shares less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of shares of common stock listed next to its name in the following table.

Underwriters	Number of Shares
Boustead Securities, LLC	3,000,000

Total

The shares of common stock sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover page of this prospectus. Any shares of common stock sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $[ ] per share. If all of the shares are not sold at the initial offering price, the Representative may change the offering price and the other selling terms. The Representative has advised us that the underwriters do not intend to make sales to discretionary accounts. The underwriting agreement will provide that the obligations of the underwriters to pay for and accept delivery of the shares of common stock are subject to the passing upon certain legal matters by counsel and certain conditions such as confirmation of the accuracy of representations and warranties by us about our financial condition and operations and other matters. The obligation of the underwriters to purchase the shares of common stock is conditioned upon our receiving approval to list the shares of common stock on NASDAQ.

If the underwriters sell more shares of common stock than the total number set forth in the table above, we have granted to the Representative an option, exercisable one or more times in whole or in part, not later than 45 days after the date of this prospectus, to purchase up to  450,000  additional shares of common stock at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, constituting 15% of the total number of shares of common stock to be offered in this offering (excluding shares subject to this option). The Representative may exercise this option solely for the purpose of covering over-allotments in connection with this offering. This offering is being conducted on a firm commitment basis. Any shares of common stock issued or sold under the option will be issued and sold on the same terms and conditions as the other shares of common stock that are the subject of this offering.

Discounts and Commissions; Expenses

The underwriting discounts and commissions are a cash fee equal to: (i) seven percent (7%) of gross proceeds from the sale of securities in this offering. We have been advised by the representative that the underwriters propose to offer the common stock to the public at the public offering price set forth on the cover of this prospectus and to dealers at a price that represents a concession not in excess of $[ ] per share under the public offering price. After the offering, the representative may change the public offering price and other selling terms.

The following table summarizes the public offering price and the underwriting discounts and commissions payable to the underwriters by us in connection with this offering (assuming an initial public offering price of $5.00 per unit, which is the midpoint of the estimated range of the initial public offering price shown on the cover page of this prospectus, and assuming both the exercise and non-exercise of the over-allotment option that we have granted to the Representative):

	Per Share	Total Without Over-Allotment Option	Total With Full Over-Allotment Option
Public offering price	$5.00	$15,000,000	$17,250,000
Underwriting discounts and commissions (1)	$0.35	$1,050,000	$1,207,500
Non-accountable expense allowance (1%)	$0.05	$150,000	$172,500
Proceeds, before expenses, to us	$4.60	$13,800,000	$15,870,000

(1)

Does not include (i) the warrant to purchase a number of shares of common stock equal to 7% of the number of shares sold in the offering, or (ii) amounts representing reimbursement of certain out-of-pocket expenses, each as described below.

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Representative's Warrants

We have agreed to issue to the Representative (or its permitted assignees) warrants to purchase up to a total number of shares of common stock equal to 7% of the total number of shares of common stock sold in this offering at an exercise price equal to 150% of the public offering price of the common stock sold in this offering. The Representative's warrants will be exercisable at any time, and from time to time, in whole or in part, commencing from the closing of the offering and expiring five (5) years from the effectiveness of the offering, will have a cashless exercise provision and will terminate on the fifth anniversary of the effective date of the registration statement of which this prospectus is a part. The Representative's warrants are not exercisable or convertible for more than five years from the commencement of sales of the public offering. The Representative's warrants also provide for customary anti-dilution provisions and immediate "piggyback" registration rights with respect to the registration of the shares underlying the warrants for a period of seven years from commencement of sales of this offering. We have registered the Representative's warrants and the shares underlying the Representative's warrants in this offering.

The Representative's warrants and the underlying shares are deemed to be compensation by FINRA, and therefore will be subject to a 180-day lock-up period pursuant to FINRA Rule 5110(e)(1). In accordance with FINRA Rule 5110(e)(1), neither the Representative's warrants nor any of our common stock issued upon exercise of the Representative's warrants may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities by any person, for a period of 180 days immediately following commencement of sale of this offering subject to certain exceptions permitted by FINRA Rule 5110(e)(2).

We have agreed to pay the Representative a non-accountable expense allowance equal to 1% of the gross proceeds received at the closing of this offering.

We have agreed to reimburse the Representative for reasonable out-of-pocket expenses incurred by the Representative in connection with this offering, regardless of whether the offering is consummated, up to $205,000. The Representative out-of-pocket expenses include but are not limited to: (i) road show and travel expenses, (ii) reasonable fees of Representative's legal counsel, (iii) the cost of background check on our officers, directors and major shareholders and due diligence expenses. Any out-of-pocket expenses above $5,000 are to be pre-approved by the Company. As of the date of this prospectus, we have paid the Representative refundable advances of $● which shall be applied against its actual out-of-pocket accountable expenses. Such advance payments will be returned to us to the extent any portion of the advance is not actually incurred, in accordance with FINRA Rule 5110(g)(4)(A).

In connection with the offering, the underwriters may purchase and sell shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option, and stabilizing purchases.

●	Short sales involve secondary market sales by an underwriter of a greater number of shares than they are required to purchase in the offering.

●	"Covered" short sales are sales of shares in an amount up to the number of shares represented by the over-allotment option.

●	"Naked" short sales are sales of shares in an amount in excess of the number of shares represented by the over-allotment option.

●	Covering transactions involve purchases of shares either pursuant to the over-allotment option or in the open market after the distribution has been completed in order to cover short positions.

●

To close a naked short position, an underwriter must purchase shares in the open market after the distribution has been completed. A naked short position is more likely to be created if an underwriter is concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

●

To close a covered short position, an underwriter must purchase shares in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.

●	Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by an underwriter for its own account, may have the effect of preventing or retarding a decline in the market price of the common stock. They may also cause the price of the common stock to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

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Determination of Offering Price

In determining the initial public offering price, we and the Representative have considered a number of factors, including:

●	the information set forth in this prospectus and otherwise available to the Representative;
●	our prospects and the history and prospects for the industry in which we compete;
●	an assessment of our management;
●	our prospects for future revenue and earnings;
●	the general condition of the securities markets at the time of this offering;
●	the recent market prices of, and demand for, publicly traded securities of generally comparable companies; and
●	other factors deemed relevant by the Representative and us.

The estimated initial public offering price set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors. Neither we nor the Representative can assure investors that an active trading market will develop for our common stock, or that the shares will trade in the public market at or above the initial public offering price.

Indemnification

We have agreed to indemnify the Representative and the other underwriters against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments that the Representative and the other underwriters may be required to make for these liabilities.

Right of First Refusal

The Representative has the right of first refusal for two (2) years following the consummation of this offering or the termination or expiration of the engagement with the Representative to act as financial advisor or to act as joint financial advisor on at least equal economic terms on any public or private financing (debt or equity), merger, business combination, recapitalization or sale of some or all of our equity or our assets, whether in conjunction with another broker-dealer or on the Company's own volition (collectively, "Future Services"). In the event that we engage the Representative to provide such Future Services, the Representative will be compensated consistent with the engagement agreement with the Representative, unless we mutually agree otherwise. To the extent we are approached by a third party to lead any public or private financing (debt or equity), merger, business combination, recapitalization or sale of some or all of our equity or assets, the Representative will be notified of the transaction and be granted the right to participate in such transaction under any syndicate formed by such third party.

No Sales of Similar Securities

We have agreed not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our common stock or other securities convertible into or exercisable or exchangeable for shares of common stock at a price per share that is less than the price per shares of common stock in this offering, or modify the terms of any existing securities, whether in conjunction with another broker-dealer or on the Company's own volition for a period of twelve months following date on which our common stock are trading on the NASDAQ Capital Market, without the prior written consent of the Representative.

Lock-Up Agreements

Our officers, directors and Green Globe International, Inc., our majority shareholder (which owns approximately 92.4% of our common stock as of June 16, 2022)  have each agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any shares of our common stock for a period of twelve months following the closing of this offering(the "Lock-Up Period"), except that the shareholders are permitted to transfer shares so long as (a) the transferee executes a lock-up agreement for the balance of the Lock-Up Period, (b) the transfer is not a disposition for value, (c) the transfer is not required to be reported in any public report or filing with the SEC, and (d) the shareholder does not voluntarily effect any public filing or report regarding such transfer: (i) as a gift, (ii) to any immediate family member, (iii) if the shareholder is a business entity that transfers the shares to another entity that is an affiliate of the shareholder or if the shareholder is a business entity that transfers the shares to its limited partners, members or stockholders, (iv) if the shareholder is a trust that transfers the shares to a trust beneficiary, or (v) by will or other testamentary document or intestate succession, or by operation of law pursuant to a domestic order or in connection with a divorce settlement. Additionally, all of our other shareholders, who purchased in the aggregate 1,508,000 shares of our common stock in December of 2021 and April of 2022 (and which shares constitute in the aggregate approximately 7.6% of our outstanding common stock as of June 16, 2022) (such shareholders the “Pre-IPO Shareholders,” and such shares the “Pre-IPO Shares”), have agreed not to sell, transfer or otherwise dispose of any of the Pre-IPO Shares until the 180th day after the date our common stock is first listed for trading on a national securities exchange (the “Lock-Up Trigger Date”). Between 181 and 270 days after the Lock-Up Trigger Date, each of the Pre-IPO Shareholders has agreed not to sell, transfer or otherwise dispose of more than one-third of their Pre-IPO Shares, subject to a maximum sale on any trading day of 3% of the daily trading volume.  Between 271 and 365 days after the Lock-Up Trigger Date, each of the Pre-IPO Shareholders has agreed not to sell, transfer or otherwise dispose of more than one-third of their Pre-IPO Shares, subject to a maximum sale on any trading day of 3% of the daily trading volume. After 365 days after the Lock-Up Trigger Date, the Pre-IPO Shareholders can sell their remaining Pre-IPO Shares without contractual restriction.

Additionally, commencing 90 days after the Lock-Up Trigger Date, if the price per share of the Company’s common stock is at least 50% higher than the price per share in this offering and trades at least 100,000 shares daily, both for ten (10) consecutive trading days, each Pre-IPO Shareholder may sell one-third of its shares subject to a maximum sale on any trading day of 3% of the daily volume; and if the Company’s common share price is at least 100% higher than the price per share in this offering and trades at least 100,000 shares daily, both for ten (10) consecutive trading days, each Pre-IPO Shareholder may sell up to an additional one-third of its shares subject to a maximum sale on any trading day of 3% of the daily volume; and if the Company common share price is at least 150% higher than the price per share in this offering and trades at least 100,000 shares daily, both for ten (10) consecutive trading days, each Pre-IPO Shareholder may sell an additional one-third constituting a maximum total of all of its shares subject to a maximum sale on any trading day of 3% of the daily volume.

Notwithstanding the above, the underwriters of this offering may engage in stabilization activities as described above. The Representative may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the Lock-Up Period. When determining whether or not to release shares from the lock-up agreements, the Representative will consider, among other factors, the security holder's reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Electronic Offer, Sale and Distribution of Common Stock

A prospectus in electronic format may be made available on the websites maintained by the Representative. In addition, shares of common stock may be sold by the Representative to securities dealers who resell our common stock to online brokerage account holders. Other than the prospectus in electronic format, the information on the Representative's website and any information contained in any other website maintained by the Representative is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Representative in its capacity as Representative and should not be relied upon by investors.

63

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our common stock, or the possession, circulation or distribution of this prospectus or any other material relating to us or our common stock, where action for that purpose is required. Accordingly, our common stock may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with our common stock may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful. In particular, our common stock have not been qualified for distribution by prospectus in Canada and may not be offered or sold in Canada during the course of their distribution hereunder except pursuant to a Canadian prospectus or prospectus exemption.

LEGAL MATTERS

Brunson Chandler & Jones, PLLC, has acted as our counsel in connection with the preparation of this prospectus. The validity of the securities offered, shares of common stock, and warrants covered by this prospectus will be passed upon for us by Brunson Chandler & Jones, PLLC. The underwriters have been represented in connection with this offering by Bevilacqua PLLC.

EXPERTS

The financial statements of our company included in this registration statement and have been audited by dbbmckennon, an independent registered public accounting firm, as indicated in its report with respect thereto, and have been so included in reliance upon the report of such firm given on the authority of said firm as experts in accounting and auditing.

64

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement, of which this prospectus is a part, on Form S-1 with the SEC relating to this offering. This prospectus does not contain all of the information in the registration statement and the exhibits included with the registration statement. For further information pertaining to us and the securities to be sold in this offering, you should refer to the registration statement and its exhibits, portions of which have been omitted as permitted by SEC rules and regulations. References in this prospectus to any of our contracts, agreements or other documents are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contracts, agreements or documents. You may read and copy the registration statement, the related exhibits and other material we file with the SEC at the SEC's public reference room in Washington, D.C. at 100 F Street, Room 1580, N.E., Washington, D.C. 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file with the SEC. The website address is http://www.sec.gov.

Upon the effectiveness of the registration statement, we will be subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, will file reports, proxy and information statements and other information with the SEC. Such annual, quarterly and special reports, proxy and information statements and other information can be inspected and copied at the locations set forth above. We also anticipate making these documents publicly available, free of charge, on our website at https://hempaccoinc.com/ as soon as reasonably practicable after filing such documents with the SEC. Information on, or accessible through, our website is not part of this prospectus.

65

HEMPACCO CO., INC.

(FORMERLY THE HEMPACCO CO., INC.)

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Hempacco Co., Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Hempacco Co., Inc. (the “Company”) as of December 31, 2021 and 2020, the related consolidated statements of operations, stockholders’ equity, and cash flows, for the years then ended and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has used cash in operating activities, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Critical Audit Matters

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

Revenue Recognition

Description of the Matter:

As disclosed in Note 2 and 11, the Company recognizes revenue when or as the Company satisfies a customer agreement performance obligation by transferring control of a product or service to a customer, in an amount that reflects the consideration the Company expects to receive in exchange for those products or services. In determining revenue recognition for certain customer agreements, significant judgment was exercised by the Company, and included the following: 1) An assessment of the products and services promised in contracts or customer agreements, and the identification of a performance obligation for each promise to transfer to the customer a product or service that is distinct. 2) Determination of relative standalone selling price for distinct performance obligations. 3) The timing of product or service delivery for performance obligations. Given these factors, the related audit effort in evaluating management’s judgments in determining revenue recognition for these customer agreements was extensive, which led us to determine this as a critical audit matter

How We Addressed the Matter in our Audit:

Our principal audit procedures related to the Company’s revenue recognition for these customer agreements included an evaluation of the controls related to the identification of distinct performance obligations and the determination of the timing of revenue recognition. We also evaluated management’s significant accounting policies related to certain customer agreements. In addition, we selected customer agreements and performed the following procedures: 1) Obtained and read the customer agreements or contracts for each selected agreement. 2) Evaluated and tested management’s identification of significant terms for completeness, including the identification of distinct performance obligations. 3) Evaluated the appropriateness of management’s application of their accounting principles, in their determination of revenue recognition conclusions. 4) Tested he mathematical accuracy of management’s calculations of revenue and the associated timing of revenue recognized in the financial statements.

/s/ dbbmckennon

PCAOB #3501

We have served as the Company’s auditors since 2021

San Diego, California

March 23, 2022

F-2

Hempacco Co., Inc.
(Formerly The Hempacco Co., Inc.)

CONSOLIDATED BALANCE SHEETS

	December 31, 2021	December 31, 2020
ASSETS
Current Assets
Cash	$933,469	$500
Accounts Receivable - Related Parties	137,297	5,587
Accounts Receivable	144,246	10,390
Less: Receivables Impairment Allowance	-	(10,290)
Inventory at Cost Less Obsolescence Allowance	198,936	92,699
Deposits & Prepayments	703,690	2,576
Total Current Assets	2,117,638	101,462

Property and Equipment
Leasehold Improvements	12,431	12,431
Furniture, Fixtures & Equipment	5,147,693	5,067,730
Accumulated Depreciation	(161,353)	(74,852)
Total Property and Equipment	4,998,771	5,005,309

Other Assets
Operating Lease - Right of Use Asset	642,752	642,752
Right of Use Assets - Accumulated Amortization	(188,638)	(91,629)
Total Other Assets	454,114	551,123

Total Assets	$7,570,523	$5,657,894

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts Payable & Accrued Expenses	$97,800	$70,828
Accounts Payable - Related Parties	162,405	425,817
Accrued Interest on Long Term Notes	9,416	-
Long Term Promissory Notes Payable	175,000	-
Customer Pre-paid Invoices & Deferred Revenue	2,128,393	756,971
Loans Payable - Related Parties	9,600	26,600
Equipment Loan	1,482,681	1,469,535
Other Short Term Loans	-	85,000
Operating Lease - Right of Use Liability - Short Term Portion	102,969	97,010
Total Current Liabilities	4,168,264	2,931,761

Long Term Liabilities
Other Long Term Loans	168,328	-
Long Term Promissory Notes Payable	-	11,500
Long Term Promissory Notes Payable - Related Parties	-	25,000
Accrued Interest on Long Term Notes	-	3,590
Right of Use Liability - Straight-Line Rent Rule - Deferred Rent	15,126	9,362
Right of Use Liability - Long Term Portion	351,145	454,113
Total Long Term Liabilities	534,599	503,565

Total Liabilities	4,702,863	3,435,326

Stockholders' Equity

Preferred stock, $.001 and $.01 par value as of December 31, 2021 and 2020 respectively; 50,000,000 shares and 20,000,000 shares authorized as of December 31, 2021 and 2020 respectively. 10,000,000 shares designated as Series A Preferred Stock as of December 31, 2021 and December 31, 2020 respectively.

Series A Preferred stock, $.001 and $.01 par value as of December 31, 2021 and 2020 respectively; 50,000,000 and 20,000,000 shares authorized as of December 31, 2021 and 2020 respectively. 0 shares and 8,000,000 issued and outstanding as of December 31, 2021 and 2020 respectively.	-	3,638,357
Common stock, $.001 and $.01 par value as of December 31,2021 and 2020 respectively; 200,000,000 and 20,000,000 shares authorized as of December 31, 2021 and 2020 respectively. 19,695,532 and 8,478,000 shares issued and outstanding as of December 31, 2021 and 2020 respectively.	19,696	84,780
Additional Paid in Capital	6,321,428	102,220
Accumulated Deficit	(3,459, 214)	(1,602,789)
Total Stockholders' Equity	2,881,910	2,222,568
Non-Controlling Interests	(14, 250)	-
Total Equity for Hempacco Co., Inc.	2,867,660	2,222,568

Total Liabilities and Stockholders' Equity	$7,570,523	$5,657,894

The accompanying notes are an integral part of these Consolidated Financial Statements

F-3

Hempacco Co., Inc.

(Formerly The Hempacco Co., Inc.)

CONSOLIDATED STATEMENT OF OPERATIONS

	For the Year Ended December 31, 2021	For the Year Ended December 31, 2020
Revenue
Sale of Materials	$805,969	$135,867
Sale of Materials - Related Parties	139,114	64,290
White Label Production & Consulting	242,190	145,832
Total Revenue	1,187,273	345,989

Cost of Goods Sold (including inventory obsolescence of $623,375 in 2020)	850,901	899,699

Gross Profit / (Loss) from Operations	336,372	(553,710)

Expenses
General & Administrative	981,676	303,682
General & Administrative - Related Parties	469,259	420,000
Sales & Marketing	542,680	27,597
Research & Development	2,090	-
Total Expenses	1,995,705	751,279

Operating Loss	(1,659,333)	(1,304,989)

Other Income / (Expenses)
Interest expense	(209,676)	(160,423)
Other Expenses	(1,666)	(32)
Total Other Expenses	(211,342)	(160,455)

Net Loss	(1,870,675)	(1,465,444)

Net Loss attributable to non-controlling interests	14,250	-
Net Loss attributable to Hempacco Co., Inc.	(1,856,425)	(1,465,444)

Dividend issued to preferred stockholders	(757,479)	-
Net Loss attributable to common stockholders	$(2,613,904)	$(1,465,444)

PER SHARE DATA:
Earnings per common share - basic	$(0.18)	$(0.17)
Weighted average & contingently issuable shares outstanding & dilutive	14,641,224	8,440,466

The accompanying notes are an integral part of these Consolidated Financial Statements

F-4

 Hempacco Co., Inc.

(Formerly The Hempacco Co., Inc.)

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

	Series A Preferred	Stock $	Common	Stock $	Additional Paid in	Accumulated	Non-Controlling	Stockholders'
	Shares	Amnt @ Par	Shares	Amnt @ Par	Capital	Deficit	Interests	Equity

	-	$-	-	$-	$-	$-	$-	$-
Balances - December 31, 2019	8,000,000	3,638,357	8,400,000	84,000	-	(137,345)	-	3,585,012

Common stock issued with convertible notes	-	-	50,000	500	49,500	-	-	50,000
Beneficial conversion feature	-	-	-	-	25,000	-	-	25,000
Conversion of notes payable and accrued interest	-	-	28,000	280	27,720	-	-	28,000
Net loss	-	-	-	-	-	(1,465,444)	-	(1,465,444)
Balances - December 31, 2020	8,000,000	$3,638,357	8,478,000	$84,780	$102,220	$(1,602,789)	$-	$2,222,568

Convertible Notes Converted to Common Stock	-	-	535,053	5,350	529,703	-	-	535,053
Shares issued for Consulting Services			100,000	1,000	99,000			100,000
Dividend on Preferred Stock	-	757,479	-	-	(757,479)	-	-	-
Related Party Accounts Payable Converted to Common Stock	-	-	525,000	5,250	519,750	-	-	525,000
Preferred Stock Converted to Common Stock	(8,000,000)	(4,395,836)	8,757,479	87,575	4,308,261	-	-	-
Discount on Promissory Note Due to Issuance of Warrants	-	-	-	-	149,831	-	-	149,831
Reduction of Par Value of Common Stock	-	-	-	(165,559)	165,559	-	-	-
Pre-IPO Common Share Issuance - Expense	-	-	-	-	(272,435)	-	-	(272,435)
Pre-IPO Common Share Issuance			1,300,000	1,300	1,298,700	-	-	1,300,000
Issue of 100m Parent Company Warrants to Broker	-	-	-	-	178,318	-	-	178,318
Net Loss attributable to Non-controlling interests	-	-	-	-	-	-	(14,250)	(14,250)
Net Loss for the Year ended December 31, 2021	-	-	-	-	-	(1,856,425)	-	(1,856,425)
Balances - December 31, 2021	0	$0	19,695,532	$19,696	$6,321,428	$(3,459,214)	(14,250)	$2,867,660

The accompanying notes are an integral part of these Consolidated Financial Statements

F-5

Hempacco Co., Inc.

(Formerly The Hempacco Co., Inc.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

CASH FLOWS FROM OPERATING ACTIVITIES	For the Year Ended December 31, 2021	For the Year Ended December 31, 2020

Net Loss	$(1,870,675)	$(1,465,444)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	86,501	69,519
Amortization of discount and shares issued with related party convertible notes	180,296	-
Warrants issued in connection with commission agreement	178,317	154,162
Stock Based Compensation	100,000	-
Changes in Operating Assets and Liabilities		-
Receivables	(155,878)	(5,687)
Related party receivables	(137,297)
Prepaids	(701,114)	30
Inventory	(106,237)	546,969
Accounts payable	26,972	471,645
Related party accounts payable	261,588	9,900
Accrued liabilities	35,144	15,624
Deferred revenues	1,371,422	133,596
Net Cash Used in Operating Activities:	(730,961)	(69,686)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(79,963)	(51,431)
Net Cash Used in Investing Activities:	(79,963)	(51,431)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from other short term loans	83,328	85,000
Advances from (repayments to) related parties	(17,000)	(25,000)
Proceeds from convertible notes payable	650,000	11,500
Proceeds from the sale of common stock	1,300,000	-
Offering costs paid in connection with sale of common stock	(272,435)	50,000
Net Cash Provided by Financing Activities	1,743,893	121,500

CHANGE IN CASH & CASH EQUIVALENTS:	932,969	383
CASH BALANCE AT BEGINNING OF PERIOD:	500	117
CASH BALANCE AT END OF PERIOD:	$933,469	$500

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash Paid for Interest	$-	$-
Cash Paid for Taxes	$-	$38

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Conversion of convertible notes payable and accrued interest to common stock	$535,054	$-
Warrants issued with Convertible note	$149,831	$-
Conversion of preferred stock into common stock	$4,395,836	$-
Dividend on preferred stock recorded against additional paid-in capital	$757,479	$-
Related party accounts payable converted into common stock	$525,000	$-
Reduction of notes payable through products and services provided	$17,319	$-
Beneficial conversion feature on related party convertible notes payable	$-	$25,000
Initial recording of right of use asset and liability	$-	$642,745

The accompanying notes are an integral part of these Consolidated Financial Statements

F-6

HEMPACCO CO., INC.

(Formerly The Hempacco Co., Inc.)

Notes to the Consolidate Financial Statements

December 31, 2021 and 2020

NOTE 1 - ORGANIZATION, BUSINESS AND LIQUIDITY

Organization and Operations

Hempacco Co., Inc., (the “Company” or “Hempacco” was incorporated in Nevada on April 1, 2019, as The Hempacco Co., Inc.

On April 23, 2021, the Company filed a second amendment to its Articles of Incorporation changing the name of the Company from The Hempacco Co., Inc. to Hempacco Co., Inc.

The Company was acquired by Green Globe International, Inc. ("GGII") on May 21, 2021, and became a wholly-owned subsidiary of GGII.

These financial statements are those of Hempacco Co., Inc and its subsidiaries only.

During 2021, the Company entered into the following Joint Ventures:

a)

On or about March 10, 2021, the Company entered into a joint venture partnership agreement with VZ Ventures and BX2SD Hospitality, LLC for the sale and marketing of a proprietary brand of smokables containing the D8 infused variety of hemp. Cali Vibes D8, LLC was formed as the entity’s business vehicle which will be 50% owned by the Company. The Company will manage the business operations and accounting, as well as manufacturing the product and provide the majority of funding required.

b)

On or about June 22, 2021, the Company’s Parent Company, entered into a joint venture agreement with Hemp Hop Global, LLC, a Florida based company in the hip hop talent management business and the sale and distribution of branded snack food products. Hemp Hop Global is managed by Rick Ross, an American Rapper and record executive and his business partner James Lindsay. Hempacco will produce a range of smokable products under the Hemp Hop brand, and Hemp Hop Smokables, LLC was formed as the business entity, of which the Company owns 50%. The Company will manage the business operations and accounting of the entity, as well as manufacturing the product and provide the majority of funding required, and three of the five directors of the entity are nominees of the Company.

On December 14, 2021, GGII assigned all of the membership and other equity and ownership interests in Hemp Hop Smokables LLC to Hempacco., Co., Inc.

Hempacco manufactures and distributes hemp smokables both under its own name and white label products for clients. Hempacco also owns high-tech CBD vending kiosks that it plans to place in retail venues throughout the US, in conjunction with a number of joint venture partners.

Going Concern Matters

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”), which contemplates the Company’s continuation as a going concern. The Company incurred a net loss of $1,856,425 (exclusive of a $757,479 dividend distribution to preference shareholders – see Note 13) during the year ended December 31, 2021 and has an accumulated deficit of $3,473,464 as of December 31, 2021. In addition, the Company has a working capital deficit of $1,947,658 as of December 31, 2021 exclusive of a $102,969 “Right of Use Asset” liability which is offset by a Right of Use Asset in the Other Assets section of the Balance Sheet.

Management intends to raise additional operating funds through equity and/or debt offerings. However, there can be no assurance management will be successful in its endeavors.

F-7

There are no assurances that the Company will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support its working capital requirements. To the extent that funds generated from operations and any private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital is not available to the Company, it may be required to curtail or cease its operations.

Due to uncertainties related to these matters, there exists a substantial doubt about the ability of the Company to continue as a going concern. The accompanying financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern. If we are not able to successfully execute on our future operating plans, our financial condition and results of operation may be materially adversely affected, and we may not be able to continue as a going concern.

COVID-19

A novel strain of coronavirus (COVID-19) was first identified in December 2019, and subsequently declared a global pandemic by the World Health Organization on March 11, 2020. As a result of the outbreak, many companies have experienced disruptions in their operations and in markets served. The Company considered the impact of COVID-19 on the assumptions and estimates used and determined that there were no material adverse impacts on the Company’s results of operations and financial position at December 31, 2021.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with the Generally Accepted Accounting Principles of the United States (“GAAP”) and are presented in US dollars.

Principles of Consolidation

The financial statements include the accounts of the Company and all of its wholly owned subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation.

Joint Venture entities where the company owns at least 51% and controls the accounting and administration of the entities will be accounted for under ASC 810-10 which will allow full consolidation of the assets and liabilities into the Company’s balance sheet, with non-controlling interests being calculated and disclosed in the balance sheet and operating statement of the Company. Joint Venture entities where the company owns less than 51% are evaluated for treatment as variable interest entities. The Company may provide accounting and administration for these entities, may have board of director control, and may provide majority of funding for these entities. Any entities not falling within this criterion will be accounted for under ASC 323-30. These consolidated financial statements include the operating results and the assets of two joint venture entities that have been deemed variable interest entities for the period ended December 31, 2021. The non-controlling interests of these ventures have been disclosed on the consolidated balance sheet and income statement.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Some of these judgments can be subjective and complex, and, consequently, actual results may differ from these estimates.

Concentration of Credit Risk

Financial instruments, which potentially subject us to concentrations of credit risk, consist principally of cash. Our cash balances are maintained in accounts held by major banks and financial institutions located in the United States. The Company occasionally maintains amounts on deposit with a financial institution that are in excess of the federally insured limit of $250,000. The risk is managed by maintaining all deposits in high quality financial institutions.

F-8

Revenue Concentration

Sales to one of our customers made up approximately 41% of our revenues for the twelve months ended December 31, 2021, and the balance receivable from this customer at December 31, 2021 represents approximately 37% of the total accounts receivable balances of $281,543 as of that date. We do not have a binding purchase agreement with this customer, and were we to lose this customer, our revenues would significantly decline, and our business might be harmed.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and highly liquid investments with remaining maturities of less than ninety days at the date of purchase. We have not experienced any losses related to these balances, and we believe credit risk to be minimal. The Company does not have any cash equivalents.

Accounts Receivable

Accounts receivables are recorded in accordance with ASC 310, “Receivables.” Accounts receivables are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in its existing accounts receivable. As of December 31, 2021, the Company reported no allowance for doubtful accounts, however a credit of $4,230 for previous doubtful accounts written off was booked during the year ended December 31, 2021. Based on the foregoing, and management’s estimate and based on all accounts being current, the Company has deemed it unnecessary to reserve for doubtful accounts at this time.  The Company had a reserve of  $0 and $10,290 as of December 31, 2021 and 2020, respectively.

Inventory

Inventory is stated at the lower of cost and net realizable value on a first-in first-out basis. Net realizable value is the estimated selling price in the ordinary course of business less any applicable selling expenses. Cost includes all expenses directly attributable to the manufacturing process as well as suitable portions of related production overheads, based on normal operating capacity. The Company periodically reviews the value of items in inventory and provides write-downs or write-offs of inventory based on its assessment of market conditions, including forecasted demand compared to quantities on hand, as well as other factors such as potential excess or aged inventories based on product shelf life, and other factors that affect inventory obsolescence.

Basic and Diluted Net Loss per Common Share

Pursuant to ASC 260, “Earnings Per Share,” basic net income and net loss per share are computed by dividing the net income and net loss by the weighted average number of common shares outstanding. Diluted net income and net loss per share is the same as basic net income and net loss per share when their inclusion would have an anti-dilutive effect due to our continuing net losses.

For the year ended December 31, 2021 and 2020, the following outstanding dilutive securities were excluded from the computation of diluted net loss per share as the result of the computation was anti-dilutive.

	December 31
	2021	2020
	(Shares)	(Shares)

Series A Preferred Stock	-	8,000,000
Promissory Note convertible to shares	50,000	36,500
Outstanding Warrants	-	-
TOTAL	50,000	8,036,500

F-9

Leases

We determine if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, operating lease liabilities - current, and operating lease liabilities - noncurrent on the balance sheets. Finance leases are included in property and equipment, other current liabilities, and other long-term liabilities in our balance sheets.

ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As our single lease does not provide an implicit rate, we have used our incremental borrowing rate (“IBR”) based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date.

The operating lease ROU asset also includes any lease payments made and excludes lease incentives. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

Long-Lived Assets

Long-lived assets are evaluated for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable or that the useful lives of these assets are no longer appropriate. Each impairment test is based on a comparison of the undiscounted future cash flows to the recorded value of the asset. If impairment is indicated, the asset is written down to its estimated fair value. The Company incurred no impairment of long-lived assets as of December 31, 2021 and 2020, respectively.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method. The depreciation and amortization methods are designed to amortize the cost of the assets over their estimated useful lives, in years, of the respective assets as follows:

Kiosks	5 years
Leasehold improvements	6 years or shorter of lease life
Production Equipment	20 years

Maintenance and repairs are charged to expense as incurred. Improvements of a major nature are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any gains or losses are reflected in income.

The kiosks that the Company acquired have not been placed into service as of December 31, 2021, thus depreciation has yet to commence. However, Kiosks used for demonstration and marketing purposes have been depreciated since January 1, 2021.

Fair Value of Financial Instruments

FASB ASC 820, Fair Value Measurements and Disclosures (“ASC 820”) establishes a framework for all fair value measurements and expands disclosures related to fair value measurement and developments. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

ASC 820 requires that assets and liabilities measured at fair value are classified and disclosed in one of the following three categories:

•	Level 1—Quoted market prices for identical assets or liabilities in active markets or observable inputs.
•	Level 2—Significant other observable inputs that can be corroborated by observable market data; and
•	Level 3—Significant unobservable inputs that cannot be corroborated by observable market data.

F-10

The carrying amounts of cash, accounts receivable, accounts receivable – related parties, inventory, deposits and prepayments, accounts payable and accrued liabilities, accounts payable – related parties, customer pre-paid invoices & deposits, other short-term liabilities – equipment loan, operating lease – right of use liability – short term portion approximate fair value because of the short-term nature of these items.

Share-Based Compensation

The Company accounts for share-based compensation in accordance with ASC 718, “Compensation – Stock Compensation,” which requires all such compensation to employees and non-employees, including the grant of employee stock options, to be calculated based on its fair value at the measurement date (generally the grant date), and recognized in the statement of operations over the requisite service period or as vesting occurs.

The Company recorded $100,000 and $0 in share-based compensation expense for the years ended December 31, 2021 and 2020, respectively.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Accounting for Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

As of December 31, 2021 and 2020, the Company did not have any amounts recorded pertaining to uncertain tax positions.

Advertising and Marketing Costs

Costs associated with advertising and marketing promotions are expensed as incurred.  Advertising and marketing expense was $542,680 and $27,597 for the years ended December 31, 2021 and 2020, respectively.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers. The Company generally earns its revenue by supplying goods or providing services under contracts with its customers in two primary revenue streams: manufacturing and commercial product supply and white label development services. The Company measures the revenue from customers based on the consideration specified in its contracts, or the value of the amount invoiced should the initial order be a basic purchase order or emailed order.

The Company recognizes revenue from customers when control of the goods or services are transferred to the customer, generally when products are shipped, at an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods.

Per Company policy, any product that doesn’t meet the customer’s expectations can be returned within the first 30 days of delivery in exchange for another product or for a full refund. Any product sold through a distributor or retailer must be returned to the original purchase location for any return or exchange.  For the years ended December 31, 2021 and 2020, the Company has not recorded any reserves on revenue.

The majority of the Company’s revenue is derived from sales of branded products to consumers via our direct-to-consumer (DTC) ecommerce website, distributors, and retail and wholesale “white label” business-to-business (B2B) customers.

For larger orders, the Company requires the customer to make a deposit equal to 50% of the invoice or order total which is recorded as customer prepaid invoices and deferred revenue on the balance sheet. When the product is shipped the customer deposit is recorded into revenue.  The Company recorded $1,505,018 and $133,596 in customer pre-paid invoices and deposits for goods ordered but not delivered, as of December 31, 2021 and 2020, respectively.

F-11

In 2019, the Company entered into an arrangement with a customer whereby the Company was provided with product from the customer for the Company’s and the customer’s use. Under the arrangement, 50% of the product provided by the customer was to compensate the Company for their services for processing and packaging the customers remaining 50% share. The transaction was recorded at the fair market value of the inventory received, which was similar to the cost of the services to which were to be provided with an increase of $623,375 to inventory and customer deposits. As of December 31, 2021 and 2020, the customer deposit liability of $623,375 remained. The Company will defer revenue on customer deposits and record as revenue once product is delivered.

Non-Controlling Interests

The Company accounts for the non-controlling interests in its subsidiaries and joint ventures in accordance with U.S. GAAP.

The Company has chosen to record the Minority interests (NCI’s) in the equity section of the balance sheet, and on the income statement, the profit or loss attributable to the minority interest will be reported as a separate non-operating line item.

The Company measures its NCI’s using the percentage of ownership interest held by the respective NCI’s during the accounting period. For the year ended December 31, 2021 the Company reported a minority interest in its accumulated losses of $14,250. No net assets were held by the NCI’s as of December 31, 2021.

Recent Accounting Pronouncements

In December 2019, the Financial Accounting Standards Board (FASB) issued Accounting Standard Update No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (ASU 2019-12), which simplifies the accounting for income taxes. This guidance will be effective for entities for the fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020 on a prospective basis, with early adoption permitted. We adopted the new standard effective January 1, 2021 and do not expect the adoption of this guidance to have a material impact on our financial statements.

In August 2020, the FASB issued ASU 2020-06, ASC Subtopic 470-20 “Debt—Debt with “Conversion and Other Options” and ASC subtopic 815-40 “Hedging—Contracts in Entity’s Own Equity”. The standard reduced the number of accounting models for convertible debt instruments and convertible preferred stock. Convertible instruments that continue to be subject to separation models are (1) those with embedded conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting; and, (2) convertible debt instruments issued with substantial premiums for which the premiums are recorded as paid-in capital. The amendments in this update are effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years.

The Company has reviewed all other recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on our financial statements.

NOTE 3 – ACCOUNTS RECEIVABLE

As of December 31, 2021 and 2020, accounts receivable consisted of the following:

	December 31,	December 31,
	2021	2020

Accounts receivable	$144,246	$10,390
Accounts receivable – related parties*	137,297	5,587
Allowance for doubtful accounts	-	(10,290)
Total accounts receivable	$281,543	$5,687

* Due from UST Mexico, Inc. for Hemp products (70%) and manufacturing services (30%)

See Note 11 for additional information on related party transactions related to receivables.

F-12

NOTE 4 – INVENTORY

As of December 31, 2021 and 2020, inventory, which consists primarily of the Company’s raw materials, finished products and packaging is stated at the following amounts:

	December 31,	December 31,
	2021	2020

Finished goods	$41,088	$11,111
Raw materials (Net of obsolescence allowance)	157,848	81,588
Total inventory at cost less obsolescence allowance	$198,936	$92,699

The Company identified a potential for obsolescence in particular raw materials and provided an allowance for this risk in full in the year ended December 31, 2020 which was recorded within cost of goods sold in the amount of $623,375. This obsolescence allowance is continually re-evaluated and adjusted as necessary.

NOTE 5 - PROPERTY AND EQUIPMENT

See Note 10 for further information concerning the acquisition of kiosks.

As of December 31, 2021 and 2020, property and equipment consisted of the following:

	December 31,	December 31,
	2021	2020

Production equipment	$1,461,586	$1,390,373
Leasehold improvements	12,431	12,431
Kiosks plus Improvements	3,686,107	3,677,357
Less accumulated depreciation	(161,353)	(74,852)
Total property and equipment	$4,998,771	$5,005,309

Depreciation expense totaled $86,501and $69,519 for the years ended December 31, 2021 and 2020, respectively.

NOTE 6 – OPERATING LEASE – RIGHT OF USE ASSET

The Company entered into a 60-month lease to lease approximately 5,000 square feet of office space on January 1, 2020 for a period of 6 years with a related party, an entity controlled by the Company’s CEO.   Approximately 3,000 sf is used as a manufacturing facility with the balance used as corporate offices and storage. There was no security deposit paid, and the lease carries no optional extension periods. The term of the lease is for six years. At inception of the lease, the Company recorded a right of use asset and liability. The Company used an effective borrowing rate of 6.232% within the calculation.

Base monthly rent commenced at $10,000 per month, with subsequent defined annual increases. All operating expenses are born by the lessee.  Amounts payable to the related party for rent as of December 31, 2021 and 2020 were $0 and $116,940 respectively. On December 31, 2021 an amount of $14,764 of prepaid rent was included in the deposits and prepayments account.

F-13

Operating lease right-of-use (“ROU”) assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Generally, the implicit rate of interest in arrangements is not readily determinable and the Company utilizes its incremental borrowing rate in determining the present value of lease payments. The Company’s incremental borrowing rate is a hypothetical rate based on its understanding of what its credit rating would be. The operating lease ROU asset includes any lease payments made and excludes lease incentives. Our variable lease payments primarily consist of maintenance and other operating expenses from our real estate leases. Variable lease payments are excluded from the ROU assets and lease liabilities and are recognized in the period in which the obligation for those payments is incurred. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term.

The following are the expected lease payments as of December 31, 2021. The lease is considered an “operating lease” and consequently lease payments are calculated on a straight-line basis, including the total amount of interest related.

Year Ending December 31	Operating Leases
2022	$129,362
2023	129,362
2024	129,362
2025	129,362
Total lease payments	517,448
Less: Imputed interest/present value discount	(63,334)
Total	$454,114

Lease expense, on the straight-line basis was $129,362 during the years ended December 31, 2021 and 2020.

NOTE 7 – OTHER SHORT-TERM LIABILITIES – EQUIPMENT LOAN

On December 11, 2019, the Company entered into a short-term loan for equipment to use in its production.  The terms of the loan were, $1,500,000 over 18 months with zero interest, which necessitated the calculation of an imputed discount of $109,627, which was being amortized over 18 months.  During the year ended December 31, 2021, the Company amortized the remaining discount of $30,465 to interest expense. The balance on the note was $1,482,681 as of December 31, 2021, having been reduced by the application of $17,319 of accounts receivable due from, and with the agreement of, the lender.

The loan is secured by the equipment, and the lender recently agreed to repayments of $50,000 per month, interest free, which would take approximately thirty months to retire the loan, assuming no additional paydowns were made by supplying smokable products. As of December 31, 2021 and 2020, the principle balance of the loan was $1,482,681 and $1,500,000, respectively.

As of December 31, 2020, a balance of $30,465 of unamortized loan discount was deducted from the loan balance.

Please refer to Note 14 for additional information.

NOTE 8 – CONVERTIBLE NOTES

During the year ended December 31, 2021, Hempacco issued twelve convertible promissory notes totaling $650,000 and warrants to purchase up to 750,000 shares of Hempacco common stock at $1.00 per share were issued to two related party members of the Board of Directors. Subsequently, as a result of the merger and share exchange agreement of May 21, 2021 between Hempacco and Green Globe International, Inc. these warrants were cancelled and replaced on November 9, 2021 with equivalent warrants to purchase Green Globe common shares. See Note 9 below for additional details.

Individual note holders converted $511,500 in principle and $23,552 in accrued interest into 535,052 shares of Hempacco common stock. On May 21, 2021, these shares were exchanged for 2,236,213,775 of GGII’s common shares.

On February 17, 2020, the Company entered into a financing arrangement with a related party (Jerry Halamuda, a Board of Directors member, to provide working capital. The Company received proceeds of $50,000. An additional 25,000 shares were offered as an inducement which created a beneficial conversion feature of $25,000, which was charged to interest expense over the term of the loan. The terms of this loan were three months with zero interest rate, maturing on May 17, 2020. On May 17, 2020 Hempacco issued 25,000 shares as an inducement to extend the loan for three months until August 17, 2020. The Company incurred an interest expense of $25,000 in connection with this inducement.

F-14

On June 30, 2020, Hempacco repaid $25,000 of the principal on the note. As of December 31, 2020, the balance on the note was $25,000. The Note was convertible into common shares on a $1 for $1 basis. The Note was converted on May 21, 2021 in the total amount of $25,000 inclusive of accrued interest for 25,000 Hempacco shares.

On February 16, 2021, the Company entered into a financing arrangement with a related party (Dr. Stuart Titus, a Board of Directors member, to provide working capital. Hempacco received proceeds of $50,000. The terms of this loan were one year and annual interest rate was 8%, maturing on February 15, 2022.  The Note was convertible into common shares on a $1 for $1 basis. The Note was converted on May 21, 2021 in the total amount of $51,030 inclusive of accrued interest of $1,030 for 51,030 Hempacco shares.

On July 23, 2020, the Company entered into a financing arrangement to provide working capital. Hempacco received proceeds of $11,500. The terms of this loan were one year and annual interest rate was 12%, maturing on July 23, 2021. As of December 31, 2020, the balance on the note was $11,500. In addition, $590 of interest had been accrued as of December 31, 2020. The Note was convertible into common shares on a $1 for $1 basis. The Note was converted on May 21, 2021 in the total amount of $12,623 inclusive of accrued interest of $1,123 into 12,623 Hempacco shares.

During May and June 2021, the Company entered into financing arrangements to provide working capital. Hempacco received proceeds of $175,000 from three private investors. The promissory notes carried interest at the rate of between 8% and 12% and mature between May 4, 2022 and October 23, 2022. The Notes automatically convert at 75% of the 30-day average bid price of the obligor common stock (or the public company common stock as the case may be), with the exception of the $50,000 Taverna 12% Note which converts at $1.00 per share or the current market price of Hempacco stock. The Notes cannot be converted prior to maturity. The Taverna Note matured on November 4, 2021 and has been extended to May 4, 2022 by mutual agreement.

NOTE 9 – WARRANTS

The 750,000 Hempacco warrants issued to Jerry Halamuda and Dr. Stuart Titus in February 2021 were effectively cancelled on May 21, 2021, as a result of the merger and share exchange between Hempacco and Green Globe International, Inc. but not re-issued by Green Globe International, Inc. until November 11, 2021. The total number of replacement warrants issued was 27,173,925 at a strike price of $.027600 which is the equivalent of 750,000 warrants exercisable at $1.00 each.

A Black-Scholes valuation discount of $149,831 was initially recorded. The discount was amortized over the warrant term with the balance remaining at the conversion date being expensed to interest. No further expense was incurred as a result of the modifications of the warrants to GGII warrants. The valuation discount represents the fair market value as derived by using the Black-Scholes formula, which produced an initial valuation of the Hempacco warrants of $0.4986 per share. The Black-Scholes formula applied to the GGII warrants on June 9, 2021 produced a valuation of $.0138 per share.

The Black-Scholes model uses the following variables to calculate the value of an option or warrant:

Description	Input Range
a) Price of the Issuer’s Security	$1.00 - $2.00

b) Exercise (strike) price of Security	$0.75 - $1.50

c) Time to Maturity in years	3 to 5 years

d) Annual Risk-Free Rate	2-year T-Bill

e) Annualized Volatility (Beta)	25% - 75%

On August 11, 2021, the Company signed an agreement with Boustead Securities, LLC (the “Representative”), which was amended on or about March 18, 2022, effective as of August 11, 2021, with respect to a number of proposed financing transactions, including the initial public offering (“IPO”) of the Company’s common stock for which a listing on NASDAQ has been applied for, the private placement of Company securities prior to the IPO (“pre-IPO Financings”), and other financings separate from the IPO or the pre-IPO Financings (each such other financing an “Other Financing”). See Note 13 below for further details.

F-15

In addition to the other compensation delineated in the agreement, the Company agreed to issue and sell to the Representative (and/or its designees) on the closing date of an IPO or Other Financing as applicable, five-year warrants to purchase shares of Company common stock equal to 7% of the gross offering amount, at an initial exercise price of 150% of the offering price per share in the IPO, or 100% of the offering price in an Other Financing.

On November 23, 2021, the Company entered into a Broker Representation Agreement with a third party sales agent, whereby the sales broker would receive a commission of 10% on any net product sales brought to the Company by their efforts or introductions. In particular, as a bonus for introducing a major client, the broker was to be granted 100,000,000 warrants to purchase common stock of Green Globe International, Inc., exercisable at $0.01 each for a period of three years.

The Black-Scholes valuation of the 100,000,000 warrants as of the contract date is $0.0018 per share for a total valuation of $178,317 which has been recorded as a one-time charge to the income statement due to there being no future performance obligations with respect to the Company arising from this warrant award.

See Note 14 for additional issuances of warrants.

NOTE 10 – LOAN PAYABLE

On June 15, 2020, the Company entered into a loan agreement with a third party whereby the Company received  $85,000. The terms of the loan was for one year, with 0% interest. On January 15, 2021, the lender advanced a further $83,328 on the same terms. In December 2021 a letter agreement and loan extension was signed by the lender in which it was confirmed that the new maturity date of the loan would be August 15, 2023. The lender also confirmed that $41,000 of the original loan principal had not yet been extended. As of December 31, 2021 the balance outstanding was $168,328. The same customer advanced a deposit of $40,000 for the purchase of 10 kiosks which were delivered in February 2022.

NOTE 11 - RELATED PARTY TRANSACTIONS

As of December 31, 2021, the Company had entered into the following transactions with Related Parties:

On October 22, 2019, the Company entered in to a Kiosk Acquisition Agreement with Mexico Franchise Opportunities Fund LP (“MFOF”) to purchase 600 Vending Kiosks for total consideration of $3,638,357 payable by the issuance of 8,000,000 Series A Preferred Shares. Due to the related party status of MFOF, whereby the entities were under common control, the Company used the carryover basis of accounting. Thus the 600 Kiosks were recorded at net book value of $3,638,357 upon acquisition.

With the exception of kiosks that are used for marketing and demonstration purposes, no depreciation expense is charged until the kiosks are placed in service. As of December 31, 2021 no kiosks, other than placed for marketing purposes, had yet been placed in service.

In May 2021, Cube17, Inc., a related party sales and marketing consulting company, converted all outstanding consulting fees earned since the inception of Hempacco in the amount of $185,000 for 185,000 shares of Hempacco common stock, for $1 per share. On May 21, 2021, these shares were exchanged for 707,113,562 common shares of Green Globe International, Inc. Consulting expenses of $120,000 and $120,000 were recorded for the years ended December 31, 2021 and 2020. Consulting fee balances payable were $63,404 and $135,000 as of December 31, 2021, and 2020.

In addition, Cube17, Inc., as a founder of Hempacco, converted its 400,000 founders shares into 1,528,997,476 common shares of Green Globe International, Inc.

F-16

In May of 2021, Primus Logistics was issued 170,000 common shares of Hempacco as compensation for $170,000 of accrued and unpaid rent owed at that time by Hempacco from inception. On May 21, 2021, these shares were exchanged for 649,780,985 common shares of the Company. Hempacco CEO, Sandro Piancone, is the 90% owner of Primus Logistics which is considered a related party. Rent Expenses are reported in Note 6 above.

As of December 31, 2021 and 2020, the Company owed Primus Logistics $0 and $116,940 respectively, for routine business transactions. As of December 31, 2021 Primus Logistics had been paid $14,764 in advance for rent. Sandro Piancone is the 90% owner of Primus Logistics.

In May of 2021, Strategic Global Partners, Inc. was issued 170,000 Hempacco common shares as compensation for $170,000 worth of consulting services incurred since Hempacco’s inception by the CEO, Sandro Piancone, President and Owner of Strategic Global. On May 21, 2021, these shares were exchanged for 649,780,985 common shares of Green Globe International, Inc. Strategic Global Partners is a related party. Consulting expenses of $120,000 and $120,000 were recorded for the years ended December 31, 2021 and 2020. Unpaid consulting fee balances of $70,000 and $120,000 were outstanding as of December 31, 2021 and 2020, respectively.

As of December 31, 2021 and December 31, 2020, the Company owed $29,000 and $53,877 and was owed $132,147 and $0, respectively, by UST Mexico, Inc. ("UST"). Hempacco sells hemp products to UST and also provides manufacturing consulting services. The value of goods and services provided to UST Mexico, Inc was $152,147 and $62,174 for the years ended December 31, 2021 and 2020 respectively, and the value of goods and services provided by UST Mexico, Inc. was $251,000 and $205,127 for the years ended December 31, 2021 and 2020 respectively. UST Mexico, Inc.is a manufacturer of tobacco cigarettes in Mexico and provides consulting services and parts for Hempacco equipment.

UST currently owns 30,577,928,723 shares of common stock of Green Globe International, Inc., representing 56.4% of the issued and outstanding common stock of the parent company of Hempacco. UST is a related party by virtue of Sandro Piancone’s 29.38% interest in UST.

Lake Como is owned/controlled by Sandro Piancone. This entity is used primarily as a sales company, and sometimes sells products purchased from the Company. The Company had receivables of $150 and $5,586 due from Lake Como as of  December 31, 2021 and 2020 respectively.

NOTE 12 - INCOME TAXES

The Company provides for income taxes under ASC 740, “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

The following is a reconciliation of income tax expense for the year ended December 31, 2021 and 2020.

	2021	2020
Current:
Federal	$-	$-
State	-	-
Foreign	-	-
	-	-
Deferred:
Federal	(292,851)	(264,815)
State	(81,363)	(73,573)
	(374,214)	(338,388)
Valuation allowance	374,214	338,388
Total provision for income taxes	$-	$-

F-17

The Company’s net deferred tax assets at December 31, 2021 and 2020 consisted of the following:

	2021	2020
Depreciation & Amortization	$-	-
Reserves and Accruals	171,338	169,791
Research & Development Credits	-	-
Net Operating Loss Carryforwards	555,578	182,911
Gross Deferred Tax Assets	726,916	352,702

Valuation Allowance	(726,916)	(352,702)

Net Deferred Tax Assets	$-	$-

The Company has provided for a full valuation allowance against the deferred tax assets, on the expected future tax benefits from the net operating loss carryforwards, as the management believes it is more likely than not that these assets will not be realized in the future.

The difference between the effective tax rate and the stated tax rate is primarily due to a full valuation allowance on the deferred tax assets and permanent differences due to non-cash related charges.

As of December 31, 2021, the Company’s net operating losses (NOL’s) on a gross basis were $2,070,397, which can be carried forward indefinitely to offset future taxable income. The losses carried forward are limited to 80% of future taxable income.

In California, the FTB allows NOL’s to be carried back to the prior two years, and/or carried forward in accordance with IRS rules

For taxable years 2020. 2021 and 2022, California has suspended the NOL carryover deduction. Corporations may continue to compute and carryover an NOL during the suspension period.

The Company’s tax returns are subject to examination by United States Internal Revenue Service authorities as well as the California Franchise Tax Board, beginning with the period ended December 31, 2019. There are no current tax examinations.

NOTE 13 - STOCKHOLDERS’ EQUITY

Preferred Stock

Series A Preferred Shares

On May 20, 2021, the Company’s Board of Directors declared and authorized a 6% common share dividend to Series A Preferred Shareholders. Mexico Franchise Opportunities Fund (“MFOF”) received dividends of $757,479 which, together with MFOF’s 8,000,000 preferred shares were converted into 8,757,479 shares of Hempacco common shares. On May 21, 2021, MFOF exchanged these Hempacco common shares for 33,473,197,809 shares of GGII common shares.

On September 28, 2021, the Company amended its Articles of Incorporation to increase the number of authorized shares of preferred stock to 50,000,000, and changed its preferred stock par value to $0.001 per share.

The holder of the Company’s Series A Preferred Stock was entitled to a dividend of 6% payable in common shares, if and when declared by the Company's Board of Directors. The Series A preferred shares shall not have the right to vote on matters presented to the holders of junior stock.

F-18

As of December 31, 2021, the Company had no shares of Series A Preferred Stock, nor any other shares of preferred stock, issued and outstanding.

Common Stock

On May 21, 2021, Hempacco issued 100,000 shares of common stock to a consultant for services rendered. The share were paid in exchange for software development and IT services related to the Company’s automated CBD kiosks. The Hempacco common stock was valued at $100,000 (based upon the price for which convertible notes were being converted at) and was exchanged for 382,224,109 shares of GGII’s common shares.

On August 11, 2021, the Company signed an agreement with Boustead Securities, LLC (the “Representative”), which was amended on or about March 18, 2022, effective as of August 11, 2021, with respect to a number of proposed financing transactions, including the initial public offering (“IPO”) of the Company’s common stock for which a listing on NASDAQ has been applied for, the private placement of Company securities prior to the IPO (“pre-IPO Financings”), and other financings separate from the IPO or the pre-IPO Financings (each such other financing an “Other Financing”). A commission of 7% of gross offering proceeds is payable to the Representative, as well as a non-accountable expense allowance of 1% of offering proceeds. In addition, the Company will reimburse Boustead for due diligence, legal and road show expenses up to $205,000.

On September 28, 2021, the Company amended its Articles of Incorporation to increase its authorized common shares to 200,000,000, and changed its par value to $0.001 per share. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the Company is sought.

On or about December 6, 2021, the Company sold 805,541 shares of Company common stock at $1.00 per share to 19 investors, 17 of which were third parties. Neville Pearson, Company CFO, and Dr. Stuart Titus, Company director, purchased 50,000 of the shares for $50,000, and 100,000 of the shares for $100,000, respectively. The Company received gross proceeds of $805,541, and net proceeds of $724,255 after payment of commissions and expenses to the Company’s registered broker and the payment of expenses associated with the private offering and the Public Offering.

On or about December 14, 2021, the Company sold 494,459 shares of Company common stock at $1.00 per share to 5 investors, 4 of which were third parties. The family trust of Jerry Halamuda, Company director, purchased 50,000 of the shares for $50,000. The Company received gross proceeds of $494,459, and net proceeds of $333,309.98 after payment of commissions and expenses to the Company’s registered broker and the payment of expenses associated with the private offering and the Public Offering.

See Notes 8, 9 and 11 for additional discussion of issuances of common stock.

NOTE 14 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events through March 23, 2022, the date of issuance of these financial statements.

The following events and transactions occurred subsequent to December 31, 2021:

On or about January 1, 2022, the Company entered into a joint venture agreement with Cheech and Chong’s Cannabis Company, a Nevada corporation (“CCCC”), to form a joint venture entity in Nevada, which entity will market and sell Cheech  & Chong-branded hemp smokable products. Pursuant to the agreement, the joint venture entity will be owned 50% by each of us and CCCC, we are required to fund $10,000 to the joint venture entity, we are required to manufacture joint venture product and provide accounting, inventory management, staff training, and trade show and marketing services for the joint venture entity, and CCCC is required to provide online marketing and promotion, design and branding, brand management and development, trademark receipt, and sales and distribution services. CCCC is also required to ensure that Cheech Marin and Tommy Chong attend and make appearances at joint venture entity events. As an incentive to enter into this joint venture CCCC was awarded 100,000,000 Green Globe International warrants with a Black-Scholes valuation of $.0003 per share for a total valuation of $34,318 on the issue date.

F-19

On or about January 19, 2022, the Company entered into a joint venture agreement with Stick-It Labs Ltd. (“Stick-It”), an Israeli corporation that manufactures cannabinoid sticks, to develop and sell hemp smokables products in the United States and Mexico utilizing each of the parties’ respective expertise. Pursuant to the agreement, the Company is required to fund $750,000 to the joint venture entity, Stick-It USA, Inc., (“StickIt US”) a newly formed Delaware corporation, and the Company will then receive preferred shares entitling us to 75% of distributable profits of the joint venture entity until the Company has been repaid $750,000, after which the preferred shares will convert into 750,000 shares of common stock. StickIt will also receive 750,000 shares of common stock. The agreement grants the right to Stick-It to purchase 100,000,000 five-year warrants of Green Globe International, Inc. common stock at an exercise price of $0.01 per share. The warrants are issuable in three tranches, the first 25,000,000 on signing the JV agreement, the second 25,000,000 when StickIt US achieves annual sales revenue in excess of $5,000,000, and the third tranche will be issued upon StickIt US achieving annual sales revenue in excess of $10,000,000. On or about January 20, 2022, the Company entered into employment agreements with Sandro Piancone, the Company’s CEO, Neville Pearson, the Company’s CFO, and Jorge Olson, the Company’s CMO. These agreements supersede and replace the Company’s consulting agreements with Mr. Piancone’s entity, Strategic Global Partners, Inc., and Mr. Olson’s entity, Cube17, Inc. Mr. Pearson’s employment agreement with Green Globe International, Inc. remains in place.

On or about February 9, 2022, the Company, through its Investment Banker offered a second pre-IPO round of 500,000 Hempacco common shares to accredited investors at a price of $2.00 per share. The offer will remain open until the maximum subscription is reached or March 31, 2022, whichever occurs first. However, the offering can be extended at the discretion of Boustead and Hempacco.

On January 6, 2022 the first payment of $50,000 was made to Titan Agency Management against the outstanding balance of the equipment loan Refer to Note 8 for further information.

F-20

Hempacco Co., Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
	March 31, 2022	December 31, 2021
ASSETS
Current Assets
Cash	$7,048	$933,469
Accounts receivable - related parties	137,297	137,297
Accounts receivable	377,946	144,246
Less: Receivables impairment allowance	(7,275)	-
Inventory at cost less obsolescence allowance	619,045	198,936
Deposits & prepayments	786,159	703,690
Total Current Assets	1,920,220	2,117,638

Property and Equipment
Leasehold improvements	12,431	12,431
Furniture, fixtures & equipment	5,101,015	5,147,693
Accumulated depreciation	(183,757)	(161,353)
Total Property and Equipment	4,929,689	4,998,771

Other Assets
Operating lease - right of use asset	642,752	642,752
Right of use assets - accumulated amortization	(213,795)	(188,638)
Total Other Assets	428,957	454,114
Intangible Assets
Intangible assets	403,637	-

Total Assets	$7,682,503	$7,570,523

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts Payable & Accrued Expenses	$525,149	$97,800
Accounts Payable - Related Parties	198,932	162,405
Accrued Interest on Long Term Notes	13,013	9,416
Short Term Promissory Notes Payable - Related Parties	50,000	-
Long Term Promissory Notes Payable	175,000	175,000
Customer Pre-paid Invoices & Deferred Revenue	1,661,692	2,128,393
Loans Payable - Related Parties	197,655	9,600
Equipment Loan	1,432,681	1,482,681
Operating Lease - Right of Use Liability - Short Term Portion	104,555	102,969
Total Current Liabilities	4,358,677	4,168,264

Long Term Liabilities
Other Long Term Loans	168,328	168,328
Right of Use Liability - Straight-Line Rent Rule - Deferred Rent	15,640	15,126
Right of Use Liability - Long Term Portion	324,402	351,145
Total Long Term Liabilities	508,370	534,599

Total Liabilities	4,867,047	4,702,863

Stockholders’ Equity

Preferred stock, $.001 par value as of March 31, 2022 and December 31, 2021 respectively; 50,000,000 shares authorized as of March 31, 2022 and December 31, 2021 respectively. 10,000,000 shares designated as Series A Preferred Stock as of March 31, 2022 and December 31, 2021 respectively.

Series A Preferred stock, $.001 par value as of March 31, 2022 and December 31, 2021 respectively; 10,000,000 shares authorized as of March 31, 2022 and December 31, 2021 respectively. 0 shares outstanding as of March 31, 2022 and December 31, 2021 respectively.	-	-
Common stock, $.001 par value as of March 31, 2022 and December 31,2021 respectively; 200,000,000 shares authorized as of March 31, 2022 and December 31, 2021 respectively. 19,695,532 and 19,695,532 shares issued and outstanding as of March 31, 2022 and December 31, 2021respectively.	19,696	19,696
Additional Paid in Capital	6,742,803	6,321,428
Accumulated Deficit	(3,932,560)	(3,459,214)
Total Stockholders’ Equity	2,829,939	2,881,910
Non-Controlling Interests	(14,483)	(14,250)
Total Equity for Hempacco Co., Inc.	2,815,456	2,867,660

Total liabilities and Stockholders’ Equity	$7,682,503	$7,570,523

The accompanying notes are an integral part of these Consolidated Financial Statements

F-21

Hempacco Co., Inc.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Unaudited

	For the Three Months Ended March 31, 2022	For the Three Months Ended March 31, 2021
Revenue
Sale of Materials	$957,566	$43,741
Sale of Materials - Related Parties	1,000	-
White Label Production & Consulting	12,600	93,575
Total Revenue	971,166	137,316

Cost of Goods Sold	799,006	103,545

Gross Profit / (Loss) from Operations	172,160	33,771

Expenses
General & Administrative	293,700	194,153
General & Administrative - Related Parties	105,000	114,980
Sales & Marketing	229,982	18,120
Research & Development	-	130
Total Expenses	628,682	327,383

Operating Loss	(456,522)	(293,612)

Other Income / (Expenses)
Interest expense	(3,597)	(40,683)
Other Expenses	(13,460)	(144)
Total Other Expenses	(17,057)	(40,827)

Net Loss	(473,579)	(334,439)

Net Loss attributable to non-controlling interests	233	-
Net Loss attributable to Hempacco Co., Inc.	$(473,346)	$(334,439)

PER SHARE DATA:
Earnings per common share - basic	$(0.02)	$(0.04)
Weighted average & contingently issuable shares outstanding & dilutive	19,695,532	8,478,000

The accompanying notes are an integral part of these financial statements

F-22

Hempacco Co., Inc.

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

Unaudited

	Series A Preferred	Stock $	Common	Stock $	Additional Paid in	Accumulated	Non-Controlling	Stockholders'
	Shares	Amount @ Par	Shares	Amount @ Par	Capital	Deficit	Interests	Deficit
Balances - December 31, 2020	8,000,000	$3,638,357	8,478,000	$84,780	$102,220	$(1,602,789)	$-	2,222,568

Warrants issued with convertible notes	-	-	-	-	149,831	-	-	149,831
Net loss for 3 Months Ended March 31, 2021	-	-	-	-	-	(334,439)	-	(334,439)
Balances - March 31, 2021	8,000,000	$3,638,357	8,478,000	$84,780	$252,051	$(1,937,228)	$-	$2,037,960

	Series A Preferred	Stock $	Common	Stock $	Additional Paid in	Accumulated	Non-Controlling	Stockholders'
	Shares	Amount @ Par	Shares	Amount @ Par	Capital	Deficit	Interests	Deficit
Balances - December 31, 2021	-	$-	19,695,532	$19,696	$6,321,428	$(3,459,214)	$(14,250)	2,867,660

Creation of Intangible Warrant Assets	-	-	-	-	437,375	-	-	437,375
Net Loss Attributable to Non-Controlling Interests	-	-	-	-	-	-	(233)	(233)
Additional Pre-IPO Capital Raise Expenses	-	-	-	-	(16,000)	-	-	(16,000)
Net loss for 3 Months Ended March 31, 2022	-	-	-	-	-	(473,346)	-	(473,346)
Balances - March 31, 2022	-	$-	19,695,532	$19,696	$6,742,803	$(3,932,560)	$(14,483)	$2,815,456

The accompanying notes are an integral part of these financial statements

F-23

Hempacco Co., Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited
CASH FLOWS FROM OPERATING ACTIVITIES	For the Three Months Ended March 31, 2022	For the Three Months Ended March 31, 2021

Net Loss	$(473,579)	$(334,439)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	56,142	24,244
Amortization of warrant and loan discount	-	29,681
Profit / (Loss) on Disposal of Assets	10,690	-
Changes in Operating Assets and Liabilities
Receivables	(226,425)	(8,621)
Related party receivables	-	(17,369)
Prepaids	(82,469)	(2,000)
Inventory	(420,109)	(89,314)
Accounts payable	427,350	59,790
Accounts payable related parties	36,527	9,500
Accrued liabilities	4,110	12,442
Deferred revenues	(466,701)	(22,400)
Net Cash Used in Operating Activities:	(1,134,464)	(338,486)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(4,012)	(3,750)
Proceeds from Disposal of Equipment	40,000
Net Cash Used in Investing Activities:	35,988	(3,750)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from other short term loans	-	83,329
Proceeds from convertible notes payable	50,000	450,000
Advances from (repayments to) related parties	188,055	-
Installment Payment against Equipment Loan	(50,000)	-
Offering costs paid in connection with sale of common stock	(16,000)	-
Net Cash Provided by Financing Activities	172,055	533,329

CHANGE IN CASH & CASH EQUIVALENTS:	(926,421)	191,093
CASH BALANCE AT BEGINNING OF PERIOD:	933,469	500
CASH BALANCE AT END OF PERIOD:	$7,048	$191,593

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash Paid for Interest	$3,454	$-
Cash Paid for Taxes	$2,770	$144

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Conversion of convertible notes payable and accrued interest to common stock	$-	$-
Warrants issued with Convertible notes and/or inducements to joint venture partners	437,375	-
Warrants issued in connection with related party promissory notes	-	17,487

The accompanying notes are an integral part of these financial statements

F-24

 HEMPACCO CO., INC.

 Notes to the Condensed Consolidated Financial Statements

 March 31, 2022 and 2021

 (UNAUDITED)

NOTE 1 - ORGANIZATION, BUSINESS AND LIQUIDITY

Organization and Operations

Hempacco Co., Inc. the (“Company” or “Hempacco”) was formed on April 1, 2019, as a Nevada Corporation.

On April 23, 2021 the Company filed a second amendment to its Articles of Incorporation changing the name of the company from The Hempacco Co., Inc. to Hempacco Co., Inc.

The Company merged with, and became a subsidiary of, Green Globe International, Inc. (“GGII”) on May 21, 2021.

Hempacco manufactures and distributes hemp smokables both under its own name and white label products for clients. The Company also owns high-tech CBD vending kiosks that it plans to place in retail venues throughout the US, in conjunction with a number of joint venture partners.

These financial statements are those of Hempacco Co., Inc and its subsidiaries.

During 2021, The Company entered into the following Joint Ventures:

a)

On or about March 10, 2021, the Company entered into a joint venture partnership agreement with VZ Ventures and BX2SD Hospitality, LLC for the sale and marketing of a proprietary brand of smokables containing the D8 infused variety of hemp. Cali Vibes D8, LLC was formed as the entity’s business vehicle which is 50% owned by the Company. The Company will manage the business operations and accounting, as well as manufacturing the product.

b)

On or about June 22, 2021, the Company’s parent company, GGII, entered into a joint venture agreement with Hemp Hop Global, LLC, a Florida based company in the hip hop talent management business and the sale and distribution of branded snack food products. Hemp Hop Global is managed by Rick Ross, an American Rapper and record executive and his business partner James Lindsay. Hempacco will produce a range of smokable products under the Hemp Hop brand, and Hemp Hop Smokables, LLC was formed as the business entity, of which GGII owns 50%.

On December 14, 2021, GGII assigned all of the membership and other equity and ownership interests in Hemp Hop Smokables LLC to Hempacco., Co., Inc. The business launched on or about May 25, 2022.

During the Quarter ended March 31, 2022, the Company entered into the following Joint Ventures and other significant agreements.

On or about January 1, 2022, the Company entered into a joint venture agreement with Cheech and Chong’s Cannabis Company, a Nevada corporation (“CCCC”), to form a joint venture entity in Nevada, which entity will market and sell Cheech & Chong-branded hemp smokable products. Pursuant to the agreement, the joint venture entity will be owned 50% by each of us and CCCC, we are required to fund $10,000 to the joint venture entity. As of the date of publication of these financial statements this contribution had not been made, however Hempacco has been producing product inventory at its own expense prior to the official launch of the product in June 2022.

The joint venture agreement calls for the Company to manufacture joint venture product and provide accounting, inventory management, staff training, and trade show and marketing services for the joint venture entity, and CCCC is required to provide online marketing and promotion, design and branding, brand management and development, trademark receipt, and sales and distribution services. CCCC is also required to ensure that Cheech Marin and Tommy Chong attend and make appearances at joint venture entity events. As an incentive to enter into this joint venture CCCC was awarded 100,000,000 Green Globe International warrants with a Black-Scholes valuation of $.0031 per share for a total valuation of $309,990 on the issue date. This theoretical value was capitalized as an intangible asset and is being amortized over the estimated life of the license granted.

Per ASC 805 this transaction is considered a business combination, and as such the associated acquisition costs should be amortized over the estimated life of the business asset, which, in this case is represented by the license to use the name Cheech and Chong on our products.

Management will apportion its overhead expenses to all operating subsidiaries pro-rata with revenues contributed. See note 6 for additional information.

F-25

On or about January 19, 2022, the Company entered into a joint venture agreement with Stick-It Labs Ltd. (“Stick-It”), an Israeli corporation that manufactures cannabinoid sticks, to develop and sell hemp smokables products in the United States and Mexico utilizing each of the parties’ respective expertise. Pursuant to the agreement, the Company is required to fund $750,000 to the joint venture entity, Stick-It USA, Inc., As of the date of issuance of these financial statements no part of this contribution had yet been made.

Due to the lengthy bureaucratic and compliance issues surrounding the legal hemp/CBD business space, the opening of a bank checking account for Stickit US was only completed a few days prior to the issuance of these financial statements. Hempacco will fund this project from the proceeds of the IPO which will facilitate the acquisition of the specialized equipment and machinery required to manufacture the sticks. It is unlikely that business will commence before the fourth quarter of 2022.

(“StickIt US”) a newly formed Delaware corporation, upon funding the new entity, will receive preferred shares entitling us to 75% of distributable profits of the joint venture entity until the Company has been repaid $750,000, after which the preferred shares will convert into 750,000 shares of common stock of StickIt US. StickIt US will also receive 750,000 shares of Stickit US common stock. Until such time as Hempacco makes its $750,000 capital contribution, 500 shares of Stickit US, representing 100% of the issued and outstanding common shares are owned by the founders and principals of Stickit Labs Ltd.

The agreement grants the right to Stick-It to purchase 100,000,000 five-year warrants of Green Globe International, Inc. common stock at an exercise price of $0.01 per share. The warrants are issuable in three tranches, the first 25,000,000 on signing the JV agreement, the second 25,000,000 when StickIt US achieves annual sales revenue in excess of $5,000,000, and the third tranche will be issued upon StickIt US achieving annual sales revenue in excess of $10,000,000. The first tranche of 25,000,000 Green Globe International warrants were valued by the Black-Scholes formula at $0.0051 per share for a total capitalized value of $127,385. This amount was also classified on the balance sheet as an intangible asset.

On or about January 20, 2022, the Company entered into employment agreements with Sandro Piancone, Hempacco’s CEO, Neville Pearson, the Company’s CFO, and Jorge Olson, the Company’s CMO. These agreements supersede and replace the Company’s consulting agreements with Mr. Piancone’s entity, Strategic Global Partners, Inc., and Mr. Olson’s entity, Cube17, Inc. They key terms of Mr. Piancone’s and Mr. Olsen’s employment provide for a base salary of $10,000 per month each, with the potential to earn a performance-based bonus of up to 110% of the annual base salary. Mr. Piancone and Mr. Olsen will also be eligible to participate in any stock or option-based incentive plans that the board of directors may approve in the future. The initial employment period is for three years, with a one-year option to extend being available to the Company. Mr. Pearson’s employment agreement with Green Globe International, Inc. remains in place.

Going Concern Matters

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”), which contemplates the Company’s continuation as a going concern. The Company incurred a net loss of $473,579 during the quarter ended March 31, 2022 and has an accumulated deficit of $3,932,560 as of March 31, 2022. In addition, the Company has a working capital deficit of $2,438,457 as of March 31, 2022.

Management intends to raise additional operating funds through equity and/or debt offerings. However, there can be no assurance management will be successful in its endeavors.

1.

There are no assurances that the Company will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support its working capital requirements. To the extent that funds generated from operations and any private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital is not available to the Company, it may be required to curtail or cease its operations.

Due to uncertainties related to these matters, there exists a substantial doubt about the ability of the Company to continue as a going concern. The accompanying financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern. If we are not able to successfully execute on our future operating plans, our financial condition and results of operation may be materially adversely affected, and we may not be able to continue as a going concern.

F-26

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited Condensed Financial Statements and related notes have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). The unaudited Condensed Consolidated Financial Statements reflect all normal recurring adjustments which, in management’s opinion, are necessary for a fair statement of the Company’s financial position, results of operations and stockholders ‘equity and cash flow for interim periods.

These unaudited interim condensed financial statements do not include all of the information required in annual financial statements. Some of the fiscal 2021 comparative figures may have been reclassified to conform to the current period’s presentation.

Principles of Consolidation

The financial statements include the accounts of the Company and all of its wholly owned subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation.

Joint Venture entities where the company owns at least 51% and controls the accounting and administration of the entities will be accounted for under ASC 810-10 which will allow full consolidation of the assets and liabilities into the Company’s balance sheet, with non-controlling interests being calculated and disclosed in the balance sheet and operating statement of the Company. Joint Venture entities where the company owns less than 51% are evaluated for treatment as variable interest entities. The Company may provide accounting and administration for these entities, may have board of director control, and may provide majority of funding for these entities. Any entities not falling within this criterion will be accounted for under ASC 323-30. These condensed consolidated interim financial statements include the operating results and the assets of the two currently operating, joint venture entities from the four that have been deemed variable interest entities for the period ended March 31, 2022. The non-controlling interests of these ventures have been disclosed on the consolidated balance sheet and income statement.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Some of these judgments can be subjective and complex, and, consequently, actual results may differ from these estimates.

Revenue Concentration

Sales to one of the Company’s customers made up approximately 91% of our revenues for the three months ended March 31, 2022, and the balance receivable from this customer at March 31, 2022 represents approximately 65% of the total accounts receivable balances of $507,968 as of that date. We do not have a binding purchase agreement with this customer, and were we to lose this customer, our revenues would significantly decline, and our business might be harmed.

F-27

Basic and Diluted Net Loss per Common Share

Pursuant to ASC 260, “Earnings Per Share,” basic net income and net loss per share are computed by dividing the net income and net loss by the weighted average number of common shares outstanding. Diluted net income and net loss per share is the same as basic net income and net loss per share when their inclusion would have an anti-dilutive effect due to our continuing net losses.

For the three months ended March 31, 2022 and 2021 the following outstanding dilutive securities were excluded from the computation of diluted net loss per share as the result of the computation was anti-dilutive.

	March 31,	March 31,
	2022	2021
	(Shares)	(Shares)
Series “A” preferred stock	-	-
Promissory note convertible to shares	50,000	486,500
Outstanding warrants	-	-
TOTAL	50,000	486,500

Fair Value of Financial Instruments

FASB ASC 820, Fair Value Measurements and Disclosures (“ASC 820”) establishes a framework for all fair value measurements and expands disclosures related to fair value measurement and developments. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

ASC 820 requires that assets and liabilities measured at fair value are classified and disclosed in one of the following three categories:

·	Level 1—Quoted market prices for identical assets or liabilities in active markets or observable inputs.
·	Level 2—Significant other observable inputs that can be corroborated by observable market data; and
·	Level 3—Significant unobservable inputs that cannot be corroborated by observable market data.

The carrying amounts of cash, accounts receivable, accounts receivable – related parties, inventory, deposits and prepayments, accounts payable and accrued liabilities, accounts payable – related parties, customer pre-paid invoices & deposits, other short-term liabilities – equipment loan, operating lease – right of use liability – short term portion approximate fair value because of the short-term nature of these items.

Advertising and Marketing Costs

Costs associated with advertising and marketing promotions are expensed as incurred. Advertising and marketing expense were $229,982 and $18,120 for the three months ended March 31, 2022 and 2021, respectively.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers. The Company generally earns its revenue by supplying goods or providing services under contracts with its customers in two primary revenue streams: manufacturing and commercial product supply and white label development services. The Company measures the revenue from customers based on the consideration specified in its contracts, or the value of the amount invoiced should the initial order be a basic purchase order or emailed order.

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The Company recognizes revenue from customers when control of the goods or services are transferred to the customer, generally when products are shipped, at an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods.

Per Company policy, any product that doesn’t meet the customer’s expectations can be returned within the first 30 days of delivery in exchange for another product or for a full refund. Any product sold through a distributor or retailer must be returned to the original purchase location for any return or exchange. For the three months ended March 31, 2022 and 2021, the Company has not recorded any reserves on revenue.

The majority of the Company’s revenue is derived from sales of branded products to consumers via our direct-to-consumer (DTC) ecommerce website, distributors, and retail and wholesale “white label” business-to-business (B2B) customers.

For larger orders, the Company requires the customer to make a deposit equal to 50% of the invoice or order total which is recorded as customer prepaid invoices and deferred revenue on the balance sheet. When the product is shipped the customer deposit is recorded into revenue. The Company recorded $1,038,317 and $1,505,018 in customer pre-paid invoices and deposits for goods ordered but not delivered, as of March 31, 2022 and December 31, 2021, respectively. These numbers do not include the $623,375 referenced in the ensuing paragraph.

In 2019, the Company entered into an arrangement with a customer whereby the Company was provided with product from the customer for the Company’s and the customer’s use. Under the arrangement, 50% of the product provided by the customer was to compensate the Company for their services for processing and packaging the customers remaining 50% share. The transaction was recorded at the fair market value of the inventory received, which was similar to the cost of the services to which were to be provided with an increase of $623,375 to inventory and customer deposits. As of March 31, 2022 and December 31, 2021, the customer deposit liability of $623,375 remained. The Company will defer revenue on customer deposits and record as revenue once product is delivered.

Non-Controlling Interests

The Company accounts for the non-controlling interests in its subsidiaries and joint ventures in accordance with U.S. GAAP.

The Company has chosen to record the Minority interests (NCI’s) in the equity section of the balance sheet, and on the income statement, the profit or loss attributable to the minority interest will be reported as a separate non-operating line item.

The Company measures its NCI’s using the percentage of ownership interest held by the respective NCI’s during the accounting period. As of March 31, 2022 and December 31, 2021, the Company reported a minority interest in its accumulated losses and its net assets of $14,205 and $13,972,respectively.

In December 2021, the Company issued 1,300,000 common shares at $1.00 per share to the public in a pre-IPO offering managed by Boustead Investments, LLC. Net proceeds of $1,057,565 were received by the Company after all commission and expenses. See Note 13 below for further details. This public offering by a subsidiary is classified as a minority interest, and is taken into account when calculating the percentage of non-controlling interests in the parent company GGII.

Recent Accounting Pronouncements

In December 2019, the Financial Accounting Standards Board (FASB) issued Accounting Standard Update No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (ASU 2019-12), which simplifies the accounting for income taxes. This guidance will be effective for entities for the fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020 on a prospective basis, with early adoption permitted. We adopted the new standard effective January 1, 2021 and do not expect the adoption of this guidance to have a material impact on our financial statements.

In August 2020, the FASB issued ASU 2020-06, ASC Subtopic 470-20 “Debt—Debt with “Conversion and Other Options” and ASC subtopic 815-40 “Hedging—Contracts in Entity’s Own Equity”. The standard reduced the number of accounting models for convertible debt instruments and convertible preferred stock. Convertible instruments that continue to be subject to separation models are (1) those with embedded conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting; and, (2) convertible debt instruments issued with substantial premiums for which the premiums are recorded as paid-in capital. The amendments in this update are effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company adopted this standard effective January 1, 2021.

The Company has reviewed all other recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on our financial statements.

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NOTE 3 – ACCOUNTS RECEIVABLE

As of March 31, 2022 and December 31, 2021, accounts receivable consisted of the following:

	March 31,	December 31,
	2022	2021
Accounts receivable	$377,946	$144,246
Accounts receivable – related parties*	137,297	137,297
Allowance for doubtful accounts	(7,275)	-
Total accounts receivable	$507,968	$281,543

* Includes $137,147 and $132,147 as of March 31, 2022 and December 31, 2021 respectively, due from UST Mexico, Inc. for Hemp products (70%) and manufacturing services (30%)

See Note 12 for additional information on related party transactions related to receivables.

NOTE 4 – INVENTORY

As of March 31, 2022 and December 31, 2021, inventory, which consists primarily of the Company’s raw materials, finished products and packaging is stated at the following amounts:

	March 31,	December 31,
	2022	2021
Finished goods	$269,418	$41,088
Raw materials (Net of obsolescence allowance)	349,627	157,848
Total inventory at cost less obsolescence allowance	619,045	198,936

The Company identified a potential for obsolescence in particular raw materials and provided an allowance for this risk in full in the year ended December 31, 2020. As of March 31, 2022 and December 31, 2021, this allowance remains unchanged. This obsolescence allowance is continually re-evaluated and adjusted as necessary.

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NOTE 5 - PROPERTY AND EQUIPMENT

See Note 10 for further information concerning the acquisition of kiosks.

As of March 31, 2022 and December 31, 2021, property and equipment consisted of the following:

	March 31,	December 31,
	2022	2021

Production equipment	$1,457,888	$1,461,586
Leasehold improvements	12,431	12,431
Vending kiosks	3,643,127	3,686,107
Less accumulated depreciation	(183,757)	(161,353)
Total property and equipment	$4,929,689	$4,998,771

Depreciation expense totaled $22,404 and $24,243 for the three months ended March 31, 2022 and 2021, respectively.

NOTE 6 – INTANGIBLE ASSETS

The Company has adopted a policy of capitalizing the value of warrants offered to joint venture partners as an inducement to enter into agreements to manufacture and market branded products. The Company also capitalizes the value of warrants issued in conjunction with promissory notes. The value of the warrants is calculated using the Black-Scholes formula (see Note 10) and is amortized over the life of the warrant.

On or about January 1, 2022, the Company awarded Cheech and Chong’s Cannabis Company 100,000,000 Green Globe International warrants as an incentive to enter in to the joint venture agreement (see Note 1). The Black-Scholes valuation of $.0031 per share for a total valuation of $309,990, was capitalized on the issue date.

On or about January 19, 2022 the Company awarded Stickit Labs Ltd. 100,000,000 five-year warrants of Green Globe International, Inc. common stock at an exercise price of $0.01 per share. The warrants are issuable in three tranches, the first 25,000,000 on signing the JV agreement, the second 25,000,000 when StickIt US achieves annual sales revenue in excess of $5,000,000, and the third tranche will be issued upon StickIt US achieving annual sales revenue in excess of $10,000,000. The first tranche of 25,000,000 Green Globe International warrants were valued by the Black-Scholes formula at $0.0051 per share for a total capitalized value of $127,385. This amount was also classified on the balance sheet as an intangible asset.

The capitalized value of the three-year term warrants as of March 31, 2022 and December 31, 2021 was $437,375 and $0 respectively. The accumulated amortization as of March 31, 2022 and December 31, 2021 was $33,738 and $0 respectively.

The Company will re-evaluate the value of these warrant assets on a quarterly basis over the life of the asset using the Black-Scholes method, and will adjust the asset value by recording an additional profit or loss as warrant compensation or expense.

NOTE 7 – OPERATING LEASES – RIGHT OF USE ASSETS

The Company entered into a 60-month lease to lease approximately 6,300 square feet of manufacturing, storage and office space on January 1, 2020 for a period of 6 years with a related party, an entity controlled by the Company’s CEO. Approximately 1,800 sf (28.5%) is used as a manufacturing facility with the balance used as corporate offices and storage. There was no security deposit paid, and the lease carries no optional extension periods. The term of the lease is for six years. At inception of the lease, the Company recorded a right of use asset and liability. The Company used an effective borrowing rate of 6.232% within the calculation.

Base monthly rent commenced at $10,000 per month, with subsequent defined annual increases. All operating expenses are born by the lessee. Amounts payable to the related party for rent as of March 31, 2022 and December 31, 2021 were $0 and $0 respectively. On March 31, 2022 and December 31, 2021, the amounts of $18,097 and $14,764 respectively, of prepaid rent, were included in the deposits and prepayments account.

Lease expense, on the straight-line basis was $32,341 during the three months ended March 31, 2022 and 2021.

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NOTE 8 – OTHER SHORT-TERM LIABILITIES – EQUIPMENT LOAN

On December 11, 2019, The Company entered into a short-term loan for equipment to use in its production. The terms of the loan were, $1,500,000 over 18 months with zero interest, which necessitated the calculation of an imputed discount of $109,627, which was being amortized over 18 months. During the year ended December 31, 2021, the Company amortized the remaining discount of $30,465 to interest expense.

The loan is secured by the equipment, and the lender recently agreed to repayments of $50,000 per month, interest free, which would take approximately thirty months to retire the loan, assuming no additional paydowns were made by supplying smokable products. As of March 31, 2022 and December 31, 2021, the principle balance of the loan was $1,432,681 and $1,482,681, respectively. On January 6, 2022 the first payment of $50,000 was made to Titan Agency Management. The Company has been granted forbearance with respect to further loan payments until the Company’s planned IPO is funded.

NOTE 9 – CONVERTIBLE NOTES

During the year ended December 31, 2021, the Company issued twelve convertible promissory notes totaling $650,000 and warrants to purchase up to 750,000 shares of Hempacco common stock at $1.00 per share were issued to two related party members of the Board of Directors. Subsequently, as a result of the merger and share exchange agreement of May 21, 2021 between Hempacco and Green Globe International, Inc. these warrants were cancelled and replaced on November 9, 2021 with equivalent warrants to purchase Green Globe common shares. See Note 10 below for additional details.

Individual note holders converted $511,500 in principle and $23,552 in accrued interest into 535,052 shares of Hempacco common stock. On May 21, 2021, these shares were exchanged for 2,236,213,775 of GGII’s common shares.

During May and June 2021, the Company entered into financing arrangements to provide working capital. The Company received proceeds of $175,000 from three private investors. The promissory notes carried interest at the rate of between 8% and 12% and mature between May 4, 2022 and October 23, 2022. The Notes automatically convert at 75% of the 30-day average bid price of the obligor common stock (or the public company common stock as the case may be), with the exception of the $50,000 Taverna 12% Note which converts at $1.00 per share or the current market price of Hempacco stock. The Notes cannot be converted prior to maturity. The Taverna note matured on November 4, 2021. Additional subsequent information concerning the current status of this note can be found in Note 14 below.

On or about March 18, 2022 the Company issued a promissory note to a related party for $50,000. The note carries an interest rate of 8% and matures on June 18, 2022. The note is secured by 50,000 common shares of Hempacco Co., Inc.

NOTE 10 – WARRANTS

The 750,000 Hempacco warrants issued to Jerry Halamuda and Dr. Stuart Titus in February 2021 were effectively cancelled on May 21, 2021, as a result of the merger and share exchange between Hempacco and Green Globe International, Inc. but not re-issued by Green Globe International, Inc. until November 11, 2021. The total number of replacement warrants issued was 27,173,925 at a strike price of $.027600 which is the equivalent of 750,000 warrants exercisable at $1.00 each.

A Black-Scholes valuation discount of $149,831 was initially recorded. The discount was expensed as interest in the three months ended March 31, 2021. No further expense was incurred as a result of the modifications of the warrants to GGII warrants. The valuation discount represents the fair market value as derived by using the Black-Scholes formula, which produced an initial valuation of the Hempacco warrants of $0.4986 per share. The Black-Scholes formula applied to the GGII warrants on June 9, 2021 produced a valuation of $.0138 per share.

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The Black-Scholes model uses the following variables to calculate the value of an option or warrant:

Description	Input Range
a) Price of the Issuer’s Security	$1.00 - $2.00
b) Exercise (strike) price of Security	$.75 - $1.50
c) Time to Maturity in years	3 to 5 years
d) Annual Risk-Free Rate	2-year T-Bill
e) Annualized Volatility (Beta)	59% - 493%

On August 11, 2021, The Company signed an agreement with Boustead Securities, LLC (the “Representative”), which was amended on or about March 18, 2022, effective as of August 11, 2021, with respect to a number of proposed financing transactions, including the initial public offering (“IPO”) of the Company’s common stock for which a listing on NASDAQ has been applied for, the private placement of Hempacco securities prior to the IPO (“pre-IPO Financings”), and other financings separate from the IPO or the pre-IPO Financings (each such other financing an “Other Financing”). See Note 13 below for further details.

In addition to the other compensation delineated in the agreement, The Company agreed to issue and sell to the Representative (and/or its designees) on the closing date of an IPO or Other Financing as applicable, five-year warrants to purchase shares of The Company’s common stock equal to 7% of the gross offering amount, at an initial exercise price of 150% of the offering price per share in the IPO, or 100% of the offering price in an Other Financing.

On November 23, 2021, The Company entered into a Broker Representation Agreement with a Third Party, whereby Broker would receive a commission of 10% on any Net sales brought to the Company by their efforts or introductions. In particular, as a bonus for introducing a major client, Broker shall be granted 100,000,000 warrants to purchase common stock of Green Globe International, Inc. exercisable at $0.01 each for a period of three years.

The Black-Scholes valuation of the 100,000,000 warrants as of the contract date is $0.0018 per share for a total valuation of $178,317 which has been recorded as a one-time charge to the income statement in the fourth quarter of 2021 due to there being no future performance obligations arising from this warrant award.

See Note 6 for additional information.

NOTE 11 – LOANS PAYABLE

On June 15, 2020, Hempacco entered into a loan agreement with a third party whereby the Company received $85,000. The terms of the loan was for one year, with 0% interest. On January 15, 2021, the lender advanced a further $83,328 on the same terms. In December 2021 a letter agreement and loan extension was signed by the lender in which it was confirmed that the new maturity date of the loan would be August 15, 2023. The lender also confirmed that $41,000 of the original loan principal had not yet been extended. As of March 31, 2022 and December 31, 2021, the balance outstanding was $168,328 and $168,328 respectively. The lender, also a customer, advanced a deposit of $40,000 for the purchase of 10 vending kiosks which were delivered in February 2022.

NOTE 12 – RELATED PARTY TRANSACTIONS

With the exception of kiosks that are used for marketing and demonstration purposes, no depreciation expense is charged until the kiosks are placed in service. As of March 31, 2022 no kiosks, other than placed for marketing purposes, had yet been placed in service, however,10 kiosks were delivered to a buyer.

In May 2021, Cube17, Inc., a related party sales and marketing consulting company, converted all outstanding consulting fees earned since the inception of the Company in the amount of $185,000 for 185,000 shares of Hempacco common stock, for $1 per share. On May 21, 2021, these shares were exchanged for 707,113,562 common shares of Green Globe International, Inc. Consulting expenses of $30,000 and $30,000 were recorded for the three months ended March 31, 2022 and 2021. Consulting fee balances payable were $74,000 and $63,404 as of March 31, 2022, and December 31, 2021. In addition, Cube17, Inc., as a founder of the Company, converted its 400,000 founders shares into 1,528,997,476 common shares of Green Globe International, Inc. on May 21, 2021.

F-33

In May of 2021, Primus Logistics was issued 170,000 common shares of Hempacco as compensation for $170,000 of accrued and unpaid rent owed at that time by The Company from its inception. On May 21, 2021, these shares were exchanged for 649,780,985 common shares of the Company. The Company’s CEO, Sandro Piancone, is the 90% owner of Primus Logistics which is considered a related party. Rent Expenses are reported in Note 6 above.

As of March 31, 2022 and December 31, 2021, the Company owed Primus Logistics $0 and $0 respectively, for routine business transactions. As of March 31, 2022 and December 31, 2021, Primus Logistics had been paid $18,097 and $14,764 respectively, in advance, for rent. Sandro Piancone is the 90% owner of Primus Logistics.

In May of 2021, Strategic Global Partners, Inc. was issued 170,000 Hempacco common shares as compensation for $170,000 worth of consulting services incurred since Hempacco’s inception by the CEO, Sandro Piancone, President and Owner of Strategic Global. On May 21, 2021, these shares were exchanged for 649,780,985 common shares of Green Globe International, Inc. Strategic Global Partners is a related party. Consulting expenses of $30,000 and $30,000 were recorded for the three months ended March 31, 2022 and 2021 respectively. Unpaid consulting fee balances of $90,000 and $70,000 were outstanding as of March 31, 2022 and December 31, 2021, respectively.

As of March 31, 2022 and December 31, 2021, the Company owed $34,000 and $29,000 respectively, and was owed $137,147 and $132,147, respectively, by UST Mexico, Inc. (“UST”). The Company sells hemp products to UST and also provides manufacturing consulting services. The value of goods and services provided to UST Mexico, Inc. was  $46,780 and $45,000 for the three months ended March 31, 2022 and 2021 respectively. UST Mexico, Inc.is a manufacturer of tobacco cigarettes in Mexico and provides consulting services and parts for the Company’s manufacturing equipment.

As of March 31, 2022, UST owned 1,000,000,000 shares of common stock of Green Globe International, Inc., representing 1.82% of the issued and outstanding common stock of the parent company of Hempacco. UST is a related party by virtue of Sandro Piancone’s 25% interest in UST.

Lake Como is owned/controlled by Sandro Piancone. This entity is used primarily as a sales company, and sometimes sells products purchased from Hempacco. The Company had receivables of $150 and $150 due from Lake Como as of March 31, 2022 and December 31, 2021 respectively.

On or about March 1, 2022, the Company entered into a mutual line of credit agreement with its parent company, Green Globe International, Inc. The purpose is to facilitate short-term borrowing needs on an interest free basis, with advances being subject to repayment within 90 days with a maximum of $500,000 allowed to be outstanding within any 90-day period. During the three-month period ended March 31, 2022, GGII made cash advances to its subsidiary Hempacco Co., Inc. totaling $188,055.

NOTE 13 – STOCKHOLDERS’ EQUITY

Hempacco – Series A Preferred Shares

On May 20, 2021, the Hempacco’s Board of Directors declared and authorized a 6% common share dividend to Series A Preferred Shareholders. Mexico Franchise Opportunities Fund (“MFOF”) received dividends of $757,479 which, together with MFOF’s 8,000,000 preferred shares were converted into 8,757,479 shares of the Company’s common shares.

On May 21, 2021 MFOF exchanged these Hempacco common shares for 33,473,197,809 shares of GGII common shares.

On September 28, 2021, The Company amended its Articles of Incorporation to increase the number of authorized shares of preferred stock to 50,000,000, and changed its par value to $0.001.

The holder of Hempacco’s Series A Preferred Stock is entitled to a dividend of 6% payable in common shares, if and when declared by Hempacco’s Board of Directors. The Series A preferred shares shall not have the right to vote on matters presented to the holders of junior stock.

F-34

Common Stock

On May 21, 2021, The Company issued 100,000 shares of common stock to a consultant for services rendered. The share were paid in exchange for software development and IT services related to Hempacco’s automated CBD kiosks. The Company’s common stock was valued at $100,000 (based upon the contract for services and the agreed upon rates for labor and materials) and was exchanged for 382,224,109 shares of GGII’s common shares.

During the year ended December 31, 2021, Hempacco issued convertible promissory notes totaling $650,000 and warrants to purchase up to 750,000 shares of common stock at $1 per share. On or about November 11, 2021 these Hempacco warrants were converted to GGII warrants. See Note 10 above for further details. On May 21, 2021, individual note holders converted $511,500 in principle and $23,552 in accrued interest into 535,052 shares of Hempacco common stock. On May 21, 2021 these shares were exchanged for approximately 2,045,094,734 of Green Globe International Inc. common shares.

On August 11, 2021, The Company signed an agreement with Boustead Securities, LLC (the “Representative”), which was amended on or about March 18, 2022, effective as of August 11, 2021, with respect to a number of proposed financing transactions, including the initial public offering (“IPO”) of Hempacco’s common stock for which a listing on NASDAQ has been applied for, the private placement of the Company’s securities prior to the IPO (“pre-IPO Financings”), and other financings separate from the IPO or the pre-IPO Financings (each such other financing an “Other Financing”). A commission of 7% of gross offering proceeds is payable to the Representative, as well as a non-accountable expense allowance of 1% of offering proceeds. In addition, the Company will reimburse Boustead for the diligence, legal and road show expenses up to $205,000.

On September 28, 2021, the Company amended its Articles of Incorporation to increase its authorized common shares to 200,000,000, and changed its par value to $0.001 per share. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of Hempacco is sought.

On or about December 6, 2021, the Company sold 805,541 shares of Hempacco common stock at $1.00/share to 19 investors, 17 of which were third parties. Neville Pearson, Company CFO, and Dr. Stuart Titus, Company director, purchased 50,000 of the shares for $50,000, and 100,000 of the shares for $100,000, respectively. The Company received gross proceeds of $805,541, and net proceeds of $724,255 after payment of commissions and expenses to the Company’s registered broker and the payment of expenses associated with the private offering and the Public Offering.

On or about December 14, 2021, the Company sold 494,459 shares of Hempacco common stock at $1.00/share to 5 investors, 4 of which were third parties. The family trust of Jerry Halamuda, Company director, purchased 50,000 of the shares for $50,000. The Company received gross proceeds of $494,459, and net proceeds of $333,309 after payment of commissions and expenses to the Company’s registered broker and the payment of expenses associated with the private offering and the Public Offering. A further $16,000 of IPO related fees were incurred in the three months ended March 31, 2022.

NOTE 14 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through June 16, 2022, the date of issuance of these financial statements.

On or about April 7, 2022, the Company sold 208,000 shares of Hempacco common stock at $2.00/share to nine investors, eight of which were third parties. The Company received gross proceeds of $416,000, and net proceeds of $355,475 after payment of commissions and expenses to the Company’s registered broker and the payment of expenses associated with the private offering and the Public Offering.

With regard to the $50,000 convertible note payable to Mario Taverna which matured on May 4, 2022, at a Board of Directors meeting held on June 7, 2022, a resolution was passed approving conversion of the Taverna note plus accrued interest into 56,592 shares of Hempacco common stock at a conversion rate of $1.00 per share per the Note Extension Agreement of November 5, 2021.

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Hempacco Co., Inc.

_____________________________________

PRELIMINARY PROSPECTUS

_____________________________________

Underwriter

BOUSTEAD SECURITIES, LLC

_____________, 2022

Until [ ], 2022, 25 days after the date of this prospectus, all dealers that buy, sell or trade our securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of common stock being registered. All amounts, other than the SEC registration fee, Nasdaq listing fee and FINRA filing fee, are estimates. We will pay all these expenses.

Amount
SEC registration fee	$1,766.98
Nasdaq listing fee	75,000
FINRA filing fee	$3,359.19
Accounting fees and expenses	100,000
Legal fees and expenses	200,000
Transfer agent fees and expenses	5,000
Printing and related fees	10,000
Miscellaneous	20,000
Total	$415,126.17

Item 14. Indemnification of Directors and Officers

We are a Nevada corporation. The Nevada Revised Statutes and certain provisions of our bylaws under certain circumstances provide for indemnification of our officers, directors and controlling persons against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to our bylaws and to the statutory provisions.

In general, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person's actions were in good faith, were believed to be in our best interest, and were not unlawful. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of our board of directors, by legal counsel, or by a vote of our stockholders, that the applicable standard of conduct was met by the person to be indemnified.

The circumstances under which indemnification is granted in connection with an action brought on our behalf is generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. In such actions, the person to be indemnified must have acted in good faith and in a manner believed to have been in our best interest, and have not been adjudged liable for negligence or misconduct.

Indemnification may also be granted pursuant to the terms of agreements which may be entered in the future or pursuant to a vote of stockholders or directors. The Nevada Revised Statutes also grant us the power to purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a position, and such a policy may be obtained by us.

To the maximum extent permitted by law, our articles of incorporation eliminate or limit the liability of our directors to us or our shareholders for monetary damages for breach of a director's fiduciary duty as a director.

We intend to enter into separate indemnification agreements with our directors and officers. Each indemnification agreement will provide, among other things, for indemnification to the fullest extent permitted by law and our articles of incorporation and bylaws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements will provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our articles of incorporation and bylaws.

We are in the process of obtaining standard policies of insurance under which coverage is provided (a) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to us with respect to payments which we may make to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

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The underwriting agreement, filed as Exhibit 1.1 to this registration statement, will provide for indemnification, under certain circumstances, by the underwriters of us and our officers and directors for certain liabilities arising under the Securities Act or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities

During the past three years, we issued the following securities, which were not registered under the Securities Act.

On or about April 1, 2019, the Company issued 8,000,000 shares of common stock to an entity controlled by its founder and CEO, Sandro Piancone, in consideration of founding services valued at $80,000.

On October 22, 2019, the Company entered into a Kiosk Acquisition Agreement with Mexico Franchise Opportunity Fund LP ("MFOF"), a related party entity owned approximately 31% by the Company's founder and CEO, Sandro Piancone, and approximately 25% by the Company's founder, Jorge Olson, to purchase 600 vending kiosks for total consideration of $3,638,357, payable by the issuance of 8,000,000 shares of Series A Preferred Shares of the Company to MFOF on or about the same date.

On or about November 6, 2019, the Company issued 400,000 shares of common stock to an entity controlled by its founder, Jorge Olson, in consideration of founding services valued at $4,000.

On or about February 17, 2020, the Company issued 25,000 shares of common stock to a lender (Jerry Halamuda, now considered a related party as he was appointed as a member of the Company's Board of Directors in July 2021) as additional consideration for the lender's loan of $50,000 to the Company. On or about May 17, 2020, the Company issued an additional 25,000 shares of common stock to the lender in consideration of the lender's loan maturity date extension to August 17, 2020, from May 17, 2020.

On or about November 21, 2020, the Company issued 28,000 shares of common stock to two third-party lenders for conversion of debt with 25,000 of such shares issued upon conversion of principal of $25,000, and 3,000 of such shares issued upon conversion of accrued interest of $3,000.

On May 21, 2021, the Company issued 357,006 shares of common stock to eight third-party lenders shares for conversion of debt owed to the lenders, with 336,500 of such shares issued upon conversion of principal of $336,500, and 20,506 of such shares issued upon conversion of accrued interest of $20,506.

On May 21, 2021, the Company issued 127,016 shares of common stock to Mr. Halamuda (now considered a related party as he was appointed as a member of the Company's Board of Directors in July 2021) for conversion of debt owed to Mr. Halamuda, with 125,000 of such shares issued upon conversion of principal of $125,000, and 2,016 of such shares issued upon conversion of accrued interest of $2,016.

On May 21, 2021, the Company issued 51,030 shares of common stock to a lender (Dr. Stuart Titus, now considered a related party as he was appointed as the Company's Chairman of the Board of Directors in July 2021) for conversion of debt owed to Dr. Titus, with 50,000 of such shares issued upon conversion of principal of $50,000, and 1,030 of such shares issued upon conversion of accrued interest of $1,030.

On May 21, 2021, the Company issued 8,757,479 shares of common stock to its preferred shareholder, Mexico Franchise Opportunities Fund LP (“MFOF”), a related party entity owned approximately 31% by the Company's founder and CEO, Mr. Piancone, and approximately 25% by the Company's founder, Mr. Olson, upon conversion of 8,000,000 shares of Series A Preferred Shares of the Company into common stock at $1.00 per share, and  payment of 757,479 shares of common stock for accrued dividends of $757,479, due on the preferred shares, at $1.00 per share.

On May 21, 2021, the Company issued 170,000 shares of common stock to an entity controlled by the Company's founder and CEO, Mr. Piancone, in satisfaction of $170,000 of accrued fees for management services owed to the entity by the Company.

On May 21, 2021, the Company issued 185,000 shares of common stock to an entity controlled by the Company's founder, Mr. Olson, in satisfaction of $185,000 of accrued fees for management services owed to the entity by the Company.

On May 21, 2021, the Company issued 170,000 shares of common stock to an entity controlled by the Company's founder and CEO, Mr. Piancone, for rent of the Company's manufacturing and office facility from January 1, 2020, to May 31, 2021, valued at $171,500.

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On May 21, 2021, the Company issued 100,000 shares of common stock to a third party for information technology, software development, and kiosk technical services to the Company valued at $100,000.

On or about December 6, 2021, the Company sold 805,541 shares of Company common stock at $1.00 per share to 19 investors, 17 of which were third parties. Neville Pearson, Company CFO, and Dr. Stuart Titus, Company director, purchased 50,000 of the shares for $50,000, and 100,000 of the shares for $100,000, respectively. The Company received gross proceeds of $805,541, and net proceeds of $724,255 after payment of commissions and expenses to the Company’s registered broker and the payment of expenses associated with the private offering and the initial public offering hereunder.

On or about December 14, 2021, the Company sold 494,459 shares of Company common stock at $1.00 per share to 5 investors, 4 of which were third parties. The family trust of Jerry Halamuda, Company director, purchased 50,000 of the shares for $50,000. The Company received gross proceeds of $494,459, and net proceeds of $333,309.98 after payment of commissions and expenses to the Company’s registered broker and the payment of expenses associated with the private offering and the initial public offering hereunder.

On or about April 7, 2021, the Company sold 208,000 shares of Company common stock at $2.00 per share to 9 investors, all of which were third parties. The Company received gross proceeds of $416,000, and net proceeds of $355,475 after payment of commissions and expenses to the Company’s registered broker and the payment of expenses associated with the private offering and the initial public offering hereunder.  These shares were sold pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder, as there was no general solicitation in the offering, the investors were accredited, and the transaction did not involve a public offering.

The foregoing shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as there was no general solicitation, and the transactions did not involve a public offering.

No underwriter was engaged in connection with the foregoing sales of securities. The Company has reason to believe that all of the foregoing purchasers were familiar with or had access to information concerning the operations and financial conditions of the Company, and all of those individuals purchasing securities represented that they were accredited investors, acquiring the shares for investment and without a view to the distribution thereof. At the time of issuance, all of the foregoing securities were deemed to be restricted securities for purposes of the Securities Act, and the certificates representing such securities bore legends to that effect.

Item 16. Exhibits

(a) Exhibits.

Exhibit No.	Description
1.1	Form of Underwriting Agreement
3.1	Articles of Incorporation
3.2	Amended and Restated Articles of Incorporation dated April 23, 2021
3.3	Amended and Restated Articles of Incorporation dated September 28, 2021
3.4	Bylaws of Hempacco Co., Inc.
4.1	Form of Representative's Warrant (included in Exhibit 1.1)
5.1†	Opinion of Brunson Chandler & Jones, PLLC as to the legality of the shares
10.1	Agreement for Share Exchange between Hempacco Co., Inc. and Green Globe International, Inc., dated May 21, 2021
10.2	Patent License Agreement between Hempacco Co., Inc., and Old Belt Extracts, LLC d/b/a Open Book Extracts, dated April 1, 2021
10.3	Limited Liability Company Agreement of Cali Vibes D8 LLC, dated April 20, 2021
10.4	Joinder Agreement between Cali Vibes D8 LLC, Hempacco Co., Inc., and BX2SD Hospitality, LLC, dated June 3, 2021
10.5	Assignment Agreement between Hempacco Co., Inc. and Green Globe International, Inc., dated December 14, 2021
10.6	Joinder Agreement of Hemp Hop Smokables LLC, by Hempacco Co., Inc., dated December 14, 2021
10.7	Joint Venture Agreement between Hempacco Co., Inc. and Cheech and Chong’s Cannabis Company, dated January 1, 2022
10.8	Joint Venture Agreement between Hempacco Co., Inc. and StickIt Ltd., dated January 19, 2022
10.9	Purchase Finance Agreement between Hempacco Co., Inc., and Titan General Agency Ltd., dated December 3, 2019
10.10	Loan Agreement between Hempacco Co., Inc. and Courier Labs, LLC, dated June 15, 2020
10.11	Security Agreement between Hempacco Co., Inc. and Courier Labs, LLC, dated June 15, 2020
10.12	Side Letter Agreement & Loan Extension between Hempacco Co., Inc. and Courier Labs, LLC
10.13	12% 6 Month Note issued to Mario Taverna, dated May 4, 2021
10.14	Note Extension Agreement between Hempacco Co., Inc. and Mario Taverna, dated November 5, 2021
10.15	Convertible Promissory Note issued to Miguel Cambero Villasenor, dated May 6, 2021
10.16	Convertible Promissory Note issued to Miguel Cambero Villasenor, dated June 7, 2021
10.17	Convertible Promissory Note issued to Ernest Sparks and Julee A. Sparks, Joint Tenants, dated May 10, 2021
10.18	12% One Year Note issued to Dennis Holba & Raffaella Marsh, dated November 12, 2019 (no longer outstanding)
10.19	Secured Promissory Note issued to Jerry Halamuda, dated February 17, 2020 (no longer outstanding)
10.20	Promissory Note issued to Jerry Halamuda, dated February 16, 2021 (no longer outstanding)
10.21	Promissory Note Agreement Amendment 1 between Hempacco Co., Inc. and Jerry Halamuda, dated May 17, 2020
10.22	12% One Year Note issued to Mario Taverna, dated March 5, 2021 (no longer outstanding)
10.23	12% One Year Note issued to Mario Taverna, dated March 10, 2021 (no longer outstanding)
10.24	12% One Year Note issued to Valentino Mordini, dated March 9, 2021 (no longer outstanding)
10.25	12% One Year Note issued to Romeo Fiori, dated March 10, 2021 (no longer outstanding)
10.26	12% One Year Note issued to J Lin Inc., dated March 15, 2021 (no longer outstanding)
10.27	12% One Year Note issued to Sylvester Barnes, dated April 1, 2021 (no longer outstanding)
10.28	12% One Year Note issued to Roger Ladd, dated April 13, 2021 (no longer outstanding)
10.29	Standard Industrial/Commercial Multi-Tenant Lease Agreement between Hempacco Co., Inc. and Primus Logistics, Inc., dated January 1, 2020
10.30*	Sales and Marketing Agreement between Hempacco Co., Inc., and Cube17, Inc., dated November 6, 2019
10.31*	Consulting & Marketing Agreement between Hempacco Co., Inc., and Strategic Global Partners, Inc., dated January 3, 2020
10.32*	Consulting & Marketing Agreement between Hempacco Co., Inc., and UST Mexico, Inc., dated January 3, 2020
10.33*	Interim Consulting Agreement between Hempacco Co., Inc. and Neville Pearson, dated March 1, 2021
10.34*	Employment Agreement between Hempacco Co., Inc. and Sandro Piancone, dated January 20, 2022
10.35*	Employment Agreement between Hempacco Co., Inc. and Neville Pearson, dated January 20, 2022
10.36*	Employment Agreement between Hempacco Co., Inc. and Jorge Olson, dated February 3, 2022
10.37*	Form of Independent Director Agreement between Hempacco Co., Inc. and each independent director
10.38*	Form of Indemnification Agreement between Hempacco Co., Inc. and each independent director
10.39	Broker Representation Agreement between Hempacco Co., Inc. and Wizards and Kings LLC, dated November 23, 2021
14.1	Code of Ethics and Business Conduct
23.1†	Consent of dbbmckennon LLC
23.2†	Consent of Brunson Chandler & Jones, PLLC (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this registration statement)
99.1	Audit Committee Charter
99.2	Compensation Committee Charter
99.3	Nominating and Corporate Governance Committee Charter
99.4†	Consent of Miki Stephens, Director Nominee
99.5†	Form of Lock-Up Agreement between Underwriter and Shareholder, dated June 3, 2022
107	Filing Fee Table

†	Filed herewith.
*	Executive compensation plan or arrangement.

(b) Financial Statement Schedules.

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the notes thereto.

(b) Financial Statement Schedules.

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on  June 16, 2022.

Hempacco Co., Inc.

By:	/s/ Sandro Piancone
Sandro Piancone Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

*	Chief Executive Officer, President and Director (principal executive officer)	June 16, 2022
Sandro Piancone

*	Chief Financial Officer (principal financial and accounting officer)	June 16, 2022
Neville Pearson

*	Chairman of the Board of Directors	June 16, 2022
Dr. Stuart Titus

*	Member of the Board of Directors	June 16, 2022
Jerry Halamuda

* By:	/s/ Sandro Piancone
Sandro Piancone
Attorney-In-Fact

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